EXHIBIT 4.7

INDENTURE

between

AMERICAN CAPITAL, LTD.

and

WILMINGTON TRUST FSB

as Trustee

Dated as of June 28, 2010

Senior Secured Amortizing Adjustable Fixed Rate Dollar Notes due 2013

Senior Secured Non-Amortizing Call-Protected Adjustable Fixed Rate Dollar Notes due 2013

Senior Secured Non-Amortizing Call-Protected Floating Rate Dollar Notes due 2013

AMERICAN CAPITAL, LTD.

Certain Sections of this Indenture relating to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture Act Section		Indenture Section
§310	(a)(1)	Section 8.9
	(a)(2)	Section 8.9
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	Section 8.9
	(b)	Section 8.8
	(c)	Not Applicable
§311	(a)	Section 8.13
	(b)	Section 8.13
	(c)	Not Applicable
§312	(a)	Section 9.1
	(b)	Section 9.2
	(c)	Section 9.2
§313	(a)	Section 9.3
	(b)	Section 9.3
	(c)	Section 9.3
	(d)	Section 9.3
§314	(a)	Section 9.4
	(a)(4)	Section 5.2(a)
	(b)	Section 14.2
	(c)(1)	Section 1.2
	(c)(2)	Section 1.2
	(c)(3)	Not Applicable
	(d)	Section 14.7
	(e)	Section 1.2
	(f)	Not Applicable
§315	(a)	Section 8.1
	(b)	Section 8.2
	(c)	Section 8.1
	(d)	Section 8.1
	(e)	Section 7.14
§316	(a)(1)(A)	Section 7.12
	(a)(1)(B)	Section 7.13
	(a)(2)	Not Applicable
	(b)	Section 7.8
	(c)	Section 1.4
§317	(a)(1)	Section 7.3
	(a)(2)	Section 7.4
	(b)	Section 5.20
§318	(a)	Section 1.7

NOTE:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

i

v

SCHEDULES

Schedule 3.8	Litigation
Schedule 3.12	Subsidiaries
Schedule 3.23	Deposit Accounts and Securities Accounts
Schedule 5.16(c)	Post Closing Obligations
Schedule 6.1(g)	Existing Hedge Agreements

EXHIBITS

Exhibit A	Form of Security
Exhibit B	Form of Supplemental Indenture
Exhibit C	Form of Confidentiality Agreement
Exhibit D	[Reserved]
Exhibit E	Form of Closing Certificate
Exhibit F	Form of Compliance Certificate
Exhibit G	Form of Quarterly Report
Exhibit H	Opinion of Weil, Gotshal & Manges LLP
Exhibit I	Form of Monthly Report
Exhibit J	Form of Description of Investments
Exhibit K	Portfolio Investment Information

NOTE:	This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

INDENTURE

INDENTURE, dated as of June 28, 2010, between American Capital, Ltd., a Delaware corporation (the “Company”), having its principal office at 2 Bethesda Metro Center, 14th Floor, Bethesda, MD 20814, and Wilmington Trust FSB, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its secured notes to be issued in one or more series as provided in this Indenture.

All acts and things necessary to make this Indenture the valid, binding, and legal obligation of the Company according to its terms have been done and performed.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires or unless such definition is changed or amended in a supplement or amendment to this Indenture:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Trustee, unless any change in GAAP is required by law or at the direction of the SEC; provided that the Company’s compliance with any covenant in Section 5.9 shall be determined on the basis of GAAP in effect on the Closing Date.

(d) all time references in this Indenture and the other Indenture Documents shall be to Eastern Standard Time or Eastern Daylight Time, as applicable, unless otherwise indicated. For purposes of computation of periods of time hereunder, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(e) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture;

(f) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(g) the words “include”, “includes” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import;

(h) references to any Person include the successors and permitted assigns of such Person; and

(i) the following terms have the following meanings:

“2020 Notes” means the Floating Rate Senior Notes, Series 2005-B, due October 30, 2020 issued by the Company.

“2020 Note Exchange” has the meaning set forth in Section 2.2(f).

“ACE Fund” has the meaning set forth in Section 6.3(d).

“ACE Transaction” means any transaction described in Section 6.3(d).

“ACFS” means American Capital Financial Services Inc., a Delaware corporation.

“Acquisition” means the acquisition of (a) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type of security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (b) assets of another Person which constitute all or any material part of the assets of such Person or of a line or lines of business conducted by such Person; provided that the term “Acquisition” shall exclude ACE Transactions, Portfolio Investments and Permitted Securitization Transactions.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.4.

“Additional Interest” means an amount equal to the additional interest, if any, due on the Securities pursuant to Section 2.1(e).

“Adjusted Operating Cash Flow” means, for any period, with respect to the Company and its Consolidated Subsidiaries, net cash provided by operating activities, determined on a consolidated basis in accordance with GAAP as included in the Company’s financial statements delivered to the Trustee and Holders pursuant to Section 5.1(a) or (b) with respect to such period, plus, without duplication and, in the case of clauses (a) through (f) below, to the extent included in the Company’s statement of cash flows delivered to the Trustee and Holders pursuant to Section 5.1(a) or (b) with respect to such period, (a) Interest Expense, (b) cash restructuring charges, (c) cash severance costs, (d) cash litigation charges, (e) other one-time cash charges not to exceed $25,000,000 in the aggregate after the Closing Date, (f) cash income and excise tax expenses (refunds), and (g) Realized Proceeds not required to be applied to the redemption of the Securities by the Company pursuant to Section 2.4(b) or required to be applied to the prepayment of the Loans pursuant to the corresponding provisions of the Credit Agreement or required to be applied to the redemption of any Debt issued by an SPE Subsidiary (such portion of Realized Proceeds (“Retained ACAS Proceeds”), allocated as described in the next paragraph); provided that for each of the four consecutive Fiscal Quarters ending on the last day of the last Fiscal Quarter ended prior to the Closing Date and the portion of the Fiscal Quarter in which the Closing Date occurs ending on the Closing Date, Retained ACAS Proceeds shall be reduced by an amount equal to (i) the amount by which the Total Closing Payment exceeds the amount of the April 2010 Equity Issuance Proceeds, multiplied by (ii) the quotient of (x) the amount of Retained ACAS Proceeds for such Fiscal Quarter (or a portion thereof) divided by (y) the aggregate amount of Retained ACAS Proceeds for all such four-Fiscal Quarters and the portion of the Fiscal Quarter in which the Closing Date occurs ending on the Closing Date.

For purposes of determining Adjusted Operating Cash Flow, Retained ACAS Proceeds in any Fiscal Quarter shall be allocated 25% to the Fiscal Quarter in which such Realized Proceeds are received and 25% to each of the next three succeeding Fiscal Quarters.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semiannual equivalent yield to maturity or the interpolated yield to maturity (on a date count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

“Administrative Agent” has the meaning set forth in the Collateral Trust Agreement.

“Affiliate” of any Person means (a) any other Person which directly, or indirectly through one or more intermediaries, controls such Person, (b) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or (c) any other Person of which such Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided that the term “Affiliate” shall not include any Person that constitutes a Portfolio Investment.

“Affiliated Entity” of any Person means (a) any other Person which directly, or indirectly through one or more intermediaries, controls such Person, (b) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or (c) any other Person of which such Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Amortizing Securities” means the Securities other than the Call-Protected Dollar Securities.

“Applicable Laws” means, for any Person or property of such Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including, without limitation, usury laws, predatory lending laws, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Federal Reserve Board), and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Percentage” means, as of any date of determination, the percentage per annum set forth in the grid below opposite the aggregate outstanding principal amount of Loans and the Outstanding principal amount of Securities on such date:

Aggregate Outstanding Principal Amount of Loans and Securities
> $1,000,000,000	6.5%
< $1,000,000,000	5.5%

In addition, if the Company shall fail to pay any Penalty Amortization Amount with respect to a series of Amortizing Securities in accordance with the schedules set forth in Section 2.2(a) and Section 2.2(f), as applicable, the Applicable Percentage with respect to all series of Securities (including Call-Protected Dollar Securities) shall increase (on a cumulative basis for each such failure, if applicable) by an additional 0.50% per annum for each succeeding day until such time as such unpaid Penalty Amortization Amount and any other Penalty Amortization Amount that has not been paid in accordance with such schedules has been paid. Notwithstanding the foregoing, the Applicable Percentage shall not be subject to additional increases pursuant to the preceding sentence at any time Default Interest is accruing pursuant to Section 2.23 (but any prior or contemporaneous increases shall remain effective).

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary that applies to such transfer, redemption or exchange.

“Applicable Rate” means 6.85% per annum subject to the adjustments set forth in the following paragraph. For the avoidance of doubt, at the Closing Date, if the Call-Protected Fixed Rate Dollar Securities are not rated by any Rating Agencies then the Applicable Rate would be 8.85% per annum. Upon repayment of all Securities (other than the Call-Protected Dollar Securities) and Loans, the Applicable Rate will be 8.85% per annum.

The Applicable Rate will be subject to adjustment from time to time if at least two Rating Agencies downgrade (or subsequently upgrade) the debt rating assigned to the Call-Protected Fixed Rate Dollar Securities (a “rating”) as set forth below:

(i) If the ratings from at least two Rating Agencies are decreased to ratings set forth in the immediately following table, the initial Applicable Rate on the Call-Protected Dollar Securities will increase from the initial Applicable Rate by each of the percentages set forth opposite the two ratings:

Fitch Rating	Interest Rate Adjustment	S&P Rating	Interest Rate Adjustment	Moody’s Rating	Interest Rate Adjustment
BB+	0.25%	BB+	0.25%	Ba1	0.25%
BB	0.50%	BB	0.50%	Ba2	0.50%
BB-	0.75%	BB-	0.75%	Ba3	0.75%
B+ or below	1.00%	B+ or below	1.00%	B1 or below	1.00%

(ii) If at least two Rating Agencies subsequently increase their ratings of the Call-Protected Fixed Rate Dollar Securities to any of the ratings set forth above, the Applicable Rate on the Call-Protected Dollar Securities will be decreased such that the Applicable Rate for the Call-Protected Dollar Securities equals 6.85% plus (if applicable) each of the percentages set forth opposite the ratings from the table above in effect immediately following the increase.

(iii) Each adjustment required by any decrease or increase in the ratings set forth above shall be made independent of any and all other adjustments, provided that if the ratings from three Rating Agencies are decreased to ratings set forth in the table above, then only the lowest two of the three ratings shall be utilized for such adjustments. In no event shall (1) the Applicable Rate for the Call-Protected Dollar Securities be reduced to below 6.85% or (2) the total increase in the Applicable Rate on the Call-Protected Dollar Securities exceed 8.85%.

(iv) If at least two Rating Agencies cease to provide ratings for the Call-Protected Fixed Rate Dollar Securities, any subsequent increase or decrease in the Applicable Rate of the Call-Protected Fixed Rate Dollar Securities necessitated by a reduction or increase in the rating by the Rating Agency continuing to provide the rating shall be twice the percentage set forth in the applicable table above. No adjustments in the Applicable Rate of the Call-Protected Dollar Securities shall be made solely as a result of two Rating Agencies ceasing to provide a rating. If all of the Rating Agencies cease to provide a rating, the Applicable Rate on the Call-Protected Dollar Securities will increase to, or remain at, as the case may be, 8.85%.

(v) Any Applicable Rate increase or decrease, as described above, will take effect from the first day of the interest period during which a rating change requires an adjustment in the Applicable Rate. If the Applicable Rate adjusts up and then subsequently adjusts down during the same interest period, the Applicable Rate shall be determined based on the ratings in effect at the end of the interest period.

(vi) For the purposes of this definition of Applicable Rate only, the following defined terms have the following meanings:

(A) “Fitch” means Fitch Ratings.

(B) “Moody’s” means Moody’s Investors Service, Inc.

(C) “Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Call-Protected Fixed Rate Dollar Securities or fails to make a rating of the Call-Protected Fixed Rate Dollar Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company (as certified by a resolution of the board of directors of the Company) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

(D) “S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“April 2010 Equity Issuance Proceeds” means the cash proceeds received by the Company from the issuance of 58,300,000 shares of the Company’s common stock pursuant to the subscription agreements dated April 19, 2010 among the Company and the purchasers named therein.

“Asset Coverage Ratio” has the meaning set forth in Section 5.9(b).

“Asset Coverage Noncompliance Period” means any period commencing on the last day of any Fiscal Quarter on which the Asset Coverage Ratio is less than the minimum level set forth in Section 5.9(b)(ii)(A), (B) or (C), as applicable (without taking into account the provision in Section 5.9(b)(ii) allowing noncompliance with such covenant level during any one of two consecutive Fiscal Quarters); provided that no Event of Default is continuing on such date, and ending upon the earlier of (i) the first day on which the Asset Coverage Ratio is in compliance with the minimum level set forth in Section 5.9(b)(ii)(A), (B) or (C), as applicable, and (ii) the occurrence of an Event of Default.

“Asset Coverage Ratio” has the meaning set forth in Section 5.9(b).

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 8.14 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Available Assets” means Available Debt Assets, Available Equity Assets, Available Debt Securitization Assets and Available Structured Products Assets.

“Available Debt Assets” means, as of any date of determination thereof, an amount equal to the sum of 100% of each Grade 2 Investment, Grade 3 Investment and Grade 4 Investment. For purposes of determining Available Debt Assets, such investments shall be valued at their Fair Market Value as of such date of determination.

“Available Debt Securitization Assets” means, as of any date of determination thereof, an amount equal to the sum of 85% of the Net Equity Value of each Eligible On-Balance Sheet Securitization as of such date.

“Available Equity Assets” means, as of any date of determination thereof, an amount equal to the sum of 85% of each Eligible Equity Investment (other than Eligible Structured Product Investments and Available Debt Securitization Assets). For purposes of determining Available Equity Assets, such investments shall be valued at their Fair Market Value as of such date of determination.

“Available Structured Products Assets” means, as of any date of determination thereof, an amount equal to the sum of 100% of each Eligible Structured Product Investment. For purposes of determining Available Structured Products Assets, such investments shall be valued at their Fair Market Value as of such date of determination.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101, et seq.), as amended from time to time.

“BLT Securitization Transactions” means the five ACAS Business Loan Trust asset securitizations (designated 2004-1, 2005-1, 2006-1, 2007-1 and 2007-2).

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board of directors.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to a Responsible Officer of the Trustee.

“Business” has the meaning set forth in Section 3.24(b).

“Business Day”, when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that Place of Payment are authorized or required by law or executive order to close and otherwise means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or required by law or executive order to close and if such day relates to any interest rate settings as to a Call-Protected Floating Rate Dollar Security, any fundings, disbursements, settlements and payments in respect of any such Call-Protected Floating Rate Dollar Security, or any other dealings to be carried out pursuant to this Indenture in respect of any such Call-Protected Floating Rate Dollar Security, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.

“Call-Protected Dollar Securities” has the meaning set forth in Section 2.1.

“Call-Protected Fixed Rate Dollar Securities” has the meaning set forth in Section 2.1.

“Call-Protected Floating Rate Dollar Securities” has the meaning set forth in Section 2.1.

“Capital Expenditures” means, for any period, the aggregate of all expenditures by the Company and its Consolidated Subsidiaries for the acquisition or leasing (pursuant to a Capital Lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of the Company and its Consolidated Subsidiaries.

“Capital Lease” means any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six (6) months from the date of acquisition (“Government Obligations”), (b) Dollar denominated (or foreign Currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of any (i) United States commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (ii) bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof, in each case with maturities of not more than six (6) months from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any bank described in clause (b)(ii) (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six (6) months of the date of acquisition, (d) repurchase agreements with a bank or trust company or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States, (e) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, (f) Investments, classified in accordance with GAAP as current assets of the Company or its Subsidiaries, in money market investment programs that are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments (i) in corporate obligations having a remaining maturity of less than two years, issued by corporations having outstanding comparable obligations that are rated in the two highest categories of Moody’s and S&P or no lower than the two highest long term debt ratings categories of either Moody’s or S&P or (ii) of the character, quality and maturity described in clauses (a) through and including (e) of this definition and (g) certificates of deposit or time deposits having in each case a term of not more than one year, issued by any commercial bank incorporated under the laws of any OECD country having combined capital and surplus aggregating of not less than $500,000,000 and a senior unsecured debt rating of “A” (or such other similar equivalent rating) or higher from an internationally recognized rating agency or a nationally recognized rating agency of the country in which such bank is incorporated.

“Certificated Security” means a certificated Security that does not include the Global Securities Legend.

“Closing Date” means June 28, 2010.

“Closing Date Cash” means the aggregate amount of cash and Cash Equivalents of the Company and its Consolidated Subsidiaries at the close of business on the Closing Date after giving effect to the Total Closing Payment, all other payments made by the Company on the Closing Date and all other payments required to be made by the Company on or about the Closing Date in connection with the Transactions, other than Restricted Cash as set forth on the balance sheet in the Company’s Form 10-Q for the last Fiscal Quarter ending prior to the Closing Date.

“Closing Payment” means the cash payment made by the Company on the Closing Date to former holders of the Existing Private Notes and the Existing Public Notes as part of the Debt Restructuring pursuant to the elections made by such holders under the Existing Notes Paydown/Hold Option.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code. Any reference to any provision of the Code shall also be deemed to be a reference to any successor provision or provisions thereof.

“Collateral” has the meaning set forth in the Collateral Trust Agreement.

“Collateral Trust Agreement” means the Collateral Trust and Intercreditor Agreement dated as of the date hereof among the Company, U.S. Bank National Association, as Collateral Trustee, the Administrative Agent and the Trustee.

“Collateral Trustee” has the meaning set forth in the Collateral Trust Agreement.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Qualified Stock” means Capital Stock of the Company issued after the Closing Date that is not subject to any Contractual Obligation requiring redemption thereof prior to the first anniversary of the Maturity Date or allowing the holder thereof to cause the Company or any of its Consolidated Subsidiaries to redeem or purchase such Capital Stock prior to the first anniversary of the Maturity Date.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer (or, in each case, any permitted designee of such Person as may be identified as such in a writing delivered to the Trustee from time to time), and by any Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to a Responsible Officer of the Trustee.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity or interpolated maturity comparable to the remaining term of the Call-Protected Dollar Securities (through August 1, 2012 for these purposes) to be redeemed that would be used, at the time of selection and under customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Call-Protected Dollar Securities (through August 1, 2012 for these purposes).

“Comparable Treasury Price” means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or if the Trustee is provided fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.

“Competitor” means any financial institution or any alternative asset manager, in each case that is in competition with the Company, but excluding banks, funds that primarily invest in publicly traded securities, and insurance companies.

“Compliance Certificate” has the meaning set forth in Section 5.2(a).

“Consolidated Subsidiary” means at any date any Subsidiary the accounts of which, in accordance with GAAP, would be consolidated with those of the Company in its consolidated financial statements as of such date.

“Contingent Indemnification Obligations” means contingent indemnification Obligations for which no claim has been made.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or legally binding undertaking to which such Person is a party or by which it or any of its property is bound.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code but excluding any issuer of an Eligible Equity Investment (other than any Consolidated Subsidiary) which is treated as a single employer with the Company so long as an Insolvency Event has not occurred and could not reasonably be expected to occur with respect to such issuer.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 50 South Sixth Street, Suite 1290 Minneapolis, Minnesota 55402, Ph: 612-217-5632,

Fax: 612-217-5651, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“CRA Ratable Share” at any time means the percentage equivalent of (i) the outstanding principal amount of the Loans at such time divided by (ii) the sum of the aggregate outstanding principal amount of Loans and the aggregate Outstanding principal amount of all series of Securities (other than the Call-Protected Dollar Securities) at such time.

“Credit Agreement” means the “Credit Agreement” as defined in the Collateral Trust Agreement.

“Credit Agreement Documents” means the “Credit Agreement Documents” as defined in the Collateral Trust Agreement.

“Credit Agreement Obligations” has the meaning set forth in the Collateral Trust Agreement.

“Currency” means, with respect to any nation, the lawful currency of such nation.

“Custodian” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.19 as Custodian with respect to the Securities, and any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Debt” of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee under Capital Leases, (e) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker’s acceptance, (f) all redeemable preferred stock of such Person (or corresponding obligation or security in the event such Person is not a corporation), other than Company Qualified Stock, (g) all obligations (absolute or contingent) of such Person to reimburse any bank or other Person in respect of amounts which are available to be drawn or have been drawn under a letter of credit or similar instrument, (h) all indebtedness or obligations of the type described in the preceding clauses (a) through and including (g) and the succeeding clauses (i) through and including (m) of others secured by a Lien on any asset of such Person, whether or not such indebtedness or obligations are assumed by such Person (with the amount of such Debt being the fair market value of such asset if such Person has not assumed or become liable for such indebtedness or obligations), (i) all indebtedness or obligations of the type described in the preceding clauses (a) through and including (h) and the succeeding clauses (j) through and including (m) of others guaranteed by such Person, (j) all principal amounts outstanding and owed to Persons other than the Company or any Subsidiary of the Company in respect of obligations issued in Securitization Transactions, (k) all obligations, direct or indirect (absolute or contingent) of such Person to repurchase property or assets sold or otherwise transferred by such Persons (excluding any customary obligations to repurchase property or assets sold or otherwise transferred in connection with a Securitization Transaction or total return swap), (l) all indebtedness, obligations or liabilities of that Person in respect of derivatives, determined as of such date on a net mark-to-market basis in accordance with customary market practice, and (m) the principal portion of all obligations of such Person under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.

“Debt Restructuring” means (a) the conversion of a portion of the Existing Revolving Loans to Loans under the Credit Agreement and the amendment and restatement of the Existing Credit Agreement pursuant to the Credit Agreement, (b) the exchange of a portion of the Existing Revolving Loans for Securities or cash payment, (c) the exchange of certain Existing Private Notes for Securities or a cash payment, (d) the exchange of at least 85% (or such lesser percentage as agreed in accordance with the terms of the Offering Memorandum) in aggregate principal amount of Existing Public Notes for a cash payment or combination of Securities and cash payment as discussed in the Offering Memorandum, (e) the grant of an equal and ratable security interest in the Collateral to secure the Existing Hedging Obligations and (f) the payment of the Total Closing Payment.

“Default” means any of the events specified in Section 7.1, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

“Default Interest” has the meaning specified in Section 2.23.

“Deposit Account” has the meaning set forth in the Security Agreement.

“Deposit Account Control Agreement” has the meaning set forth in the Security Agreement.

“Depositary” means, with respect to any Security issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 2.19.

“Directing Parties” has the meaning set forth in the Collateral Trust Agreement.

“Disposition” means with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dollars” and “$” means dollars in lawful currency of the United States.

“ECAS” means European Capital Limited.

“Eligible Debt Investments” means Investment Loans that have been purchased or otherwise acquired by the Company or a Consolidated Subsidiary in the ordinary course of business; provided that no such Investment shall be an “Eligible Debt Investment” unless

(a) such Investment is evidenced by an instrument or agreement that has been duly authorized, executed and delivered and is enforceable against the Obligor thereof, (b) such Investment, if applicable, is denominated and payable either in (i) Dollars or (ii) Foreign Investment Currency, (c) such Investment is not subject to any Lien (other than an Inchoate Lien and Liens created by the Security Documents) and, if such Investment is owned by a Consolidated Subsidiary, the Company shall not have pledged or otherwise encumbered the stock of such Consolidated Subsidiary or any direct or indirect parent thereof (other than pursuant to the Security Documents), (d) no right of rescission, set-off, counterclaim, defense or other material dispute has been asserted with respect to such Investment, (e) the Obligor in respect of such Investment is not (i) an individual, (ii) organized or incorporated under the laws of a jurisdiction other than a Permitted Country, or (iii) the subject of an Insolvency Event and (f) such Investment (other than the Unpledged Eligible Investments) and the proceeds thereof are subject to a first priority security interest (subject only to Inchoate Liens) created by the Security Documents.

“Eligible Equity Investments” means Investments in Equity Instruments that have been purchased or otherwise acquired by the Company or a Consolidated Subsidiary in the ordinary course of business; provided that no such Investment shall be an “Eligible Equity Investment” unless (a) such Investment is evidenced by an instrument or agreement that has been duly authorized, executed and delivered and is enforceable against the issuer thereof, (b) such Investment, if applicable, is denominated and payable either in (i) Dollars or (ii) Foreign Investment Currency, (c) such Investment is not subject to any Lien (other than an Inchoate Lien and Liens created by the Security Documents) and, if such Investment is owned by a Consolidated Subsidiary, the Company shall not have pledged or otherwise encumbered the stock of such Consolidated Subsidiary or any direct or indirect parent thereof (other than pursuant to the Security Documents), (d) no right of rescission, set-off, counterclaim, defense or other material dispute has been asserted with respect to such Investment, (e) the issuer in respect of such Investment is not (i) an individual, (ii) organized or incorporated under the laws of a jurisdiction other than a Permitted Country, (iii) the subject of an Insolvency Event or (iv) in default beyond any period of grace with respect to such Investment or any term of any agreement or instrument evidencing such Investment and (f) such Investment (other than the Unpledged Eligible Investments) and the proceeds thereof are subject to a first priority security interest (subject only to Inchoate Liens) created by the Security Documents.

“Eligible On-Balance Sheet Securitization” means any on-balance sheet Permitted Securitization Transaction.

“Eligible Structured Product Investments” means (a) any of the Company’s, any other Indenture Party’s or any SPE Subsidiary’s Investment in CRE CDO 2007-1, Ltd.; provided, however, that no Investment in a debt security issued by CRE CDO 2007-1, Ltd. by any of the foregoing Persons shall continue to constitute an Eligible Structured Product Investment under this part (a) unless such Investment and the proceeds thereof are subject to a first priority security interest (subject only to Inchoate Liens) created by the Security Documents on or before the 45th Business Day after the Closing Date in accordance with Section 5.16(b) and (b) any Eligible Debt Investments and Eligible Equity Investments consisting of commercial mortgage backed securities or collateralized debt obligation securities.

“Environmental Laws” means any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements or any Governmental Authority or other requirement of any Applicable Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health as it relates to exposure to Materials of Environmental Concern or the environment, as now or may at any time be in effect.

“Equipment” has the meaning set forth in the Security Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

“Event of Default” means any of the events specified in Section 7.1; provided that any requirement for the giving of notice or the lapse of time, or both, or any other condition has been satisfied.

“Excess Cash Flow” means, for the Fiscal Year 2010, the period beginning on July 1, 2010 and ending on the last day of such Fiscal Year and for any subsequent Fiscal Year, with respect to the Company and its Consolidated Subsidiaries, the excess, if any, of (a) the sum, without duplication, of (i) net cash provided by operating activities (including interest payments received in cash and income tax cash refunds), determined on a consolidated basis in accordance with GAAP and as disclosed in the Company’s consolidated statements of cash flows delivered to the Trustee pursuant to Section 5.1(a) with respect to such Fiscal Year (or period), (ii) regularly scheduled and mandatory principal payments (and in the case of structured product Investments, all principal payments) received in cash by the Company or any Consolidated Subsidiary on account of its Investments, excluding those Investments constituting collateral for on-balance sheet Permitted Securitization Transactions, and (iii) all payments on, and all Net Cash Proceeds from the Disposition of, Securitization Retained Security Investments, less (b) the sum, without duplication, of (i) to the extent included in clause (a) above, Realized Proceeds, (ii) any cash income earned on account of the Company’s and any Consolidated Subsidiaries’ Investments constituting collateral for on-balance sheet Permitted Securitization Transactions that is retained or used to prepay existing indebtedness that is not held by the Company or any of its Consolidated Subsidiaries, (iii) the aggregate amount of all principal payments of Debt (including the Loans and Securities) and Repurchases of the Loans or the Securities, valued at the cash consideration for such payment, of the Company and its Consolidated Subsidiaries made to a Person other than the Company or any Affiliated Entities thereof with cash included in clause (a) above (but including principal payments of revolving Debt only to the extent accompanying permanent optional commitment reductions), (iv) any cash payments made on account of derivative agreements entered into by the Company or any Consolidated Subsidiary (excluding any derivative agreements related to Eligible Securitization Investments), (v) cash dividends paid to shareholders and cash taxes paid by the Company in respect of deemed distributions by the Company to its shareholders to the extent permitted by Section 6.9, (vi) cash investments made by the Company and any of its Consolidated Subsidiaries in Portfolio Investments and Securitization Retained Security Investments, (vii) the aggregate amount of the cash portion of all Capital Expenditures made by the Company and any of its Consolidated Subsidiaries, (viii) cash financing costs (including fees) paid to Persons other than the Company and its Consolidated Subsidiaries and (ix) the cash purchase price of common stock of the Company held in, or cash contributions consummated on account of, the Company’s deferred compensation trusts, and in each case of (i) through and including (ix) above with respect to or during such Fiscal Year (or period).

“Excess Closing Payment” means the Securities Ratable Share of $579,572,994.1

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Excluded Accounts” has the meaning assigned to such term in the Security Agreement.

“Excluded Assets” has the meaning assigned to such term in the Security Agreement.

“Excluded Subsidiary” means (i) any Foreign Subsidiary, (ii) any SPE Subsidiary, (iii) any Subsidiary existing on the Closing Date (other than ACFS) as long as such Subsidiary continues to conduct business of substantially the same nature conducted by it on the Closing Date and does not have revenues in excess of $1,000,000 for any period of four consecutive Fiscal Quarters or, after the Closing Date, does not have, together with its subsidiaries, consolidated assets or consolidated Debt exceeding $1,000,000 as of the most recently ended Fiscal Quarter, (iv) any Subsidiary created or acquired after the Closing Date as long as such Subsidiary does not have, together with its subsidiaries, consolidated revenues in excess of $1,000,000 for any period of four consecutive Fiscal Quarters or consolidated assets or consolidated Debt exceeding $1,000,000 as of the most recently ended Fiscal Quarter, and (v) ACFS, as long as (x) ACFS continues to conduct business of substantially the same nature conducted by it on the Closing Date, (y) ACFS does not have, together with its subsidiaries, outstanding consolidated Debt (other than Debt owed to the Company or any other Indenture Party) or consolidated net assets, in each case, of more than $1,000,000 in excess of its consolidated Debt or net assets, as applicable, as reflected in ACFS’ December 31, 2009 balance sheet and (z) the amount of loans to and other investments in ACFS by the Indenture Parties does not exceed the amount required by ACFS to satisfy its ordinary course payment obligations.

“Existing Credit Agreement” means the Credit Agreement (as amended, supplemented or otherwise modified prior to the Closing Date), dated as of May 16, 2007, among the Company, the lenders thereunder and Wachovia Bank, National Association, as administrative agent.

“Existing Hedging Obligations” means the hedging obligations under Hedging Agreements listed on Schedule 6.1(g).

“Existing Indenture” means the Indenture, dated as of April 26, 2007, as amended, between the Company and Wilmington Trust Company, as successor to Wells Fargo Bank, National Association, as trustee, under which the Existing Public Notes were issued.

[1]	This amount includes $75,000,000 in respect of the 2020 Notes on the assumption that these will be paid in cash (although it may not occur on the Closing Date).

“Existing Letters of Credit” means the letters of credit issued and outstanding under the Existing Credit Agreement prior to the Closing Date.

“Existing Notes Paydown/Hold Option” means the option of each holder of Existing Private Notes and Existing Public Notes to exchange their Existing Private Notes and Existing Public Notes, as applicable, for the consideration described under the “Notes Paydown Option” or “Notes Hold Option”, as applicable, in the Offering Memorandum.

“Existing Note Purchase Agreements” means (i) the Note Purchase Agreement, dated as of September 1, 2004, among the Company and the holders from time to time party thereto relating to the Company’s 5.92% Senior Notes, Series A, due September 1, 2009 and 6.46% Senior Notes, Series B, due September 2011, (ii) the Note Purchase Agreement, dated as of August 1, 2005, among the Company and the holders from time to time party thereto relating to the Company’s 6.14% Senior Notes, Series 2005-A, due August 1, 2010, (iii) the Note Purchase Agreement, dated as of September 26, 2005, among the Company and the holders from time to time party thereto relating to the Company’s Floating Rate Senior Notes, Series 2005-B, due October 30, 2020 and (iv) the Note Purchase Agreement, dated February 9, 2006, among the Company and the holders from time to time party thereto relating to the Company’s euro-denominated 5.177% Senior Notes, Series 2006-A, due February 9, 2011, and sterling-denominated 6.565% Senior Notes, Series 2006-B due February 9, 2011.

“Existing Private Notes” means (i) the 5.92% Senior Notes, Series A, due September 1, 2009 issued by the Company, (ii) the 6.46% Senior Notes, Series B, due September 2011 issued by the Company (iii) the 6.14% Senior Notes, Series 2005-A, due August 1, 2010 issued by the Company, (iv) the 2020 Notes, (v) the 5.177% Senior Notes, Series 2006-A, due February 9, 2011 issued by the Company and (vi) the 6.565% Senior Notes, Series 2006-B due February 9, 2011 issued by the Company.

“Existing Public Notes” means the 6.85% Senior Notes due August 1, 2012 issued by the Company.

“Existing Revolving Loans” means the revolving loans outstanding under the Existing Credit Agreement.

“Expiration Date” has the meaning specified in Section 1.4.

“Fair Market Value” means with respect to any Investment, including, without limitation, Pledged Investments, the fair market value of such Investment as required to be determined by, and in accordance with, the Investment Company Act and any orders of the SEC issued to the Company, all as determined by the board of directors of the Company and reviewed by its independent auditors. Fair Market Value for Eligible Structured Product Investments shall be updated quarterly consistent with past practice.

“Fiscal Month” means any fiscal month of the Company.

“Fiscal Quarter” means any fiscal quarter of the Company.

“Fiscal Year” means the fiscal year of the Company for accounting purposes ending on December 31 of each calendar year and when preceded or followed by the designation of a calendar year (e.g., 2009 Fiscal Year means the Fiscal Year of the Company ending on December 31 of such designated calendar year).

“Fitch” means Fitch, Inc. or any successor thereto.

“Fixed Rate Dollar Securities” has the meaning set forth in Section 2.1.

“Fixtures” has the meaning set forth in the Security Agreement.

“Follow-On Investments” has the meaning assigned to such term in the definition of “Permitted Investment Amount”.

“Foreign Investment Currency” means any Currency of a Permitted Country other than Dollars.

“Foreign Subsidiary” has the meaning set forth in the Collateral Trust Agreement.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in effect in the United States applied on a consistent basis, subject to the provisions of Section 1.1(c).

“Global Security” means a global Security in the form of Exhibit A hereto that evidences all or part of any Security and bears the legend set forth in Section 2.15 and is deposited with or on behalf of, and registered in the name of, the Depositary or its nominee.

“Global Security Legend” means the legend set forth in Section 2.15, which is required to be placed on all Global Securities issued under this Indenture.

“Government Obligations” has the meaning set forth in the definition of “Cash Equivalents”.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court or arbitrator and any accounting board or authority (whether or not a part of the government) which is responsible for the establishment or interpretation of national or international accounting principles.

“Grade” means grades 1 through 4, each as determined in accordance with the risk rating scale of the Company, as of any date of determination, and pertaining to any Investment Loan or any Eligible Debt Investment. The Company shall not change such risk rating scale in any manner materially adverse to the Holders without the consent of the Administrative Agent.

“Grade 1 Investment” means any Eligible Debt Investment with a Grade of 1.

“Grade 2 Investment” means any Eligible Debt Investment with a Grade of 2 and any Eligible Debt Investment that is a rated security that has been downgraded from its initial rating.

“Grade 3 Investment” means any Eligible Debt Investment with a Grade of 3 and any Eligible Debt Investment that is a rated security that has not been downgraded from its initial rating.

“Grade 4 Investment” means any Eligible Debt Investment with a Grade of 4.

“Grantor” has the meaning set forth in the Collateral Trust Agreement.

“Guaranteed Obligations” has the meaning set forth in Section 13.1.

“Hedging Agreements” means, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or Currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements.

“Holder” means a Person in whose name a Security is registered in the applicable Security Register from time to time.

“Inchoate Liens” means (a) materialmen’s, warehousemen’s, mechanics’ and other Liens arising by operation of law in the ordinary course of business for sums not due or sums that are being contested in good faith with appropriate proceedings and (b) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith with appropriate proceedings.

“Indemnified Liabilities” has the meaning set forth in Section 5.17(a).

“Indemnified Person” has the meaning set forth in Section 5.17(a).

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, except as otherwise provided herein, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of the Securities; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the or those particular series of Securities for which such Person is Trustee, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

“Indenture Documents” means the “Public Note Documents” as defined in the Collateral Trust Agreement.

“Indenture Party” means the Company and each Subsidiary Guarantor, if any.

“Indenture Secured Parties” means holders of any Obligations.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Insolvency” means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

“Insolvency Event” means with respect to a specified Person, (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Interest Expense” means, with respect to the Company and its Consolidated Subsidiaries, and for any period, the total consolidated interest expense (including, without limitation, capitalized interest expense and interest expense attributable to obligations under Capital Leases) payable in cash of the Company and its Consolidated Subsidiaries and in any event shall include all interest expense payable in cash with respect to any Debt in respect of which any of the Company or its Consolidated Subsidiaries is wholly or partially liable; provided that for the purposes of determining Interest Expense for the period of four consecutive Fiscal Quarters of the Company ending on each of September 30, 2010, December 31, 2010 and March 31, 2011,

Interest Expense for the relevant period shall be deemed to equal Interest Expense for such Fiscal Quarter (and, in the case of the latter two such determinations, each previous Fiscal Quarter commencing after the Closing Date) multiplied by 4, 2 and 4/3, respectively.

“Interest Payment Date” means the date specified for that purpose in the Securities.

“Interest Period” means, with respect to any Call-Protected Floating Rate Dollar Security:

a.	initially, the period commencing on and including the Closing Date and ending three months thereafter; and

b.	thereafter, each period commencing on the last day of the immediately preceding Interest Period and ending one, two, three or six months thereafter, as selected by the Company by irrevocable notice as set forth in an Officers’ Certificate delivered to the Trustee (who shall provide notice to Holders of such ending date within two Business Days of such delivery) and publicly filed with the SEC not less than two (2) Business Days prior to the last day of the then current Interest Period with respect thereto; provided that the foregoing provisions are subject to the following:

i.	if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

ii.	any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

iii.	if the Company shall fail to give notice as provided above, the Company shall be deemed to have selected an Interest Period ending three months after the immediately preceding Interest Period; and

iv.	any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

“Inventory” has the meaning set forth in the Security Agreement.

“Investment” means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, guarantee or assumption of any obligation of such Person, the provision of Staple Financing to such Person, causing the issuance of a letter of credit to support obligations of such Person, or otherwise.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time, and all rules and regulations promulgated thereunder.

“Investment Loan” means any commercial mortgage backed security or collateralized debt obligation security or senior or subordinate loan arising from the extension of credit to an Obligor by the Company or a Subsidiary of the Company in the ordinary course of business of the Company or such Subsidiary of the Company (including, without limitation, monies due or owing and all other amounts received from time to time with respect to such loan receivable).

“Investments in Equity Instruments” means each Investment owned by the Company or any Consolidated Subsidiary in (a) common stock, partnership interests or membership interests of any Person and that is classified as “Common Stock,” “Partnership Units” or “Membership Units” on the consolidated schedule of investments of the Company for the then most recently ended Fiscal Quarter, (b) preferred stock (other than redeemable preferred stock) of any Person and that is classified as “Preferred Stock” on the consolidated schedule of investments of the Company for the then most recently ended Fiscal Quarter, (c) redeemable preferred stock of any Person and that is classified as “Redeemable Preferred Stock” on the consolidated schedule of investments of the Company for the then most recently ended Fiscal Quarter and (d) warrants to purchase common stock, partnership interests or membership interests of any Person and that is classified as “Common Stock Warrants,” “Partnership Unit Warrants” or “Membership Unit Warrants” on the consolidated schedule of investments of the Company for the then most recently ended Fiscal Quarter.

“LIBOR” means with respect to each day during each Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the Reuters Screen LIBOR 01 Page as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on such page (or otherwise on such screen), the “LIBOR” shall be determined by reference to the comparable rate published by the Wall Street Journal. In the event that such rate does not appear in the Wall Street Journal, the “LIBOR” shall be determined by reference to the comparable rate appearing in the Company’s largest (measured by outstanding Debt and commitments in respect of Debt) agreement governing Debt containing a comparable rate, as set forth in an Officers’ Certificate delivered to the Trustee. In the event no such agreement exists, the “LIBOR” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected in good faith by an authorized officer of the Company, as set forth in an Officers’ Certificate delivered to the Trustee. Notwithstanding the foregoing, LIBOR shall not be less than 2% per annum on any day.

“LIBOR Rate” means a rate per annum (rounded upwards to the next higher whole multiple of 1/100th of 1% if such rate is not such a multiple) determined by the Trustee pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00 - LIBOR Reserve Percentage

“LIBOR Reserve Percentage” means for any day, the percentage (expressed as a decimal and rounded upwards to the next higher whole multiple of 1/100th of 1% if such rate is not such a multiple) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City, as reflected in Regulation D (12 C.F.R. 204.4(f), available at www.federalreserve.gov).

“Lien” means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, servitude or encumbrance of any kind in respect of such asset to secure or assure payment of a Debt or a guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Indenture, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

“Loan” means the loans borrowed under the Credit Agreement on the Closing Date, and Permitted Refinancing Debt in respect thereof.

“Management Contract” has the meaning set forth in Section 6.3(d).

“Managementsub” has the meaning set forth in Section 6.3(d).

“Managementsub Parent” has the meaning set forth in Section 5.14.

“Margin Stock” means “margin stock” as defined in Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

“Material Adverse Change” means with respect to any Person, any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

“Material Adverse Effect” means with respect to any event or circumstance, a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Consolidated Subsidiaries, taken as a whole, (b) the validity, enforceability or collectability of this Indenture or any other Indenture Document, or (c) the ability of (i) the Company to perform any of its obligations under this Indenture or any other Indenture Document or (ii) any other Indenture Party to perform its payment obligations under this Indenture or any other Indenture Document.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous, radioactive or toxic substances, materials, or wastes, regulated pursuant to or that give rise to liability under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, toxic mold and urea-formaldehyde insulation.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of election to seek repayment or otherwise.

“Maturity Date” means December 31, 2013.

“Minimum Net Proceeds” has the meaning set forth in Section 6.3(d).

“Monthly Report” has the meaning set forth in Section 5.1(c).

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Mortgaged Properties” means the real properties, if any, as to which the Collateral Trustee for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages.

“Mortgages” means each of the mortgages and deeds of trust made by any Indenture Party in favor of, or for the benefit of, the Collateral Trustee for the benefit of the Secured Parties, in the Administrative Agent’s standard form for the applicable jurisdiction (modified in a manner consistent with the Collateral Trust Agreement to run in favor of the Collateral Trustee, for the benefit of the Secured Parties, to secure the Secured Obligations).

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA as to which any member of the Controlled Group has any liability (contingent or otherwise), including, without limitation, by reason of Sections 4201, 4204 or 4212 of ERISA.

“Net Cash Proceeds” means (a) in connection with any Disposition, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys’ fees, accountants’ fees, investment banking fees, brokers’ fees, amounts required to be applied to the repayment of indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Disposition (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Debt, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, accountants’ fees, investment banking fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith. For the avoidance of doubt, proceeds reinvested in Staple Financings are excluded from Net Cash Proceeds and included only in the periods in which and to the extent that Staple Financing is repaid or redeemed by the underlying obligor.

“Net Equity Value” of any Eligible On-Balance Sheet Securitization means, as of any date of determination thereof and without duplication, the sum of (i) the Fair Market Value of all Investments, other than Grade 1 Investments, owned by the applicable Securitization Issuer and (ii) cash and Cash Equivalents owned by the applicable Securitization Issuer, less the outstanding principal amount of all Debt issued by the applicable Securitization Issuer and owed to any Person other than the Company or any of its Subsidiaries as of such date.

“Net Income” means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

“Notice of Acceleration” has the meaning set forth in the Collateral Trust Agreement.

“Obligations” means the “Public Note Obligations” as defined in the Collateral Trust Agreement.

“Obligor” means with respect to any Investment, the Person or Persons obligated to make payments pursuant to such Investment, including any guarantor thereof.

“OECD” means the Organization for Economic Co-operation and Development.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Offering Memorandum” means the Company’s Confidential Out-of-Court Exchange Offering Memorandum and Solicitation of Consents and Disclosure Statement and Solicitation of Votes Related to an In-Court Standby Prepackaged Plan of Reorganization, dated May 3, 2010, as amended from time to time prior to the Closing Date.

“Officers’ Certificate” means a certificate signed in the name of the Company (1) by the Chairman of the Board, the Chief Executive Officer or the Chief Financial Officer (or, in each case, any permitted designee of such Person as may be identified as such in a writing delivered to the Trustee from time to time), and (2) by any President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing a Compliance Certificate shall be the Chief Executive Officer or Chief Financial Officer of the Company.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities for whose payment or redemption or repayment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or irrevocable instructions from the Company therefore have been delivered to the Trustee; and

(iii) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, Securities owned by the Company or any other obligor upon the Securities or any Affiliated Entity of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliated Entity of the Company or of such other obligor.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“PATRIOT Act” has the meaning set forth in Section 3.22.

“Paying Agent” means any Person authorized by the Company to pay the principal of or interest on any Securities or any fee or other amount payable under this Indenture on behalf of the Company.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Penalty Amortization Amount” means, on each date set forth in the grid provided in Section 2.2(a), the amount under the title “Penalty Amortization Amount” set forth opposite such date, as such amount may be adjusted in accordance with Section 2.2(f).

“Permitted Country” means (a) with respect to Portfolio Investments in existence on the Closing Date and Follow-On Investments, each of Australia, Austria, Belgium, British Virgin Islands, Canada, Channel Islands, Cayman Islands, China, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Japan, Luxembourg, Portugal, Spain, Sweden, the Netherlands, the United Kingdom or the United States, in each case to the extent the relevant issuer or Obligor is organized under the laws of such country and (b) with respect to Portfolio Investments made after the Closing Date (other than Follow-On Investments), Canada, France, Germany, the United Kingdom or the United States.

“Permitted Investment Amount” means, at any time, an amount equal to the excess of (A) the sum, without duplication of (i) Realized Proceeds received after the Closing Date that are not required to be applied to prepay or redeem the Loans or the Securities, (ii) the April 2010 Equity Issuance Proceeds, (iii) Net Cash Proceeds received by the Company from the issuance of Company Qualified Stock after the Closing Date that are not required to be applied to prepay or redeem the Loans or the Securities, (iv) the portion of Excess Cash Flow for any Fiscal Year (or, in the case of Fiscal Year 2010, the portion thereof beginning on the first day of the first Fiscal Month after the Closing Date and ending on the last day of such Fiscal Year) that is not required to prepay or redeem the Loans or the Securities and (v) the amount by which the Closing Date Cash exceeds the amount of the April 2010 Equity Issuance Proceeds (provided that (x) the amount described in this clause (v), if used to make or fund Investments, may be used only to fund additional Investments in Portfolio Investments existing on the Closing Date (“Follow-On Investments”) and (y) for avoidance of doubt, amounts described in the preceding clauses (i) through and including (iv) may be used to make Follow-On Investments) as of such time less (B) the amount used to make Investments pursuant to Section 6.4(a) and Section 6.5(g) and Repurchases of the Loans and the Securities pursuant to Section 2.4(d) and Section 6.12 as of such time. Any permitted Staple Financing provided by the Company or any of its Subsidiaries shall not reduce the Permitted Investment Amount.

“Permitted Liens” means with respect to the Company’s interest in the Related Property related to any Investment, any of the following as to which no enforcement, collection, execution, levy or foreclosure proceedings shall have been commenced: (a) materialmen’s, warehousemen’s, mechanics’ and other liens arising by operation of law in the ordinary course of business for sums not due or sums that are being contested in good faith, (b) Liens for federal, state, municipal and other taxes if such taxes are not at the time due and payable or if the Obligor shall currently be contesting the validity thereof in good faith by appropriate proceedings, (c) Liens held by senior lenders with respect to Investments in subordinated or junior lien debt, (d) Liens in favor of a collateral agent on behalf of all noteholders of the related Obligor, and (e) other Liens permitted under the documents in respect of the related Investment.

“Permitted Refinancing Debt” means with respect to the Securities or the Loans (in this context, “Refinanced Debt”), Debt of the Company that satisfies the following conditions: (i) such Debt is unsecured or, if such Debt is secured, the intercreditor arrangements with respect to such Debt are at least as favorable (as determined by a resolution adopted in good faith by a majority of the board of directors of the Company as set forth in an Officers’ Certificate delivered to the Trustee) to the holders of the Obligations as are set forth in the Collateral Trust Agreement and the Security Documents, (ii) the principal amount of such Debt is no greater than the sum of the principal amount of the Refinanced Debt plus accrued and unpaid interest thereon and any fees and premiums arising or paid in connection with such refinancing, (iii) such Debt has no required (scheduled and mandatory) principal payments, redemptions, defeasances or repurchases that are greater than or earlier than those under the Refinanced Debt, (iv) the terms of such Debt are not more restrictive or burdensome on the Company and its Consolidated Subsidiaries, in any material respect, than the terms of the Refinanced Debt, (v) if required to be guaranteed, such Debt is guaranteed only by Subsidiary Guarantors pursuant to guarantee provisions consistent with the guarantee provisions in this Indenture, (vi) the effective interest rate (including fees and original issue discount) applicable to such Debt is no higher than the effective interest rate on the Refinanced Debt and (vii) any covenants and events of default contained in such Debt that are more restrictive than those in the Refinanced Debt, and any other provisions of such Debt that are more favorable to the holders thereof than those in the Refinanced Debt, shall be incorporated mutatis mutandis in this Indenture (and the Company agrees to notify promptly the Trustee in reasonable detail of any such more restrictive covenants and events of default or more favorable other provisions). Prior to August 1, 2012, any Permitted Refinancing Debt with respect to Amortizing Securities or Loans that constitutes secured Debt that is pari passu with the Call-Protected Dollar Securities shall contain waterfall provisions such that any proceeds from asset sales used by the Company to optionally prepay or redeem such Permitted Refinancing Debt or the Call-Protected Dollar Securities shall be applied to such Permitted Refinancing Debt prior to being applied to the Call-Protected Dollar Securities.

“Permitted Securitization Transaction” means:

(a) each BLT Securitization Transaction as to which and for so long as all Securitization Retained Security Investments issued in connection with such BLT Securitization Transaction are owned by the Company or any other Indenture Party and, together with the proceeds thereof, are subject to a first priority security interest (subject only to Inchoate Liens) created by the Security Documents; provided that failure of the Company or any other Indenture Party to own any such Securitization Retained Security Investments during the period provided by Section 5.16(a) shall not cause such BLT Securitization Transaction to fail to constitute a Permitted Securitization Transaction and; provided, further, that in no event shall the failure of the Company or any other Indenture Party to own any such Securitization Retained Security Investments cause such BLT Securitization Transaction to cease to constitute a Permitted Securitization Transaction for the purposes of Section 6.1(e) or Section 6.2(b); and

(b) any transaction or series of transactions entered into by the Company and/or any of its Subsidiaries in connection with an on-balance sheet Securitization Transaction pursuant to which the Company and/or any of its Subsidiaries may sell, convey or otherwise transfer to an SPE Subsidiary and such SPE Subsidiary may sell, convey or otherwise transfer or grant a security interest in, any Investment Loan or any portion thereof or interest therein and related rights and assets (whether now existing or arising in the future); provided that:

(i)	no Event of Default described in Section 7.1(a) or (e) has occurred and is continuing and the Company is in compliance with Section 5.9 at the time of entering into such Permitted Securitization Transaction and, after giving effect to such Permitted Securitization Transaction on a pro forma basis, no Event of Default shall result therefrom;

(ii)	no portion of Debt or any other obligations (contingent or otherwise) of an SPE Subsidiary or other Person in connection with such Permitted Securitization Transaction (i) is guaranteed by the Company or its Subsidiaries (excluding Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or its Subsidiaries (other than the relevant SPE Subsidiaries) for payment other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or its Subsidiaries (other than the relevant SPE Subsidiaries), directly or indirectly, contingently or otherwise, to the satisfaction of obligations incurred in such transactions, other than pursuant to Standard Securitization Undertakings;

(iii)	the Company and its Subsidiaries (other than the relevant SPE Subsidiaries) do not have any obligation to maintain or preserve the financial condition of the applicable SPE Subsidiaries, or any other Person in connection with such transaction or cause such SPE Subsidiaries to achieve certain levels of operating results; and

(iv)	all Securitization Retained Security Investments issued in connection with such on-balance sheet Securitization Transactions are owned by the Company or any other Indenture Party and, together with the proceeds thereof, are subject to a first priority security interest (subject only to Inchoate Liens) created by the Security Documents; provided that this condition (iv) will be deemed met if all Securitization Retained Security Investments issued in connection with such on-balance sheet Securitization Transaction shall, within 45 Business Days following the issuance of such Securitization Retained Security Investments on the closing of such on-balance sheet Securitization Transaction, be owned by the Company or any other Indenture Party and, together with the proceeds thereof, be subject to a first priority security interest (subject only to Inchoate Liens) created by the Security Documents; provided, further, that if the requirement under this clause (iv) could reasonably be expected to (x) result in material adverse tax consequences to the Company under the Code or (y) have a material adverse effect on (i) the monetary benefits reasonably expected to be derived by the Company from such on-balance sheet Securitization Transaction or (ii) the ability of the Company to implement a desired structure for such transaction necessary for valid business purposes or for regulatory, tax or other legal compliance purposes, in each case as determined by the Company in its reasonable business judgment and certified to the Collateral Trustee, then such Securitization Retained Security Investments may be held by a non-Indenture Party which is a Wholly Owned Subsidiary of the Company, all of the Capital Stock of which is held by an Indenture Party and, together with the proceeds thereof, subject to a first priority security interest (subject to only Inchoate Liens) created by the Security Documents.

“Person” means an individual, a corporation, a limited liability company, a partnership (including without limitation, a joint venture), an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

“Place of Payment”, when used with respect to the Securities, means the place or places where the principal of and interest on the Securities and fees and other amounts payable under this Indenture are payable as specified in the Securities.

“Plan” means, at any time, a Single Employer Plan or a Multiemployer Plan.

“Pledged Investments” means all Investments owned by the Company or any Consolidated Subsidiary pledged or otherwise encumbered by the Company or such Consolidated Subsidiary as security for a Secured Obligation.

“Pledged Notes” has the meaning set forth in the Security Agreement.

“Pledged Stock” has the meaning set forth in the Security Agreement.

“Portfolio Investment Information” has the meaning set forth in Section 5.22.

“Portfolio Investments” means Investments (other than Investments in Cash Equivalents) made by the Company or any of its Subsidiaries in the ordinary course of business and consistent with practices existing on December 31, 2009 as updated from time to time consistent with reasonable industry practices in a Person that is accounted for under GAAP as in effect on the Closing Date as a portfolio investment of the Company or such Subsidiary. For the avoidance of doubt and in accordance with GAAP as in effect on the Closing Date, Portfolio Investments include, without limitation, Investments in structured products (such as CLOs and CDOs), debt and equity securities and loans. Notwithstanding the foregoing, Portfolio Investments do not include Investments made by the Company or any of its Subsidiaries in equity and debt securities issued in on-balance sheet Securitization Transactions.

“Prepayment Deposit Account” means account no. 153910737136 titled “American Capital, Ltd. Prepayment Account” maintained in the name of the Company with U.S. Bank National Association, as depositary, which Deposit Account shall be subject to a Deposit Account Control Agreement in favor of the Collateral Trustee. Except as provided in Section 2.4(c), the Company and its Subsidiaries shall have no rights (including, without limitations, to make withdrawals from or give instructions) with regards to the Prepayment Deposit Account or any funds contained therein.

“Prepayment Deposit Balance” means, with respect to events occurring in any Fiscal Quarter, an amount equal to the additional amount required to be deposited in the Prepayment Deposit Account such that the total amount on deposit in the Prepayment Deposit Account following the deposit of such additional amount is equal to the aggregate principal amount of the Securities required to be redeemed pursuant to Section 2.4(b) and the Loans required to be prepaid pursuant to the corresponding provision of the Credit Agreement, in each case in connection with events that have occurred in such Fiscal Quarter.

“Prepayment Deposit Excess Amount” means, with respect to amounts deposited in the Prepayment Deposit Account pursuant to Section 2.4(c)(i) in connection with events occurring in any Fiscal Quarter, an amount equal to the excess of such amount over the amount that is required to be applied to the repayment of the Loans and the redemption of Securities as set forth in the Quarterly Prepayment Schedule delivered with respect to such Fiscal Quarter.

“Prepayment Percentage” means, as of any date of determination, the percentage set forth in the grid below opposite the aggregate principal amount of outstanding Loans and Outstanding Securities of all series on such date:

Aggregate Outstanding Principal Amount of Loans and Securities	Prepayment Percentage
>$950,000,000	50%
< $950,000,000	25%

“Private Placement Legend” has the meaning set forth in Section 2.15(a)(iii).

“Pro Forma Balance Sheet” has the meaning set forth in Section 3.1(a).

“Prohibited Transaction” has the meaning assigned to such term in Section 406 of ERISA and Section 4975(f)(3) of the Code.

“Properties” has the meaning set forth in Section 3.24(a).

“QIB” means any “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

“Quarterly Prepayment Schedule” means a schedule setting forth in reasonable detail the calculation used by the Company in determining the amounts required to be applied to the redemption of the Amortizing Securities pursuant to Section 2.4(b) and Loans required to be repaid pursuant to the corresponding provisions of the Credit Agreement, in each case in connection with events that have occurred during the Fiscal Quarter for which such Quarterly Prepayment Schedule is being delivered.

“Quarterly Report” has the meaning set forth in Section 5.1(c).

“Quotation Agent” means one Reference Treasury Dealer appointed by the Company.

“Realized Proceeds” means (i) Net Cash Proceeds received by the Company or any Subsidiary (including dividends and distributions received by the Company or any Subsidiary from Dispositions of Capital Stock or assets by Portfolio Investments) from the Disposition of any Portfolio Investment (including debt, equity and structured product assets), (ii) voluntary prepayments received in cash from any Portfolio Investment consisting of Debt (other than Debt under a revolving credit commitment to the extent the credit commitments under such revolving credit commitment are not permanently reduced or terminated at such time) and (iii) payments received in cash at or after the scheduled final maturity of any Investment Loan.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which such Security is to be redeemed pursuant to this Indenture.

“Reference Treasury Dealer” means each of J.P. Morgan Securities Inc. and Banc of America Securities LLC and their respective successors and any other primary treasury dealer selected by the Company. If any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City, the Company must substitute another primary treasury dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company and the Trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day before the Redemption Date.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities means the date specified for that purpose in the Securities.

“Related Property” means with respect to any Investment, any property or other assets of the Obligor thereunder pledged as collateral to secure the repayment of such Investment.

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived under PBGC Reg. §4043.

“Repurchase” means, with respect to any Debt, any payment, prepayment, redemption, purchase, repurchase, defeasance, exchange, conversion or other acquisition or retirement for value of such Debt other than the exchange of any Securities of any series for Securities of any other series in an aggregate principal amount equal to the principal amount of the Securities being exchanged (each, a “Retirement”), in each case other than Retirements that constitute scheduled payments and redemptions and mandatory prepayments, purchases and redemptions of such Debt. “Repurchased” shall have a corresponding meaning.

“Required Holders” means, as of any date of determination, Holders holding in the aggregate greater than 50% of the total Outstanding principal amount of all of the Securities (acting together as a single class).

“Responsible Officer” means (a) when used with respect to the Company, any Executive Vice-President, any Senior Vice President, any President, any Vice President, the Chief Executive Officer or the Chief Financial Officer of the Company and (b) when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and/or who shall have direct responsibility for the administration of this Indenture.

“Restricted Beneficial Holder” means each beneficial holder of a Security that has elected to receive the information set forth in Section 5.1(c), Section 5.2, Section 5.6(b) and Section 5.6(c) by delivering a confidentiality agreement to the Company, with a copy to the Trustee, in the form set forth as Exhibit C, which confidentiality agreement has not been terminated or revoked, has not expired and remains in full force and effect.

“Restricted Cash” means cash and Cash Equivalents that are subject to a Lien (other than Liens created under this Indenture or the other Indenture Documents).

“Restricted Payment” means (a) any dividend or other distribution on any shares of the Company’s or any Subsidiary’s Capital Stock (except dividends payable solely in shares of the Company’s common stock, including Company Qualified Stock) or (b) any payment on account of the purchase, redemption, retirement or acquisition of (i) any shares of the Company’s or any Subsidiary’s Capital Stock (except payments in the form of Company’s Qualified Stock) or (ii) any option, warrant or other right to acquire shares of the Capital Stock of the Company or any Subsidiary. For the avoidance of doubt, purchases of common stock of the Company held in the Company’s deferred compensation trusts shall not constitute a Restricted Payment.

“Retained Cash” means, at any time, an amount equal to the sum of (i) Net Cash Proceeds from issuance of Capital Stock, (ii) Realized Proceeds and (iii) the portion of Excess Cash Flow for any Fiscal Year, in each case of (i), (ii) and (iii) above that are not required to be applied to the repayment of the Loans pursuant to the Credit Agreement or the redemption of the Securities pursuant to this Indenture.

“Retirement” or “Retired” has the meaning set forth in the definition of “Repurchase”.

“Rule 144A Global Security” has the meaning set forth in Section 2.15(a)(ii).

“RIC” means a Person qualifying for treatment as a “regulated investment company” under the Code (including the availability of the dividends paid deduction).

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Scheduled Amortization Amount” means, on each date set forth in the grid provided in Section 2.2(a), the amount under the title “Scheduled Amortization Amount” set forth opposite such date, as such amount may be adjusted in accordance with Section 2.2(f).

“SEC” means the United States Securities and Exchange Commission and any successor federal agency.

“Secondary Realized Proceeds” means Realized Proceeds from any Portfolio Investment if the making of such Portfolio Investment was funded with Retained Cash.

“Secured Creditors” has the meaning set forth in the Collateral Trust Agreement.

“Secured Debt” means, as of any date, an amount equal to the sum, as of such date, of (i) the aggregate principal amount outstanding of the Loans and the Securities on such date and (ii) the amount of obligations outstanding under any Existing Hedging Obligations following a termination event thereunder that appear as a liability on the consolidated balance sheet of the Company on such date; in each case to the extent such obligations are purported to be secured by the Collateral pursuant to the Security Documents.

“Secured Obligations” has the meaning set forth in the Collateral Trust Agreement.

“Secured Parties” has the meaning set forth in the Collateral Trust Agreement.

“Securities” has the meaning set forth in Section 2.1.

“Securities Account” has the meaning set forth in the Security Agreement.

“Securities Account Control Agreement” has the meaning set forth in the Security Agreement.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Securities Ratable Share” at any time means the percentage equivalent of (i) the aggregate Outstanding principal amount of Securities (other than Call-Protected Dollar Securities) of all series divided by (ii) the sum of the aggregate principal amount of (x) Loans outstanding at such time and (y) all series of Securities (other than Call-Protected Dollar Securities) Outstanding at such time.

“Securitization Issuer” means an SPE Subsidiary or other special purpose entity that is the issuer of asset-backed securities in a Securitization Transaction.

“Securitization Retained Security Investments” means Investments made by the Company or any Subsidiary in debt or equity securities (including Capital Stock) issued by a SPE Subsidiary in connection with an on-balance sheet Securitization Transaction.

“Securitization Transaction” means any financing transaction undertaken by the Company or an Affiliate of the Company that is secured, directly or indirectly, by one or more Investment Loans or any portion thereof or interest therein and related rights and assets, including any sale, lease, whole loan sale, asset securitization, secured loan or other transfer of one or more Investment Loans or any portion thereof and related rights and assets or interest therein.

“Security Agreement” has the meaning set forth in the Collateral Trust Agreement.

“Security Documents” means the Trust Security Documents as defined in the Collateral Trust Agreement.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 2.19.

“Single Employer Plan” means any employee pension benefit plan (as defined in Section 3(2) of ERISA) (other than a Multiemployer Plan) which is subject to Title IV of ERISA or the minimum funding standards under ERISA and the Code and in respect of which the Company or any member of the Controlled Group is (or if such Single Employer Plan were terminated would under Section 4062 or 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“SPE Subsidiary” means a special purpose entity that is a Wholly Owned Subsidiary of the Company, created for the sole purpose of, and whose only business shall be, acquisition of Investment Loans pursuant to a Securitization Transaction and those activities incidental or related to a Securitization Transaction including, without limitation, the issuances of securities in connection with such Securitization Transaction.

“Special Record Date” for the payment of any Default Interest means a date fixed by the Trustee pursuant to Section 2.23.

“Standard Securitization Undertakings” means representations, warranties, covenants, guarantees and indemnities entered into by the Company or its Subsidiaries that are reasonably customary in Securitization Transactions and transactions similar to ACE Transactions.

“Staple Financing” means any Debt financing provided by the Company and its Subsidiaries to a Portfolio Investment that finances the acquisition by any Person of such Portfolio Investment or any portion thereof from the Company or its Subsidiaries or any other Portfolio Investments (other than ECAS); provided that (i) the Disposition financed thereby generates positive Net Cash Proceeds, (ii) such Debt financing shall rank at least as senior (including with respect to contractual subordination, structural subordination and effective subordination (to the extent of value of any collateral or otherwise), whether direct or indirect) as the Portfolio Investment or portion thereof subject to such Disposition, (iii) such financing shall be provided contemporaneously with the related Disposition and (iv) such Debt financing may include customary “equity kickers” consistent with the Company’s past practices intended to enhance the Company’s and its Subsidiaries’ return on the Debt portion of such financing.

“Staple Financing Amount” means, on any date of determination, the amount equal to the greater of (x) $300,000,000 (or such greater amount as shall be consented to by the Administrative Agent in its sole discretion) and (y) 40% of the gross proceeds (including, without duplication, the amount of any Staple Financing provided to finance the Disposition of a Portfolio Investment) received by the Company and its Subsidiaries during the consecutive twelve-month period ending on such date (inclusive of such date) from Dispositions of Portfolio Investments.

“Stated Maturity” means, when used with respect to any Security, or any installment of principal thereof or interest thereon, or any other amount payable under this Indenture or the Securities, the date specified in this Indenture or such Security as the regularly scheduled date on which the principal of such Security, such installment of principal or interest, or such other amount, is due and payable.

“Steering Committees” means the Private Notes Steering Committee and the Public Notes Steering Committee (as each such term is defined in the Offering Memorandum).

“Subordinated Debt” means Debt of the Company and its Subsidiaries that (i) is fully subordinated, without qualification or contingency and otherwise in right of payment, in right to participate in liquidating distributions and in all other relevant respects to the obligations and indebtedness now or hereafter owed by the Company to the Trustee and the Holders under the Indenture Documents, or either of them, (ii) is unsecured and (iii) requires no principal payments prior to the date that is twelve months after the Maturity Date, all pursuant to instruments reasonably satisfactory in form and substance to the Required Holders.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Indenture shall refer to a Subsidiary or Subsidiaries of the Company; provided that the term “Subsidiary” shall not include any Person that an Investment in which constitutes a Portfolio Investment.

“Subsidiary Entity” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary Entity” or to “Subsidiary Entities” in this Indenture shall refer to a Subsidiary Entity or Subsidiary Entities of the Company.

“Subsidiary Guarantor” means any Subsidiary of the Company that is a party to this Indenture.

“Total Closing Payment” means the settlement payment paid by the Company on the Closing Date of $1,029,572,994.2

“Total Pledged Assets” means as of any date of determination, without duplication, an amount equal to the sum as of such date of (a) cash and Cash Equivalents of the Company and the Subsidiary Guarantors, (b) Available Debt Assets, (c) Available Equity Assets, (d) Available Debt Securitization Assets and (e) Available Structured Product Assets.

“Transactions” means (a) the execution, delivery and performance by each Indenture Party of the Indenture Documents and Credit Agreement Documents to which it is to be a party, (b) the payment of the Total Closing Payment, (c) the implementation of the Debt Restructuring and (d) the payment of fees and expenses in connection with the Debt Restructuring.

[2]	This amount includes $75,000,000 in respect of the 2020 Notes on the assumption that these will be paid in cash (although it may not occur on the Closing Date).

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“UCC” has the meaning set forth in the Security Agreement.

“United States” means the United States of America.

“Unpledged Eligible Investments” means Investments in Equity Instruments and Investment Loans existing on the Closing Date that, as of March 31, 2010, had an aggregate Fair Market Value of not more than $62,000,000, but including any Investments in Equity Instruments received as a dividend or other distribution with respect thereto.

“Unrestricted Global Security” has the meaning set forth in Section 2.15(a)(ii).

“Vehicles” has the meaning set forth in the Security Agreement.

“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“VIX Index” means the Chicago Board Options Exchange Volatility Index as calculated and publicly reported by the Chicago Board Options Exchange (CBOE) from time to time.

“Wholly Owned Subsidiary” means any Subsidiary all of the Capital Stock of which (except directors’ qualifying shares) is at the time directly or indirectly owned by the Company.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

Section 1.2 Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required herein. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for Compliance Certificates) shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, s/he has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.3 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.4 Acts of Holders; Record Dates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed (which may be electronically signed via PDF or facsimile) by such Holders in person or by agent duly appointed in writing (which may be in electronic form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 8.1) conclusive in favor of the Trustee and the Company, if made in a manner satisfactory to the Trustee.

(b) Except as otherwise provided in this Indenture, for the purposes of any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security provided by this Indenture to be given, made or taken by Holders, all series of Outstanding Securities affected by such request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder shall collectively be treated as a single series of Securities.

(c) The ownership of Securities shall be proved by the Security Registers.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e) The Company may, in the circumstances permitted by the Trust Indenture Act, set any day as the record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver, or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series. With regard to any record date set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date (or their duly appointed agents), and only such Persons, will be entitled to give or take the relevant action, whether or not such Holders remain Holders after such record date. With regard to any action that may be given or taken hereunder only by Holders of a requisite principal amount of Outstanding Securities of any series (or their duly appointed agents) and for which a record date is set pursuant to this paragraph, the Company may, at its option, set an Expiration Date after which no such action purported to be given or taken by any Holder will be effective hereunder unless given or taken on or prior to such Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series (or their duly appointed agents) on such record date. On or prior to any Expiration Date set pursuant to this paragraph, the Company may, on one or more occasions at its option, extend such date to any later date. Nothing in this paragraph will prevent any Holder (or any duly appointed agent thereof) from giving or taking, after any such Expiration Date, any action identical to, or, at any time, contrary to or different from, the action or purported action to which such Expiration Date relates, in which event the Company may set a record date in respect thereof pursuant to this paragraph. Nothing in this Section will be construed to render ineffective any action taken at any time by the Holders (or their duly appointed agents) of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is so taken.

(f) Notwithstanding any other provision of this Indenture, the Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any declaration of acceleration referred to in Section 7.2, (ii) any request to institute proceedings referred to in Section 7.7(b) or (iii) any direction referred to in Section 7.12, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6.

(g) With respect to any record date set pursuant to this Section, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided, however, that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

(h) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security, or by one or more duly appointed agents each of which may take such action pursuant to such appointment with regard to all or any part of such principal amount.

Section 1.5 Notices, Etc., to Trustee, Company and Subsidiary Guarantors. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: American Capital Ltd., Administrator, or via facsimile to 612-217-5651;

(b) the Company or any Subsidiary Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company, or via facsimile to (301) 654-6714; or

(c) the Collateral Trustee by the Trustee shall be sufficient for every purpose hereunder if made, given, furnished or filed as specified in the Collateral Trust Agreement.

Section 1.6 Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid or by courier delivery or by email, to each Holder affected by such event, at his physical or email address as it appears in the applicable Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by any method described in this Section, neither the failure to transmit such notice, nor any defect in any notice so transmitted, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as may be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 1.7 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required thereunder to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or so excluded, as the case may be.

Section 1.8 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.9 Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors.

Section 1.10 Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11 Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12 Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 1.13 Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of the Securities which specifically states that such provision shall apply in lieu of this Section)) payment of interest, principal, fees and other amounts payable hereunder need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity; provided, however, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to the date of such payment.

Section 1.14 Indenture May be Executed In Counterparts. This Indenture may be executed in any number of counterparts, each of which will be an original, but such counterparts will together constitute but one and the same instrument.

Section 1.15 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

ARTICLE II

THE SECURITIES

Section 2.1 Amount of Securities. (a) The Trustee shall authenticate Securities for original issue on the Closing Date: (i) in an aggregate principal amount of $502,431,467 Senior Secured Amortizing Adjustable Fixed Rate Dollar Notes due 2013 (the “Fixed Rate Dollar Securities”), of which $0 aggregate principal amount will be represented by an Unrestricted Global Security and $502,431,467 aggregate principal amount will be represented by a Rule 144A Global Security, (ii) in an aggregate principal amount of $524,098,000 Senior Secured Non-Amortizing Call-Protected Adjustable Fixed Rate Dollar Notes due 2013 (the “Call-Protected Fixed Rate Dollar Securities”), represented by an Unrestricted Global Security; and (iii) in an aggregate principal amount of $4,300,000 Senior Secured Non-Amortizing Call-

Protected Floating Rate Dollar Notes due 2013 (the “Call-Protected Floating Rate Dollar Securities”), represented by an Unrestricted Global Security. The Company may also instruct the Trustee to authenticate Fixed Rate Dollar Securities issued as permitted by Section 6.1(b)(ii) in an aggregate principal amount of up to $75,000,000 for original issue subsequent to the Closing Date, which may be issued in the form of additional interests within a Global Security, in connection with any delayed exchange of the 2020 Notes. No other additional Securities may be authenticated and delivered hereunder (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.18, Section 2.19, Section 2.22, Section 10.6 or Section 11.7).

The Fixed Rate Dollar Securities, the Call-Protected Fixed Rate Dollar Securities and the Call-Protected Floating Rate Dollar Securities constitute three (3) separate series of Securities.

The Call-Protected Fixed Rate Dollar Securities and the Call-Protected Floating Rate Dollar Securities are referred to herein as the “Call-Protected Dollar Securities”; and the Fixed Rate Dollar Securities, the Call-Protected Fixed Rate Dollar Securities and the Call-Protected Floating Rate Dollar Securities are referred to herein as the “Securities.”

The Securities shall be issuable only in denominations of $1.00 and integral multiples of $1.00 in excess thereof.

(b) [Reserved].

(c) [Reserved].

(d) Interest. Subject to the provisions of Section 2.1(e) and Section 2.23, the Securities shall bear interest as follows:

(i) Fixed Rate Dollar Securities. Fixed Rate Dollar Securities shall bear interest at a per annum rate equal to 2.46% plus the Applicable Percentage;

(ii) Call-Protected Fixed Rate Dollar Securities. Call-Protected Fixed Rate Dollar Securities shall bear interest at a per annum rate equal to 2.46% plus the Applicable Percentage; and

(iii) Call-Protected Floating Rate Dollar Securities. Call-Protected Floating Rate Dollar Securities shall bear interest at a per annum rate equal to the LIBOR Rate plus the Applicable Percentage.

(e) Additional Interest. During an Asset Coverage Noncompliance Period, the Outstanding Securities shall bear interest at a rate 0.50% per annum higher than the applicable interest rate set forth in Section 2.1(d). In addition, the interest rate on the Securities during such Asset Coverage Noncompliance Period shall be retroactively increased by an additional 1.50% per annum for the period during which an Asset Coverage Noncompliance Period existed if a Default or Event of Default under Section 5.9(b) shall have occurred with respect to the Fiscal Quarter immediately following the commencement of the applicable Asset Coverage Noncompliance Period. For avoidance of doubt, the interest rate shall not be increased by more than 2% per annum for any day pursuant to this paragraph (e) and no Additional Interest shall accrue any time Default Interest is accruing pursuant to Section 2.23.

Section 2.2 Amortization.

(a) The Company shall redeem on each date in the table below Amortizing Securities in an aggregate principal amount equal to the Scheduled Amortization Amount set forth opposite such date, subject to adjustment as set forth in clauses (c), (d), (e) and (f) of this Section 2.2, at a Redemption Price equal to 100% of the principal amount of such Securities to be redeemed, plus accrued and unpaid interest thereon, to the applicable Redemption Date. All redemptions of Amortizing Securities (other than Repurchases made in compliance with Section 6.12 to the extent permitted therein) shall be pro rata among all series of Outstanding Amortizing Securities, as set forth in Section 11.3.

DATE	SCHEDULED AMORTIZATION AMOUNT	PENALTY AMORTIZATION AMOUNT
December 31, 2011	—	$45,419,773
June 30, 2012	—	$64,491,984
December 31, 2012	$206,649,732	$193,475,951
June 30, 2013	$193,475,951	$225,721,943

(b) To the extent not previously redeemed, all Outstanding Securities shall be due and payable on the Maturity Date.

(c) Subject to the final sentence of this paragraph (c), prior to June 30, 2013, the Company may defer redemption of Scheduled Amortization Amounts (but not Penalty Amortization Amounts) under this Indenture and corresponding scheduled amortization amounts under the Credit Agreement, in an aggregate cumulative amount of principal payments of the Loans and principal redemptions of the Amortizing Securities of up to $200,000,000. Such deferrals shall in no event cause or permit the aggregate cumulative amount of principal payments of the Loans and principal redemptions of the Amortizing Securities combined after the Closing Date to be less than $620,427,006 (or, if a 2020 Note Exchange shall have occurred, $695,427,006) on June 30, 2013. For avoidance of doubt (i) failure to pay any Penalty Amortization Amount set forth above (whether or not the Scheduled Amortization Amount shall have been deferred) shall result in an increase in the Applicable Percentage (as described in the definition of such term) with respect to all series of Securities but shall not constitute a Default or Event of Default and (ii) failure to pay any Scheduled Amortization Amount with respect to a series of Amortizing Securities when due shall constitute an Event of Default with respect to all series of Securities. For the avoidance of doubt, the Company’s obligation to redeem any Scheduled Amortization Amount or Penalty Amortization Amount does not apply to the Call-Protected Dollar Securities. Notwithstanding the foregoing, the Company may not defer any payment pursuant to this paragraph (c): (i) with respect to a series of Amortizing Securities unless payment of a ratable amount of all other series of Amortizing Securities (based on the Outstanding principal amount of the Amortizing Securities) is simultaneously deferred on the same basis as payment of such series of Amortizing Securities is deferred; and (ii) unless payment of a ratable amount of the Loans (based on the Outstanding principal amount of the Amortizing Securities and the outstanding principal amount of the Loans) is simultaneously deferred on the same basis as payment of such Amortizing Securities is deferred.

(d) Any payments (other than Repurchases described in paragraph (e) below) of the Amortizing Securities shall be applied to scheduled installments of the Scheduled Amortization Amounts in direct order of maturity. Any such payments shall also be credited towards the Penalty Amortization Amount for the applicable six-month period (i.e., January to June or July to December) in which such redemption is made until the applicable Penalty Amortization Amount is paid in full in cash and thereafter shall be credited to Penalty Amortization Amounts in direct order. Redemptions of Amortizing Securities pursuant to this Section 2.2 shall be accompanied by accrued interest on the amount redeemed.

(e) Each Repurchase of Amortizing Securities of a series pursuant to Section 6.12(a) (i) shall be deemed a redemption of Amortizing Securities of such series in an amount equal to the principal amount of the Amortizing Securities Repurchased and (ii) shall reduce each of the remaining Scheduled Amortization Amounts and Penalty Amortization Amounts contained in the schedule set forth in Section 2.2(a) (as such schedule may then have been adjusted from time to time hereunder) by the same percentage that the principal amount of the Amortizing Securities Repurchased bears to the total Outstanding Amortizing Securities immediately prior to giving effect to such Repurchase. For the avoidance of doubt, assuming the Company redeems exactly the Scheduled Amortization Amounts (or Penalty Amortization Amounts) on the dates specified in Section 2.2(a), a Repurchase of Amortizing Securities from other Holders will not change the amount of Amortizing Securities redeemed from a Holder that does not participate in such Repurchase.

(f) In the event that the 2020 Notes shall have been exchanged for, or repaid with the proceeds of, Debt permitted to be incurred by Section 6.1(b)(ii) (the “2020 Note Exchange”), the Scheduled Amortization Amount and the Penalty Amortization Amount set forth in clause (a) above on each date set forth in clause (a) above occurring after the consummation of the 2020 Notes Exchange shall be increased by an amount equal to the Additional Scheduled Amortization Amount or Additional Penalty Amortization Amount, as applicable, set forth in the schedule below opposite such date.

DATE	ADDITIONAL SCHEDULED AMORTIZATION AMOUNT	ADDITIONAL PENALTY AMORTIZATION AMOUNT
December 31, 2011	$30,713,266	$52,903,642
June 30, 2012	—	$3,118,165
December 31, 2012	$29,985,789	$9,354,496
June 30, 2013	$9,354,496	$10,913,579

(g) Any redemption of an Amortizing Security pursuant to this Section 2.2 shall be made pursuant to the provisions of Article XI.

Section 2.3 Fees.

(a) [Reserved].

(b) Restructuring Fee. The Company agrees to pay on the Closing Date to each Person who has elected to receive Securities in the Debt Restructuring (based exclusively on (A) in the case of the exchange of Existing Revolving Loans for Securities, the Persons identified on the records of the agent under the Existing Credit Agreement and the Company as having elected to receive Securities, (B) in the case of the exchange of certain Existing Private Notes for Securities, the Persons identified in the relevant letter of transmittal received by the Company or the exchange agent and (C) in the case of the exchange of Existing Public Notes for Securities, the Persons identified in accordance with the customary rules and procedures of the Depositary relating to such exchange) a restructuring fee in an amount equal to 2.00% of the principal amount of the Securities such Person has elected to receive on the Closing Date.

(c) Extension Fees. (i) The Company agrees to pay on December 30, 2011 to each Holder a fee in an amount equal to 1.00% of the principal amount of the Securities of such Holder Outstanding on such date, after giving effect to any principal redemptions on such date.

(ii) The Company agrees to pay on December 31, 2012 to each Holder a fee in an amount equal to 1.00% of the principal amount of the Securities of such Holder Outstanding on such date, after giving effect to any principal redemptions on such date.

Section 2.4 Redemptions.

(a) Optional Redemption.

(i) The Securities (other than Call-Protected Dollar Securities on any date prior to August 1, 2012) additionally may be redeemed at the option of the Company in whole or in part from time to time at a Redemption Price equal to 100% of the principal amount of the Securities redeemed on the Redemption Date, plus accrued and unpaid interest, if any, to the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). Any redemption of Amortizing Securities must be on a pro rata basis among all series of Amortizing Securities, as set forth in Section 6.12 and Article XI.

(ii) Prior to August 1, 2012, the Call-Protected Dollar Securities may be redeemable in whole at any time or in part from time to time (so long as no Amortizing Securities or any Loans are then outstanding), at the option of the Company at a Redemption Price equal to accrued and unpaid interest on the principal amount being redeemed on the Redemption Date plus the greater of (i) 100% of the principal amount of the Call-Protected Dollar Securities to be redeemed, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Call-Protected Dollar Securities to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date) (assuming for these purposes that the Call-Protected Dollar Securities mature on August 1, 2012 and bear interest at the Applicable Rate) discounted to the Redemption Date on a semi-annual basis at the Adjusted Treasury Rate, plus 30 basis points;

(iii) Notwithstanding clause (ii) above, prior to August 1, 2012, the Call-Protected Dollar Securities may be redeemed at the option of the Company in whole or in part from time to time at a Redemption Price equal to 100% of the principal amount of Securities redeemed, plus accrued and unpaid interest to the Redemption Date, but without payment of any premium, with Realized Proceeds (excluding, for the avoidance of doubt, the proceeds received from new securitizations or the expansion of existing securitizations), but only if no Amortizing Securities or Loans (or any pari passu secured Permitted Refinancing Debt) are outstanding;

(iv) Notwithstanding any other provision of this Indenture, the Company shall not redeem the Call-Protected Dollar Securities at any time that any other series of Amortizing Securities or any Loans are outstanding. For the avoidance of doubt, the Company may redeem or repay Amortizing Securities and Loans without at the same time redeeming any Call-Protected Dollar Securities; and

(v) Any optional redemption of an Amortizing Security pursuant to this Section 2.4(a) shall be credited in accordance with Section 2.2(d). Any optional redemption of a Security pursuant to this Section 2.4(a) shall be made pursuant to the provisions of Article XI.

(b) Mandatory Redemptions of Amortizing Securities. In accordance with the procedures set forth in Section 2.4(c),

(i) if any Debt shall be incurred by the Company or any Subsidiary (excluding any Debt permitted to be incurred in accordance with Section 6.1, other than clauses (e), (f), (j) (but only with respect to the first $10,000,000 of Debt for borrowed money outstanding pursuant to paragraph (j) from time to time), (k) and (l) thereof) after the Closing Date, an amount equal to the Securities Ratable Share of 100% of the Net Cash Proceeds thereof shall be applied to the redemption of the Amortizing Securities as set forth in clause (c) below;

(ii) if at any time after the second anniversary of the Closing Date any Capital Stock shall be issued by the Company or any Subsidiary other than to the Company or a Wholly Owned Subsidiary (including in any public, private or “PIPE” transaction), an amount equal to the Securities Ratable Share of 50% of the Net Cash Proceeds thereof shall be applied to the redemption of the Amortizing Securities as set forth in clause (c) below;

(iii) if the Company or any Subsidiary (other than an SPE Subsidiary) receives any Realized Proceeds after the Closing Date, an amount equal to the Prepayment Percentage of such Realized Proceeds shall be deposited in the Prepayment Deposit Account, and an amount equal to the Securities Ratable Share thereof shall be applied to redemption of the Amortizing Securities as set forth in clause (c) below. For purposes of determining prepayments under this Section 2.4(b)(iii) with respect to Secondary Realized Proceeds, only that portion of any Secondary Realized Proceeds equal to the Securities Ratable Share of the Prepayment Percentage multiplied by the excess of such Secondary Realized Proceeds over the amount of the Retained Cash used to make the applicable Portfolio Investment (if greater than zero) shall be required to be applied to the redemption of the Amortizing Securities; and

(iv) if, for any Fiscal Year of the Company (or, in the case of Fiscal Year 2010, the portion thereof beginning on July 1, 2010), there shall be Excess Cash Flow, an amount equal to the Securities Ratable Share of the Prepayment Percentage of Excess Cash Flow for such Fiscal Year shall be required to be applied to the redemption of the Amortizing Securities as set forth in clause (c) below;

provided that, without duplication of Section 2.2(e), (x) the aggregate amount of funds from any source required to be applied to the redemption of the Amortizing Securities pursuant to this Section 2.4(b) shall be reduced by an amount equal to the Excess Closing Payment and (y) no redemption of the Amortizing Securities shall be required pursuant to this Section 2.4(b) and no deposits in the Prepayment Deposit Account pursuant to Section 2.4(c) shall be required until the aggregate amount that but for clause (x) above would be required to be applied to the redemption of the Amortizing Securities pursuant to this Section 2.4(b) exceeds the Excess Closing Payment.

(c) Application of Prepayments. Unless any of the following amounts required to be applied to the redemption of the Amortizing Securities pursuant to Section 2.4(b) have been previously applied to the redemption of the Amortizing Securities as provided herein:

(i)(1) within five Business Days from the receipt thereof by the Company or any of its Subsidiaries, the Company or such Subsidiary shall deposit in the Prepayment Deposit Account (A) the sum of (x) the amounts required to be applied to the redemption of the Amortizing Securities pursuant to Section 2.4(b)(i) and Section 2.4(b)(ii) and (y) the amounts required to be applied to the prepayment of Loans pursuant to the corresponding provisions of the Credit Agreement and (B) an amount equal to at least 75% of the Company’s good faith estimate of the sum of (x) the amounts required to be applied to the redemption of the Amortizing Securities pursuant to Section 2.4(b)(iii) and (y) the amounts required to be applied to the prepayment of Loans pursuant to the corresponding provisions of the Credit Agreement, and (2) no later than two days after the earlier of (x) the date on which the financial statements of the Company referred to in

Section 5.1(a) are required to be delivered and (y) the date such financial statements are actually delivered, the Company shall deposit in the Prepayment Deposit Account the sum of (1) the amount required to be applied to the redemption of the Amortizing Securities pursuant to Section 2.4(b)(iv), if any, with Excess Cash Flow for the Fiscal Year (or portion thereof) that is the subject of such financial statements and (2) the amounts required to be applied to the prepayment of Loans pursuant to the corresponding provisions of the Credit Agreement;

(ii) if no Notice of Acceleration is in effect, all amounts deposited in the Prepayment Deposit Account shall be invested in cash and Cash Equivalents as shall be directed by the Company’s written instructions delivered to the Collateral Trustee from time to time and shall be delivered to the Company on the date on which the Amortizing Securities and the Credit Agreement Obligations have been paid in full in cash;

(iii) within five Business Days following the last day of each Fiscal Quarter, the Company shall deliver to the Trustee and the Collateral Trustee a Quarterly Prepayment Schedule with respect to such Fiscal Quarter and shall deposit in the Prepayment Deposit Account an amount equal to the Prepayment Deposit Balance, if any;

(iv) at least five (5) Business Days prior to the date designated for such transfer, and at least ten (10) Business Days prior to the date designated for such redemption (unless a shorter period shall be satisfactory to the Trustee), the Company may (1) instruct the Collateral Trustee to transfer from the Prepayment Deposit Account in accordance with Section 3.4A of the Collateral Trust Agreement any amount therein as directed by the Company to (A) the Administrative Agent the CRA Ratable Share of such amount, for application to the prepayment of the Loans, and (B) the Trustee the Securities Ratable Share of such amount, for application to the redemption of the Amortizing Securities, and (2) instruct the Trustee to redeem Amortizing Securities with such Securities Ratable Share on the date designated by the Company in such instructions (and the Trustee shall give notice of such redemption to the applicable Holders at least five (5) Business Days prior to the applicable redemption date and shall apply such funds transferred by the Collateral Trustee to the redemption of the Amortizing Securities on such redemption date);

(v) on the 5th Business Day of each Fiscal Quarter, the Company shall instruct the Collateral Trustee to transfer from the Prepayment Deposit Account to (1)(A) the Trustee, for application to the redemption of the Amortizing Securities (and the Trustee shall apply such funds to the redemption of the Amortizing Securities on the 15th Business Day of such Fiscal Quarter, an amount as the Company shall direct (unless a Notice of Acceleration shall be in effect, in which case the Directing Parties shall direct) as being equal to the Securities Ratable Share of the amount set forth in the Quarterly Prepayment Schedule for the immediately prior Fiscal Quarter to be applied to the redemption of the

Amortizing Securities pursuant to Section 2.4(b)(i) through and including clause (iv) with respect to events that have occurred during the prior Fiscal Quarter (or, if a Quarterly Prepayment Schedule has not been delivered, the Securities Ratable Share of the amount on deposit in the Prepayment Deposit Account), and (B) the Administrative Agent, for application to the prepayment of the Loans in a principal amount equal to the CRA Ratable Share of the amount set forth in the Quarterly Prepayment Schedule for the immediately prior Fiscal Quarter as the amount required to be applied to the prepayment of the Loans pursuant to the corresponding provisions of the Credit Agreement with respect to events that have occurred during the prior Fiscal Quarter (or, if a Quarterly Prepayment Schedule has not been delivered, the CRA Ratable Share of the amount on deposit in the Prepayment Deposit Account and (2) if no Notice of Acceleration is in effect, the Company, an amount equal to the Prepayment Deposit Excess Amount, if any; and

(vi) notwithstanding the foregoing, if a Notice of Acceleration is in effect under the Collateral Trust Agreement, the Directing Parties shall direct the Collateral Trustee, to the extent provided in Section 3.1A of the Collateral Trust Agreement and to the extent permitted by Applicable Laws, to, in accordance with Section 3.4A of the Collateral Trust Agreement, transfer to the Trustee an amount equal to the Securities Ratable Share of any balances in the Prepayment Deposit Account for application to redemption of the Securities.

(d) Other Repurchases. Notwithstanding any other provision of this Indenture to the contrary, the Company may Repurchase the Securities to the extent and in the manner described in Section 6.12(a), subject to Section 2.4(a)(v).

(e) Any redemption of a Security pursuant to this Section 2.4 shall be made pursuant to the provisions of Article XI.

Section 2.5 [Reserved].

Section 2.6 [Reserved].

Section 2.7 Computation of Interest and Fees.

(a) Interest payable hereunder with respect to any Fixed Rate Dollar Securities and Call-Protected Fixed Rate Dollar Securities shall be calculated on the basis of a 360-day year of twelve 30-day months. Interest payable hereunder with respect to any Call-Protected Floating Rate Dollar Securities shall be calculated on the basis of a 360-day year and actual days elapsed. The Trustee shall as soon as practicable notify the Company and the Holders of each determination of the LIBOR Rate on the Business Day of the determination thereof.

(b) Each determination of an interest rate by the Trustee pursuant to any provision of this Indenture shall be conclusive and binding on the Company and the Holders in the absence of manifest error. The Trustee shall, at the request of the Company, deliver to the

Company a statement showing the computations used by the Trustee in determining any interest rate. The Company shall provide an Officers’ Certificate setting forth the aggregate outstanding principal amount of the Loans and Securities Outstanding (i) on the Closing Date; (ii) upon any change in the aggregate outstanding principal amount that would result in a change in the Applicable Percentage (which certificate shall indicate the Effective Date thereof); or (iii) within 5 Business Days after a written request by the Trustee. The Trustee may rely conclusively on the most recently dated certificate in determining the Applicable Date as of any date of determination.

(c) It is the intent of the Holders and the Company to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Holders and the Company are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any Security), shall the interest taken, reserved, contracted for, charged, or received under this Indenture, under the Securities or otherwise, exceed the maximum nonusurious amount permissible under Applicable Law. If, from any possible construction of this Indenture or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such interest shall be automatically reduced to the maximum nonusurious amount permitted under Applicable Law, without the necessity of execution of any amendment or new document. If any Holder shall ever receive anything of value which is characterized as interest on the Securities under Applicable Law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Securities and not to the payment of interest, or refunded to the Company or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Securities. The right to demand payment of the Securities or any other amount required to be paid hereunder does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Holders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Holders with respect to the Securities shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Securities so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by Applicable Law.

Section 2.8 Pro Rata Treatment and Payments.

(a) Allocation of Payments Before Event of Default. Each payment under this Indenture or any Security shall be applied as otherwise set forth in this Indenture and then shall be applied, first, to any fees, costs or expenses then due and owing by the Company pursuant to Section 8.7, second, to any fees, costs or expenses then due and owing by the Company pursuant to Section 2.3, Section 2.13, and Section 5.17 third, to interest then due and owing hereunder and under the Securities and, fourth, to principal then due and owing hereunder and under the Securities. Each payment on account of any fees pursuant to Section 2.3 shall be made pro rata to all Holders in accordance with the respective amounts due and owing. Each optional redemption on account of principal of the Securities shall be applied in accordance with Section 2.4(a). Each mandatory redemption on account of principal of the Amortizing Securities shall be applied in accordance with Section 2.4(c). All payments (including redemptions) to be made by the Company on account of principal, interest and fees shall be made without defense, set-off or counterclaim and shall be made to the Holders not later than 2:00 P.M. on the date when due. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. Without limitation of the foregoing, the Company may Repurchase Securities from time to time on a non-pro rata basis to the extent permitted by Section 6.12.

(b) Allocation of Payments After Exercise of Remedies. Notwithstanding any other provisions of this Indenture to the contrary, subject to Sections 3.4(a) and (b) of the Collateral Trust Agreement, after the Securities and all other amounts under this Indenture shall have become due and payable in accordance with the terms of Section 7.2 hereof, all amounts collected or received by the Collateral Trustee, Trustee or any Holder on account of the Securities or any other amounts outstanding hereunder shall be paid over or delivered as follows:

FIRST, to the payment of all out-of-pocket costs and expenses (including, without limitation, attorneys’ and consultants’ fees) of the Trustee in connection with enforcing the rights of the Holders hereunder;

SECOND, to payment of any fees owed to the Trustee;

THIRD, to the payment of all out-of-pocket costs and expenses (including without limitation, attorneys’ and consultants’ fees pursuant to Section 5.17) of each of the Holders in connection with enforcing their rights hereunder;

FOURTH, to the payment of all accrued fees payable under this Indenture and the other Indenture Documents and all accrued interest on the Securities;

FIFTH, to the payment of the Outstanding principal amount of the Securities;

SIXTH, to all other amounts and obligations due and payable hereunder or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and

SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing: (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Holders shall receive an amount equal to its pro rata share (based on the proportion of the then Outstanding Securities held by such Holder) of amounts available to be applied pursuant to clauses “FOURTH” and “FIFTH” above and (iii) currency conversions shall be computed in the manner set forth in Section 2.2(a).

Section 2.9 [Reserved].

Section 2.10 [Reserved].

Section 2.11 [Reserved].

Section 2.12 [Reserved].

Section 2.13 Indemnity. The Company hereby agrees to indemnify each Holder and to hold such Holder harmless from any funding loss or expense which such Holder may sustain or incur as a consequence of (a) the failure by the Company to pay the principal amount of or interest on any Security by such Holder in accordance with the terms hereof, (b) the failure of the Company to make any redemption after the Company has given a notice in accordance with the terms hereof, and/or (c) the making by the Company of a redemption of a Security on a day which is not the last day of the Interest Period with respect thereto. In furtherance and not in limitation of the foregoing, the Company agrees to indemnify and hold each Holder harmless from any loss, cost or expense which such Holder may sustain or incur as a consequence of (i) the payment of any principal of any Call-Protected Floating Rate Dollar Security other than on the last day of an Interest Period therefor (including as a result of an Event of Default) or (ii) the failure to redeem any Call-Protected Floating Rate Dollar Security on the date specified in any notice delivered hereto. A certificate as to any additional amounts payable pursuant to this Section 2.13 must be submitted by a Holder to the Company (which certificate must be delivered to the Company within thirty (30) days following such default or redemption) shall be conclusive in the absence of manifest error. The agreements in this Section 2.13 shall survive termination of this Indenture and payment of the Securities and all other amounts payable hereunder.

Section 2.14 [Reserved]

Section 2.15 Forms Generally.

(a)(i) The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part hereof. The terms and provisions contained in the Securities shall constitute a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(ii) Securities may be issued (x) to holders of Existing Private Notes and Existing Public Notes in the form of one or more Global Securities that do not and are not required to bear the Private Placement Legend (an “Unrestricted Global Security”) and are deposited with and registered in the name of the Depositary or its nominee and (y) to QIBs (including at the Company’s discretion holders of Existing Private Notes) for resales in reliance on Rule 144A under the Securities Act in the form of one or more Global Securities that bear the Private Placement Legend as set forth in clause (iii) below (a “Rule 144A Global Security”) and are deposited with and registered in the name of the Depositary or its nominee. Every Global Security authenticated and delivered hereunder, whether or not an Unrestricted Global Security or a Rule 144A Global Security, shall bear a legend in substantially the following form:

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND SUCH CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(iii) A Rule 144A Global Security shall (x) be subject to the restrictions on transfer set forth in Section 2.19 (including those set forth in the legend below) and (y) bear the following legend (the “Private Placement Legend”) on the face thereof:

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE

SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

(iv) Each Global Security shall represent such aggregate principal amount of the Outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of Outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of Outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of Outstanding Securities represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof.

(b) This Section 2.15(b) shall apply only to Global Securities deposited with the Trustee, as custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture or any Global Security with respect to any Global Security held on their behalf by the Depositary or by the Trustee as custodian for the Depositary, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

Section 2.16 Date and Denominations. Each Security will be dated the date of its authentication. The Securities of each series shall be only issuable in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 2.1.

Section 2.17 Execution, Authentication and Delivery. The Securities shall be executed on behalf of the Company by the Chairman of the Board of Directors, a President, its Chief Financial Officer, its Treasurer, an Executive, a Senior Vice President or one of its Vice Presidents. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

The Trustee shall authenticate Securities upon written orders of the Company in the form of an Officers’ Certificate. Each Officers’ Certificate shall specify the amount of the Securities to be authenticated, whether the Securities are to be Fixed Rate Dollar Securities, Call-Protected Floating Rate Dollar Securities or Call-Protected Fixed Rate Dollar Securities, and the date on which the Securities are to be authenticated.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee or an Authenticating Agent by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Section 2.18 Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute and register, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. In the case of Securities of any series, such temporary Securities may be in global form. Every temporary Security will be executed and registered by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. The Company will execute and register and furnish definitive Securities of such series as soon as practicable and thereupon any or all temporary Securities of such series may be surrendered in exchange therefor at the office or agency of the Company in the Place of Payment for that series, and the Trustee will authenticate and deliver in exchange for such temporary Securities of such series one or more definitive Securities of the same series, of any authorized denominations, and of a like aggregate principal amount and tenor. Such exchange will be made by the Company at its own expense and without any charge to the Holder therefor. Until so exchanged, the temporary Securities of any series will be entitled to the same benefits under this Indenture as definitive Securities of the same series authenticated and delivered hereunder.

Section 2.19 Registration, Registration of Transfer and Exchange.

(a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided. Upon surrender for registration of transfer of a Security of any series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or the Holder’s attorney duly authorized in writing.

No service charge shall be imposed by the Company for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 2.18, Section 10.6 or Section 11.7 not involving any transfer. Other charges, including brokerage charges, may apply.

If the Securities of any series are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Securities of that series during a period beginning at the opening of business fifteen (15) calendar days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 11.4 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

The provisions of clauses (1), (2), (3), (4), (5), (6) and (8) below shall apply only to Global Securities:

(1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2) The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Securities.

(3) The Company initially appoints the Trustee to act as Custodian with respect to the Securities, and the Trustee hereby agrees so to initially act.

(4) Notwithstanding any other provision in this Indenture, no Global Security may be transferred to, or registered or exchanged for Securities registered in the name of any Person other than the Depositary for such Global Security or any nominee thereof, and no such transfer may be registered, unless (i) such Depositary (A) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) ceases to be a clearing agency registered under the Exchange Act or (ii) there shall have occurred and be continuing an Event of Default with respect to the Securities evidenced by such Global Security. Notwithstanding any other provision in this Indenture, a Global Security to which the restriction set forth in the preceding sentence shall have ceased to apply may be transferred only to, and may be registered and exchanged for Securities registered only in the name or names of, such Person or Persons as the Depositary for such Global Security shall have directed and no transfer thereof other than such a transfer may be registered.

(5) Subject to Clause (4) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(6) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 2.18, Section 2.22, Section 10.6 or Section 11.7, or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

(7) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

(8) Neither the Trustee nor any Custodian shall have any responsibility for any actions taken or not taken by the Depositary.

(b) The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in Global Securities also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Rule 144A Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Rule 144A Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures. Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Unrestricted Global Security. Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this clause (i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to clause (i) above, the transferor of such beneficial interest must deliver to the Security Registrar (A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

(iii) Transfer or Exchange of Beneficial Interests in a Rule 144A Global Security for Beneficial Interests in an Unrestricted Global Security. A holder of a beneficial interest in a Rule 144A Global Security may exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security of the same series or may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of such series only if the exchange or transfer complies with the requirements of clause (ii) above and the Security Registrar receives the following:

(1) if the holder of such beneficial interest in a Rule 144A Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security of the same series, a certificate from such holder in the form set forth in Section 2.20; or

(2) if the holder of such beneficial interest in a Rule 144A Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of the same series, a certificate from such holder in the form set forth in Section 2.21;

and, in each such case, if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv) Automatic Exchange of Beneficial Interests in a Rule 144A Global Security for Beneficial Interests in an Unrestricted Global Security. Upon the expiration of the six month or other applicable holding period provided by Rule 144 under the Securities Act, the Company will use its commercially reasonable efforts, subject to compliance with the Securities Act and the Applicable Procedures, to exchange all beneficial interests in a Rule 144A Global Security into beneficial interests in an Unrestricted Global Security of the same series, and upon the instructions of the Company, and subject to such conditions, the Trustee will cooperate with such exchange.

(v) Transfer of Beneficial Interests in an Unrestricted Global Security representing a Call-Protected Floating Rate Dollar Security for Beneficial Interests in an Unrestricted Global Security representing a Call-Protected Fixed Rate Dollar Security. With the consent of the Company, a holder of a beneficial interest in an Unrestricted Global Security representing Call-Protected Floating Rate Dollar Securities may exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security representing Call-Protected Fixed Rate Dollar Securities, and only if the exchange complies with the requirements of clause (ii) above.

(c) Transfer or Exchange of Beneficial Interests in an Unrestricted Global Security for Beneficial Interests in a Rule 144A Global Security Prohibited. Beneficial interests in an Unrestricted Global Security may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Rule 144A Global Security.

(d) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing a Private Placement Legend, the Security Registrar shall deliver Securities that do not bear a Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing a Private Placement Legend, the Security Registrar shall deliver only Securities that bear such Private Placement Legend unless there is delivered to the Security Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

The Security Registrar for the Securities shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.19 in accordance with its records retention policy. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar for the Securities.

Section 2.20 Form of Certificate of Exchange.

American Capital, Ltd.

2 Bethesda Metro Center, 14th Floor

Bethesda, MD 20814

Attention: Chief Compliance Officer

and

Wilmington Trust FSB

Corporate Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402-1544

Attention: American Capital Ltd. Administrator

Re:	American Capital, Ltd.
Senior Secured Amortizing Adjustable [Fixed | Floating]
Rate Dollar Notes due 2013 (the “Security”)

(CUSIP [            ])

Reference is hereby made to the Indenture, dated as of June 28, 2010 (the “Indenture”), among American Capital, Ltd, as issuer (the “Company”), the Guarantors a party thereto, if any, and Wilmington Trust FSB, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Owner”) owns and proposes to exchange the interest in the Security specified herein, in the principal amount of $         in such Security or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that, in connection with the Exchange of the Owner’s beneficial interest in a Rule 144A Global Security for a beneficial interest in an Unrestricted Global Security of the same series in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

Section 2.21 Form of Certificate of Transfer.

American Capital, Ltd.

2 Bethesda Metro Center, 14th Floor

Bethesda, MD 20814

Attention: Chief Compliance Officer

and

Wilmington Trust FSB

Corporate Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402-1544

Attention: American Capital Ltd. Administrator

Re:	American Capital, Ltd.
Senior Secured Amortizing Adjustable [Fixed | Floating]
Rate Dollar Notes due 2013 (the “Security”)

(CUSIP [            ])

Reference is hereby made to the Indenture, dated as of June 28, 2010 (the “Indenture”), among American Capital, Ltd, as issuer (the “Company”), the Guarantors a party thereto, if any, and Wilmington Trust FSB, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Transferor”) owns and proposes to transfer a beneficial interest in the Rule 144A Global Security, in the principal amount of $         in such Security or interests (the “Transfer”), to                      (the “Transferee”). After the Transfer, the Transferee will hold a beneficial interest in the Unrestricted Global Security in accordance with the terms of the Indenture. In connection with the Transfer, the Transferor hereby certifies that:

(a) ☐  Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Securities and in the Indenture.

(b) ☐  Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Securities and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Section 2.22 Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax, assessment fee or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.23 Payment of Interest; Interest Rights Preserved. (a) Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest.

Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, unpaid interest on the Securities and any other amounts owing hereunder or under the other Indenture Documents shall automatically bear interest, payable on demand, at a rate 2% per annum in excess of the interest rate (in addition to Additional Interest and any increase in the Applicable Percentage) which would otherwise be applicable thereto (“Default Interest”). Default Interest shall cease to be payable to the Holder on the relevant Regular Record Date, and such Default Interest may be paid by the Company as provided in clause (b) or (c) below:

(b) The Company may elect to make payment of any Default Interest to the Persons in whose names the Securities of such series are registered at the close of business on a Special Record Date for the payment of such Default Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Default Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money in the currency in which the Securities of such series are payable equal to the aggregate amount proposed to be paid in respect of such Default Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Default Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Default Interest which shall be not more than fifteen (15) calendar days and not less than ten (10) calendar days prior to the date of the proposed payment and not less than ten (10) calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Default Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 1.6, not less than ten (10) calendar days prior to such Special Record Date. Notice of the proposed payment of such Default Interest and the Special Record Date therefor having been so mailed, such Default Interest shall be paid to the Persons in whose names the Securities of such series are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (c).

(c) The Company may make payment of any Default Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

Section 2.24 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 2.23) any interest on such Security and for all fees and other amounts payable under this Indenture and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.25 Cancellation of Surrendered Securities. All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. The Trustee shall dispose of all cancelled Securities in accordance with its customary procedures.

Section 2.26 Common Codes, ISINs and CUSIP numbers. The Company, in issuing the Securities, shall use Common Codes, ISINs or CUSIP numbers (if then generally in use), and thereafter the Trustee may use such Common Codes, ISINs or CUSIP numbers in any notice of redemption; provided, however, that any such notice may state that no representation is made as to the correctness of such Common Codes, ISINs or CUSIP numbers either as printed on the Securities or contained in any notice of redemption and that reliance may be placed only on the other identification number printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such number. The Company will promptly notify the Trustee in writing of any change in the Common Codes, ISINs or CUSIP numbers.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants that:

Section 3.1 Financial Information.

(a) The unaudited pro forma consolidated balance sheet of the Company and its Consolidated Subsidiaries as at March 31, 2010 (including the notes thereto) (the “Pro Forma Balance Sheet”), copies of which have heretofore been furnished to each Restricted Beneficial

Holder, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Transactions, (ii) the Securities and other Secured Obligations to be converted or issued on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Company as of the date of delivery thereof, and fairly presents in all material respects, on a pro forma basis, the estimated financial position of the Company and its Consolidated Subsidiaries as at March 31, 2010, assuming that the Transactions had actually occurred on such date.

(b) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 2009 and the related consolidated statements of income, cash flows and changes in net assets for the Fiscal Year then ended, reported on by a nationally recognized independent accounting firm, and the unaudited consolidated financial statements of the Company for the Fiscal Quarter ended March 31, 2010, fairly present in all material respects, in conformity with GAAP, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and changes in net assets for such periods stated.

Section 3.2 No Material Adverse Change.

Since December 31, 2009 and after giving effect to the Transactions, there has been no Material Adverse Change with respect to the Company and its Subsidiaries, taken as a whole.

Section 3.3 Existence and Power.

Each Indenture Party is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all organizational powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except where the failure to be so qualified or hold such powers, licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect.

Section 3.4 Compliance with Laws.

The Company and each of its Subsidiaries are in compliance with all Applicable Laws, including, without limitation, all Environmental Laws and the Investment Company Act, except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

Section 3.5 Organizational and Governmental Authorization; No Contravention.

The execution, delivery and performance by any of the Indenture Parties of this Indenture, the Securities and the other Indenture Documents to which it is party (a) are within such Indenture Party’s organizational powers, (b) have been duly authorized by all necessary organizational action, (c) require no action by or in respect of, or filing with, any governmental body, agency or official, except as expressly required by the Indenture Documents, (d) do not contravene, or constitute a default under, any provision of any Applicable Law or of the certificate of incorporation or by-laws or equivalent organizational document of such Indenture Party or of any agreement, judgment, injunction, order, decree, contractual obligation or other instrument binding upon the Company or any of its Subsidiaries (provided no representation is made hereby with respect to the 2020 Notes), and (e) except for Liens created by this Indenture and the other Indenture Documents, do not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

Section 3.6 All Consents Required.

All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required in connection with the due execution, delivery and performance by the Indenture Parties of this Indenture and any Indenture Document to which any Indenture Party is a party have been obtained.

Section 3.7 Binding Effect.

This Indenture has been, and the Securities and other Indenture Documents, when executed and delivered in accordance with this Indenture, will have been, duly executed and delivered by each Indenture Party thereto. This Indenture constitutes a valid and binding agreement of each Indenture Party enforceable in accordance with its terms, and the Securities and Indenture Documents, when executed and delivered in accordance with this Indenture, will constitute valid and binding obligations of each Indenture Party enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to Insolvency Laws.

Section 3.8 Litigation.

Except as set forth on Schedule 3.8, there is no investigation, action, suit or proceeding pending, or to the knowledge of any Indenture Party threatened, against or affecting the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official that could reasonably be expected to have a Material Adverse Effect or that in any manner draws into question the validity or enforceability of, or could impair the ability of any Indenture Party to perform its obligations under, this Indenture, the Securities or any of the other Indenture Documents.

Section 3.9 Investment Company Act.

The Company is an “investment company” that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act and qualifies as a RIC.

Section 3.10 Margin Stock.

Neither the Company nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of “purchasing” or “carrying” any Margin Stock. No portion of the proceeds of any Security hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Debt that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

Section 3.11 Compliance with ERISA.

(a) The Company and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Single Employer Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC (other than premiums) or a Plan under Title IV of ERISA. Neither the Company nor any member of the Controlled Group has filed an application for a waiver, pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of the minimum funding standard with respect to any Single Employer Plan and there has been no determination that any Single Employer Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA) that could reasonably be expected to result in a material liability to the Company. Neither the Company nor any member of the Controlled Group has received any notice from the PBGC or a plan administrator relating to an intention to terminate any Single Employer Plan or to appoint a trustee to administer any Single Employer Plan, in each case under Section 4041(c) or 4042 of ERISA.

(b) Neither the Company nor any member of the Controlled Group (i) has failed to make any required contribution to a Multiemployer Plan, (ii) has received notice of any determination that a Multiemployer Plan is, or is expected to be, Insolvent, in Reorganization or in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or (iii) expects to incur any liability to a Multiemployer Plan for Withdrawal Liability that, in case of any of the events in (i), (ii) or (iii), could individually or in the aggregate reasonably be expected to result in material liability to the Company or any member of the Controlled Group.

(c) None of the assets of the Company or any of its Subsidiaries constitute “plan assets,” within the meaning of ERISA, the Code and the respective regulations promulgated thereunder. The execution, delivery and performance of this Indenture, and the borrowing and repayment of amounts hereunder, do not and will not constitute non-exempt Prohibited Transactions.

Section 3.12 Subsidiaries.

Each of the Company’s Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all organizational powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except where the failure to be so qualified or hold such powers, licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect. On the Closing

Date (a) Schedule 3.12 sets forth the name and jurisdiction of incorporation of each Subsidiary of the Company and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Indenture Party and whether or not such Subsidiary is an SPE Subsidiary, a Foreign Subsidiary, an Excluded Subsidiary or a Subsidiary Guarantor and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Company or any Subsidiary, except as created by the Security Documents.

Section 3.13 Ownership of Property; Liens.

The Company and each of its Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 6.2.

Section 3.14 Taxes.

There have been filed, on behalf of the Company and its Subsidiaries, complete and correct copies of all federal and all material state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Company or any of its Subsidiaries have been timely paid in full (other than taxes the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Company). The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are adequate in all material respects. United States income tax returns of the Company and its Subsidiaries have been examined and closed through the Company’s tax year ended September 30, 2005.

Section 3.15 Patents, Trademarks, Etc.

To the best of its knowledge, the Company and each of its Subsidiaries owns, or is licensed to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes, service marks and rights with respect to the foregoing that are (a) used in or necessary for the conduct of their respective businesses as currently conducted and (b) material to the businesses, assets, operations, properties, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole. To the best of its knowledge, the use of such patents, trademarks, trade names, copyrights, technology, know-how, processes and rights with respect to the Company and its Subsidiaries, does not infringe on the rights of any Person.

Section 3.16 Insolvency.

After giving effect to the execution and delivery of the Indenture Documents, the Credit Agreement Documents and the consummation of the Transactions to occur on or before the Closing Date, the Company will not be “insolvent,” within the meaning of such term as defined in § 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, or intend to incur, or believe that it has incurred, debts that would be beyond its ability to pay as such debts matured.

Section 3.17 Capital Stock.

All Capital Stock, debentures, bonds, notes and all other securities issued by the Company and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all Applicable Laws, including, but not limited to, the “Blue Sky” laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Company’s Subsidiaries are owned by the Company free and clear of any Lien or adverse claim except for Liens permitted by Section 6.2. At least a majority of the issued shares of Capital Stock of each of the other Subsidiaries of the Company (other than Wholly Owned Subsidiaries) is owned by the Company free and clear of any Lien or adverse claim except for Liens permitted by Section 6.2.

Section 3.18 Available Assets.

(a)(i) The information contained in the Quarterly Report most recently delivered pursuant to Section 5.1(c)is as of the date of such Quarterly Report an accurate and complete listing in all material respects of all Available Assets as of the date provided therein, and the information contained therein with respect to the identity of such Available Assets and the amounts owing thereunder is as of the date provided therein true and correct in all material respects, (ii) each Available Debt Asset and Available Structured Product Asset of the Company is an Eligible Debt Investment or Eligible Structured Product Investment, as applicable, owned directly by the Company, (iii) each Available Equity Asset of the Company is an Eligible Equity Investment, (iv) each Available Debt Securitization Asset is an Eligible On-Balance Sheet Securitization, and (v) the Company or other Indenture Party owns and has marketable title to the Available Assets, and each such Available Asset and the Related Property is free and clear of any Lien of any Person (other than Inchoate Liens or, in the case of Related Property, Permitted Liens) and in compliance with all Applicable Laws;

(b) the Company has not authorized the filing of and is not aware of any financing statements against the Company that include a description of collateral covering the Available Assets other than any financing statement naming the Collateral Trustee as secured party or any financing statement that has been terminated;

(c) the Company is not aware of the filing of any judgment or tax Lien filings against the Company; and

(d) each Available Asset was originated without any fraud or material misrepresentation by the Company or, to the best of the Company’s knowledge, on the part of the Obligor.

Section 3.19 Labor Matters.

There are no significant strikes, lockouts, slowdowns or other labor disputes against the Company or any Subsidiary of the Company pending or, to the knowledge of the Company, threatened. The hours worked by and payment made to employees of the Company and each Subsidiary of the Company have not been in violation of the Fair Labor Standards Act or any other applicable federal, state or foreign law dealing with such matters. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Company or any Subsidiary is bound.

Section 3.20 Full Disclosure.

All information furnished in writing by the Company to the Trustee or any Restricted Beneficial Holder for purposes of or in connection with this Indenture and the transactions contemplated hereby is true and accurate and complete in all material respects and based on reasonable estimates on the date as of which such information is dated or certified, and none of such information is incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made as of the time when made or delivered.

Section 3.21 No Default.

(a) After giving effect to the execution and delivery of the Indenture Documents and the consummation of the Transactions to occur on or before the Closing Date, neither the Company nor any of its Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound that could reasonably be expected to have or cause a Material Adverse Effect. No event has occurred and is continuing and no condition exists which constitutes or may be reasonably expected to constitute a Default or Event of Default.

(b) After giving effect to the execution and delivery of the Indenture Documents and the consummation of the Transactions to occur on or before the Closing Date none of ECAS or any of its Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound that could reasonably be expected to have or cause a Material Adverse Effect.

Section 3.22 PATRIOT Act.

Neither the Company nor any Affiliate of the Company is (a) a country, territory, organization, person or entity named on an OFAC list, (b) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a Non-Cooperative Jurisdiction by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (c) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “PATRIOT Act”), i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (d) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Section 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns.

Section 3.23 Security Documents.

(a) The Security Agreement is effective to create in favor of the Collateral Trustee, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Security Agreement, when stock certificates representing such Pledged Stock, together with related undated stock powers in blank, are delivered to the Collateral Trustee (or its agent or bailee), in the case of the Pledged Notes described in the Security Agreement, when instruments or certificated securities representing such Pledged Notes, together with related undated note powers in blank are delivered to the Collateral Trustee (or its agent or bailee), in the case of deposit accounts and amounts on deposit therein, when deposit account control agreements are executed and delivered by the appropriate parties, and in the case of the other Collateral described in the Security Agreement, when financing statements and other filings in appropriate form are filed in the appropriate offices, the security interest granted pursuant to the Security Agreement in such Collateral (to the extent a security interest in such Collateral can be perfected under Article 9 of the UCC by the delivery of such instruments or certificated securities or the filing of financing statements, as applicable) shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Indenture Parties in such Collateral and the proceeds thereof, as security for the Secured Obligations, in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 6.2 and except, in the case of Pledged Stock, Inchoate Liens and Liens permitted by Section 6.2(n)).

(b) Each of the Mortgages, when executed and delivered, will be effective to create in favor of the Collateral Trustee, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the appropriate mortgage recording offices, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Indenture Parties in the Mortgaged Properties and the proceeds thereof, as security for the Secured Obligations, in each case prior and superior in right to any other Person (other than Inchoate Liens and Liens permitted by Section 6.2(f), (i), (j) and (m)). As of the Closing Date, no Indenture Party owns any real property.

(c) As of the Closing Date, the Company and its Subsidiaries do not have any Deposit Accounts or Securities Accounts except as set forth on Schedule 3.23. Except as contemplated by Section 5.16(c), as of the Closing Date, all Deposit Accounts and Securities Accounts listed on Schedule 3.23 (other than such Deposit Accounts and Securities Accounts constituting Excluded Assets) are subject to Deposit Account Control Agreements or Securities Account Control Agreements, as applicable, in favor of the Collateral Trustee.

Section 3.24 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect and, with respect to Section 3.24(a), (c) and (e) below, to the knowledge of the Company:

(a) the facilities and properties owned, leased or operated by the Company or any Subsidiary (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or result in the Company incurring liability under, any Environmental Law;

(b) neither the Company nor any Subsidiary has received or has knowledge of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by the Company or any Subsidiary (the “Business”), nor does the Company have knowledge that any such notice or is being threatened, which could result in the Company incurring liability under any Environmental Law;

(c) neither the Company nor any Subsidiary has transported or disposed of Materials of Environmental Concern from the Properties in violation of, or in a manner or to a location that could result in the Company incurring liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties or any other location in violation of, or in a manner that could result in the Company incurring liability under, any applicable Environmental Law;

(d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Company, threatened, under any Environmental Law to which the Company or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor, to the knowledge of the Company are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

(e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties or any other location or arising from or related to the operations of the Company or any Subsidiary or in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws; and

(f) neither the Company nor any Subsidiary has assumed by contract any liability of any other Person under Environmental Laws.

Section 3.25 Certain Documents. The Company has delivered to the Trustee a complete and correct copy of the Credit Agreement Documents, including any amendments, supplements or modifications with respect to any of the foregoing entered into on or prior to the date hereof. Other than as consented to by the Steering Committees, the Credit Agreement is in form and substance the same as the draft thereof filed with the SEC on Form 8-K on the date of the Offering Memorandum.

Section 3.26 [Reserved].

Section 3.27 Debt Prepayments. Upon consummation of the Debt Restructuring, the unpaid principal balance of the Loans shall be $276,628,863.92. The unpaid principal balances (including all premiums, where applicable) under the Existing Indenture and the Existing Note Purchase Agreements being exchanged for the Securities are as reflected in the Offering Memorandum. No Existing Revolving Loans, Existing Public Notes or Existing Private Notes have been Retired since December 31, 2009, except as described in the Offering Memorandum.

Section 3.28 Restricted Payments. Since December 31, 2009, the Company and each of its Subsidiaries have not declared or made, or incurred or agreed to incur any obligation to declare or make, any Restricted Payment other than Restricted Payments that would have been permitted under this Indenture if it had been in effect on January 1, 2010.

ARTICLE IV

CONDITIONS TO CLOSING

The Trustee may not authenticate any Securities on the Closing Date unless the following conditions precedent have been satisfied. The Trustee may rely on an Officers’ Certificate in making the foregoing determination.

(a) Execution of this Indenture and the Indenture Documents. The Trustee shall have received (i) counterparts of this Indenture, executed by a duly authorized officer of each party hereto and (ii) counterparts of each other Indenture Document, executed by the duly authorized officers of the parties thereto.

(b) Closing Payment. The Holders shall have received (or shall concurrently on the Closing Date receive) the Closing Payment out of the Total Closing Payment to be made by the Company on the Closing Date.

(c) Interest and Fees under Existing Indenture and Existing Public Notes. The unpaid interest on the Existing Public Notes and the Existing Private Notes (other than with respect to the 2020 Notes) and all unpaid fees and expenses under the Existing Indenture and the Existing Note Purchase Agreements (other than the Existing Note Purchase Agreement for the 2020 Notes) accrued to the Closing Date shall have been paid (or shall concurrently on the Closing Date be paid) in full in cash by the Company.

(d) PATRIOT Act Certificate. The Trustee shall have received a certificate satisfactory thereto, for the benefit of itself, provided by the Company that sets forth information required by the PATRIOT Act including, without limitation, the identity of the Company, the name and address of the Company and other information that will allow the Trustee to identify the Company in accordance with the PATRIOT Act.

(e) Debt Restructuring. The Debt Restructuring (other than with respect to the 2020 Notes) shall have been (or shall concurrently with the Closing Date be) consummated. The Credit Agreement and the Credit Agreement Documents shall be satisfactory to the Steering Committees.

(f) Authority Documents. The Trustee shall have received a certificate of the Company, dated the Closing Date, substantially in the form of Exhibit E, with appropriate insertions and attachments, including the following:

(i) Certificate of Incorporation, Etc. Copies of the certificate of incorporation or other charter or formation documents of the Company, certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its organization.

(ii) Resolutions. Copies of resolutions of the board of directors (or executive committee thereof) of the Company approving and adopting the Indenture Documents and the transactions contemplated therein and authorizing execution and delivery thereof, certified by an officer of the Company as of the Closing Date to be true and correct and in force and effect as of such date.

(iii) Bylaws. A copy of the bylaws of the Company, certified by an officer of the Company as of the Closing Date to be true and correct and in force and effect as of such date.

(iv) Good Standing. Copies of (i) certificates of good standing, existence or its equivalent with respect to the Company, each certified as of a recent date by the appropriate Governmental Authorities of the state of organization, and each other state in which the Company is qualified to do business; and (ii) to the extent readily available, a certificate indicating payment of all corporate and other franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

(v) Incumbency. An incumbency certificate of the Company, certified by a secretary or assistant secretary to be true and correct as of the Closing Date, in form satisfactory to the Trustee.

(g) Legal Opinions. The Trustee shall have received the executed legal opinion of Weil, Gotshal & Manges LLP, counsel to the Company and its Subsidiaries, substantially in the form of Exhibit H-1.3 The Depository Trust Company, as Depositary, shall have received the executed legal opinion of Weil, Gotshal & Manges LLP, counsel to the Company and its Subsidiaries, in the form agreed between the Company and The Depository Trust Company prior to the Closing Date and reasonably satisfactory to the Steering Committees.

(h) Fees and Expenses. The Trustee shall have received payment of (i) all fees, if any, owing to it under this Indenture and (ii) all reasonable expenses of the Trustee for which customary invoices have been presented, at least two Business Days before the Closing Date. The Holders shall have received payment of all fees and expenses (including attorneys’ fees and fees of other professional advisors) relating to the Transactions for which customary invoices have been presented, at least two Business Days before the Closing Date.

[3]	To be in the form agreed among the Company and the Steering Committees prior to the Closing Date.

(i) Litigation. Except as set forth on Schedule 3.8, there shall not exist any pending or, to the knowledge of the Company, threatened litigation, investigation, bankruptcy or insolvency, injunction, order or claim affecting or relating to the Company or any of its Subsidiaries, this Indenture and the other Indenture Documents, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date that could reasonably be expected to result in a Material Adverse Effect.

(j) Government Consent. All governmental, shareholder and material third party consents and approvals necessary in connection with the Transactions and other transactions contemplated hereby have been obtained.

(k) Financial Statements. The Trustee and the Restricted Beneficial Holders shall have received (i) the Pro Forma Balance Sheet and (ii) copies of the financial statements referred to in Section 3.1 hereof, unless such statements are included in the Offering Memorandum or the Company’s public filings pursuant to the Exchange Act.

(l) Projections. The Trustee and the Restricted Beneficial Holders shall have received financial projections of the Company and the Consolidated Subsidiaries for Fiscal Years 2010 through 2013, unless included in the Offering Memorandum.

(m) Solvency Certificate; Financial Condition Certificate. The Trustee shall have received:

(i) a certificate, in form satisfactory to the Trustee and certified as accurate by a Responsible Officer of the Company, which shall document the solvency of the Company and its Subsidiaries, taken as a whole, after giving effect to the Transactions; and

(ii) a certificate, in form satisfactory to the Trustee and certified as accurate by a Responsible Officer of the Company, which shall certify pro forma compliance by the Company and its Subsidiaries as of the Closing Date with the financial covenants contained in Section 5.9 hereof.

(n) Officers’ Certificate. The Trustee shall have received a certificate executed by two Responsible Officers of the Company as of the Closing Date stating that immediately after giving effect to the issuance of Securities on the Closing Date and the other Transactions, (i) no Default or Event of Default exists and (ii) all representations and warranties contained herein and in the other Indenture Documents are true and correct in all material respects.

(o) Pledged Stock; Stock Powers; Pledged Notes. To the extent not previously delivered, the Collateral Trustee shall have received, subject to the Collateral Trust Agreement (i) the certificates, if any, representing the shares of Capital Stock pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, (ii) each promissory note pledged pursuant to the Security Agreement, together with note powers or other instruments of transfer with respect thereto endorsed in blank and (iii) any such other certificates, certificated securities and instruments and such related instruments of transfer required to be delivered on the Closing Date pursuant to the Security Agreement.

(p) Filings, Registrations and Recordings. All documents and instruments, including Uniform Commercial Code financing statements, required by law or in accordance with the terms of the Collateral Trust Agreement, to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by the Collateral Trust Agreement, shall have been executed or shall be in proper form for filing, subject only to exceptions permitted pursuant to the Collateral Trust Agreement.

(q) Control Agreements. Except as contemplated by Section 5.16(c), the Collateral Trustee shall have received a Deposit Account Control Agreement or a Securities Account Control Agreement, as applicable, executed by all parties thereto with respect to each Deposit Account and each Securities Account required to be pledged by any Indenture Party to the Collateral Trustee pursuant to this Indenture, the Security Agreement or any other Indenture Document, including without limitation those listed on Schedule 3.23, in each case in form and substance in accordance with the Collateral Trust Agreement; provided however that Deposit Account Control Agreements and Securities Account Control Agreements shall not be required to be delivered with respect to any Excluded Assets.

(r) Insurance. The Collateral Trustee shall have received insurance certificates satisfying the requirements of Section 4.2 of the Security Agreement.

(s) Additional Matters. All other documents and legal matters in connection with the Transactions shall be satisfactory in form and substance to the Steering Committees.

(t) Representations and Warranties. The representations and warranties made by the Indenture Parties herein or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date (except for those which expressly relate to an earlier date); provided, that, in each case such materiality qualifier shall not be applicable to any representations or warranties that are already qualified or modified by materiality in the text thereof.

(u) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date or after giving effect to the Debt Restructuring.

(v) The Depository Trust Company. The Securities shall be eligible for clearance and settlement through The Depository Trust Company, as Depositary. No restrictive legend relating to the Securities Act need be placed upon any Securities (other than Securities issued pursuant to Section 2.15(a)(ii)(y)).

ARTICLE V

AFFIRMATIVE COVENANTS

The Company hereby covenants and agrees that on the Closing Date, and thereafter until no Security remains Outstanding and unpaid and the Obligations (other than Contingent Indemnification Obligations) under the Indenture Documents, together with interest, fees and all other amounts owing to the Trustee or any Holder hereunder, are paid in full in cash, the Company shall, and shall cause each of its Subsidiaries to:

Section 5.1 Reports and Other Information.

(a) Annual Financial Statements. Furnish to the Trustee and each of the Holders as soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of the Company, a copy of the consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, cash flows and changes in net assets of the Company and its Consolidated Subsidiaries for such year, audited by a firm of independent certified public accountants of nationally recognized standing, setting forth in each case in comparative form the figures for the preceding Fiscal Year, reported on without a “going concern” or like qualification, exception, explanatory paragraph or assumption (for Fiscal Year 2010 and thereafter), or qualification or assumption indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification; provided, however, that to the extent such reports are filed with the SEC and publicly available, no additional copies need be provided to Holders or the Trustee;

(b) Quarterly Financial Statements. Furnish to the Trustee and each of the Holders as soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter of the Company, a company-prepared consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such period and related company-prepared consolidated statements of income, cash flows and changes in net assets for the Company and its Consolidated Subsidiaries for such quarterly period and for the portion of the Fiscal Year ending with such period, in each case setting forth in comparative form the figures for the corresponding period or periods of the preceding Fiscal Year (subject to normal recurring year-end audit adjustments) certified as to fairness of presentation, GAAP and consistency by a Responsible Officer of the Company; provided, however, that to the extent such reports are filed with the SEC and publicly available, no additional copies need be provided to Holders or the Trustee;

(c) Monthly/Quarterly Reports. Furnish to the Trustee and to each Restricted Beneficial Holder, subject to the Company’s right to receive written confirmation that the recipient still qualifies as a Restricted Beneficial Holder, as soon as available and in any event (i) within thirty (30) days after the end of each of the first two Fiscal Months in any Fiscal Quarter (the “Monthly Report”), and (ii) within (x) forty-five (45) days after the end of each of the first three Fiscal Quarters in any Fiscal Year and (y) ninety (90) days after the end of the last Fiscal Quarter in any Fiscal Year (the “Quarterly Report”), in each case beginning with Fiscal Quarter ending June 30, 2010, a company–prepared report in the form attached hereto as Exhibit G and Exhibit I, respectively, or such other form as agreed to by the Company and the Restricted Beneficial Holders;

(d) Additional Reports. Furnish to the Trustee the information specified in Section 9.4;

(e) all such financial statements described in the preceding paragraphs (a) and (b) to fairly present in all material respects the financial condition, results from operations and cash flows of the entities and for the periods specified and to be prepared in reasonable detail and in accordance with GAAP (subject, in the case of interim statements, to normal recurring year-end audit adjustments) applied consistently throughout the periods reflected therein. The Company’s quarterly filings on Form 10-Q and annual filings on Form 10-K will include a description of Investments held by the Company and its Subsidiaries and will identify such Investments as Collateral or non-Collateral and, if Collateral, will further identify such Investments by category (e.g., senior secured term Debt, subordinated Debt, etc.), all in the form attached hereto as Exhibit J or such other form as agreed to by the Company and the Trustee. The Company’s quarterly filings on Form 10-Q and annual filings on Form 10-K also will include a statement of the amount that would have been applied to the redemption of Securities pursuant to Section 2.4(b) with respect to events that occurred during such redemption period that has been set off against the Excess Closing Payment in accordance with the proviso set forth at the end of Section 2.4(b). Further, the Company agrees to deliver to the Trustee quarterly and annual descriptions of such Investments and such redemption amount in the event the Company ceases to make Form 10-Q and Form 10-K filings, no later than the dates on which financial statements are required to be delivered pursuant to Section 5.1(a) and Section 5.1(b).

Section 5.2 Certificates; Other Information.

Furnish to the Trustee and each of the Restricted Beneficial Holders (and to the Collateral Trustee in the case of paragraph (d) below):

(a) concurrently with the delivery of the financial statements referred to in Section 5.1(a) and Section 5.1(b) above, a certificate of a Responsible Officer, substantially in the form of Exhibit F (each a “Compliance Certificate”), stating that (x) such financial statements present fairly in all material respects the financial position, results from operations and cash flows of the Company and its Consolidated Subsidiaries for the periods indicated in conformity with GAAP applied on a consistent basis, (y) each Indenture Party during such period observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Indenture and the other Indenture Documents to be observed, performed or satisfied by it; provided, that, in each case such materiality qualifier shall not be applicable to any covenants, conditions or agreements that are already qualified or modified by materiality in the text thereof, and (z) such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and if any Default then exists, setting forth the details thereof and the action which such Indenture Party is taking or proposes to take with respect thereto, and including calculations in reasonable detail required to indicate compliance with Section 5.9 as of the last day of such period;

(b) promptly, such additional financial and other information as any Restricted Beneficial Holder may from time to time reasonably request; provided that, subject to Section 5.22, if no Notice of Acceleration is in effect, Portfolio Investment Information shall only be disclosed to Restricted Beneficial Holders with the Company’s prior written consent, which consent may be limited to disclosure to Restricted Beneficial Holders that are not Competitors.

(c) upon the occurrence of a Default or an Event of Default, promptly, such additional financial and other information as the Trustee may from time to time reasonably request;

(d) concurrently with the delivery of the financial statements referred to in Section 5.1(a) above, a report of a reputable insurance broker with respect to insurance required pursuant to Section 5.5, and such supplemental reports with respect thereto as the Collateral Trustee may from time to time reasonably request; and

(e) any legal opinion delivered under the Credit Agreement or any corresponding agreement in respect of Permitted Refinancing Debt after the Closing Date to the extent relating to the creation or perfection of any security interest in the Collateral and cause such opinion to be addressed to and for the benefit of the Holders.

Section 5.3 Payment of Taxes and Other Obligations.

Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, (subject, where applicable, to specified grace periods) all its taxes (Federal, state, local and any other taxes) assessments, governmental charges, claims for labor, supplies, rent and other obligations and liabilities of whatever nature (other than with respect to the 2020 Notes) and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such taxes, obligations and liabilities, except when the amount or validity of any such taxes, obligations and liabilities is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Company.

Section 5.4 Maintenance of Existence.

Except as otherwise permitted by Section 6.3 and Section 6.10, continue to engage in business of the same general type as now conducted by it on the Closing Date and, preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing in each jurisdiction where the failure to maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect. The Company shall, and shall cause its Subsidiaries to, comply in all material respects with all “corporate separateness” requirements applicable to SPE Subsidiaries with respect to Securitization Transactions.

Section 5.5 Maintenance of Property; Insurance.

Maintain all of its properties and assets necessary to the conduct of its business in good condition, repair and working order, ordinary wear and tear excepted. The Company will maintain, and will cause each Subsidiary of the Company to maintain (either in the name of the Company or in such Subsidiary’s own name), with financially sound and reputable companies, insurance policies (i) insuring the Inventory, Fixtures, Equipment and Vehicles against loss by fire, explosion, theft and such other casualties and (ii) insuring the Company or relevant Subsidiary against liability for personal injury and property damage relating to such Inventory, Fixtures, Equipment and Vehicles, such policies in each case to be in such form and amounts and having such coverage against such risks as are customarily maintained by companies of established repute engaged in the same or similar business.

Section 5.6 Inspection of Property; Books and Records.

(a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities;

(b) Permit with reasonable prior notice, which notice shall not be required in the case an Event of Default shall have occurred and be continuing or an Asset Coverage Noncompliance Period is in effect, the Trustee or its designee (on behalf and at the specific direction by the Restricted Beneficial Holders), at the expense of the Company, to perform periodic field audits and investigations of the Company and the Collateral, from time to time, provided that the field examinations at the Company’s headquarters in Bethesda, Maryland or at any of the Company’s other offices shall be no more frequent than twice each Fiscal Year unless an Event of Default has occurred and is continuing or an Asset Coverage Noncompliance Period is in effect, in which case there shall be no such limitation on the number of field examinations (which shall be at the Company’s expense);

(c) Permit a single representative of the Trustee or its designee (on behalf and at the specific direction by the Restricted Beneficial Holders) at the expense of such Restricted Beneficial Holders prior to the occurrence of an Event of Default or Asset Coverage Noncompliance Period, and at the Company’s expense when an Event of Default is continuing or during an Asset Coverage Noncompliance Period, to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records (including computer tapes and disks) and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants; provided that, (i) any designee referred to herein shall enter into a confidentiality agreement substantially in the form of Exhibit C and (ii) subject to Section 5.22, if no Notice of Acceleration is in effect, any Portfolio Investment Information contained in such report or other document with respect to such inspection shall only be provided to the Restricted Beneficial Holders with the Company’s prior written consent, which consent may be limited to disclosure to Restricted Beneficial Holders that are not Competitors. The Company agrees to, and to cause its Subsidiaries to, cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired; and

(d) If a Default or Event of Default has occurred and is continuing or if an Asset Coverage Noncompliance Period is in effect, the Trustee shall be entitled to retain a financial advisor of its choosing (at the Company’s expense) to conduct (or assist the Trustee in conducting) the audits, investigations, inspections and examinations described in the preceding clauses (b) and (c) and to perform reasonable due diligence and other reasonable and customary services; provided that (i) such financial advisor shall enter into a confidentiality agreement substantially in the form of Exhibit C and (ii) subject to Section 5.22, if no Notice of Acceleration is in effect, any Portfolio Investment Information contained in such report or other document with respect to such inspection shall only be provided to the Restricted Beneficial Holders with the Company’s prior written consent, which consent may be limited to disclosure to Restricted Beneficial Holders that are not Competitors.

(e) Any direction to the Trustee in connection with this Section 5.6 shall reference this Section 5.6, shall be specific as to the scope and extent of the tasks requested of the Trustee, and shall otherwise satisfy the terms of this Indenture. The Trustee shall be entitled to written confirmation and evidence satisfactory to it that each party making such direction meets the definition of Restricted Beneficial Holder as of the date any such direction is received by the Trustee.

Section 5.7 Notices.

Promptly following the occurrence of an event or condition consisting of an Asset Coverage Noncompliance Period, a Default or Event of Default, give written notice to the Trustee (provided that in no event shall such notice be provided later than three (3) Business Days after the Company or any other Indenture Party obtains actual knowledge thereof), and promptly (but in no event later than five (5) Business Days after the Company or any other Indenture Party obtains actual knowledge thereof) give written notice of the following to the Trustee and to each Restricted Beneficial Holder:

(a) the occurrence of any default or event of default under any Contractual Obligation of the Company or any Subsidiary involving a monetary claim in excess of $25,000,000 (other than under the 2020 Notes);

(b) any order, judgment or decree exceeding $25,000,000 having been entered against the Company or any Subsidiary;

(c)(i) the occurrence of any non-exempt Prohibited Transaction; the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan or, to the knowledge of the Company, any Multiemployer Plan; a failure by Company or any member of the Controlled Group to make any required contribution to a Plan or the filing by Company or any member of the Controlled Group, pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Single Employer Plan; a determination that any Single Employer Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); the institution of proceedings by the PBGC, Company or any member of the Controlled Group to terminate a Single Employer Plan or the incurrence by Company or any member of the Controlled Group of liability under Title IV of ERISA with respect to the termination of any Single Employer Plan, including, but not limited to the creation of any Lien in favor of the PBGC (other than a Lien permitted by Section 6.2) or a Single Employer Plan; or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or receipt of a determination that any such Multiemployer Plan is in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); or (ii) the institution of proceedings or the taking of any other action by the PBGC or Company or any member of the Controlled Group or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or determination that any Multiemployer Plan is in “endangered” or “critical” status;

(d) any notice of any violation received by the Company or a Subsidiary from any Governmental Authority;

(e) any litigation or proceeding affecting any Indenture Party (i) in which the amount involved is $25,000,000 or more and not covered by insurance or (ii) which relates to any Indenture Document; and

(f) any other development or event that could reasonably be expected to cause a Material Adverse Effect.

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto. In the case of any notice of a Default or Event of Default, the Company shall specify that such notice is a Default or Event of Default notice on the face thereof.

Section 5.8 Environmental Laws.

(a) Except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, comply with and use commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws; and

(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect.

Section 5.9 Financial Covenants.

Cause:

(a) Ratio of Adjusted Operating Cash Flow to Interest Expense. The ratio of the Adjusted Operating Cash Flow to Interest Expense of the Company and its Consolidated Subsidiaries, determined as of the last day of each Fiscal Quarter (beginning with the first full Fiscal Quarter ending after the Closing Date) for the period of four (4) consecutive Fiscal Quarters ended on such day, to be greater than or equal to (i) 1.20 to 1.00 at the end of each Fiscal Quarter in Fiscal Year 2010, (ii) 1.15 to 1.00 at the end of each Fiscal Quarter in Fiscal Year 2011 and (iii) 1.30 to 1.00 at the end of each Fiscal Quarter thereafter.

(b) Ratio of Total Pledged Assets to Secured Debt. The ratio of Total Pledged Assets to Secured Debt (“Asset Coverage Ratio”) (i) determined as of the last day of each Fiscal Quarter (beginning with the first full Fiscal Quarter ending after the Closing Date), to be greater than or equal to 1.00 to 1.00 as of the last day of any Fiscal Quarter and (ii) determined as of the last day of at least one of any two consecutive Fiscal Quarters (beginning with the Fiscal Quarter ending on or about March 31, 2010), (A) for any Fiscal Quarter ending in Fiscal Year 2010, to be greater than or equal to 1.15 to 1.00, (B) for any Fiscal Quarter ending in Fiscal Year 2011, to be greater than or equal to 1.20 to 1.00 and (C) for any Fiscal Quarter ending thereafter, to be greater than or equal to 1.25 to 1.00; provided that, at the option of the Company, if during any one Fiscal Quarter ending after the Closing Date, the VIX Index is greater than or equal to 35 as measured on the average daily close of the VIX Index over any period of ten (10) consecutive days in which the VIX Index is quoted within such Fiscal Quarter, the requirements of clause (i) shall be suspended for such Fiscal Quarter if suspension for such Fiscal Quarter is elected by the Company; provided further that such suspension may be elected by the Company to apply only as to one covenant measurement date and shall not apply to any Fiscal Quarter in which the VIX Index is unable to be determined or is not quoted for any reason on any day of such Fiscal Quarter.

Section 5.10 Maintenance of Corporate Family Rating. (i) Use commercially reasonable efforts to at all times maintain a corporate family rating from at least two of (a) S&P, (b) Moody’s and (c) Fitch and (ii) secure promptly following the Closing Date and subsequently maintain a rating of the Securities from at least two of (a) S&P, (b) Moody’s and (c) Fitch.

Section 5.11 Compliance with Laws.

(a) Comply, and cause each member of the Controlled Group to comply, in all material respects with all Applicable Laws (including but not limited to those with respect to the Investment Loans and any Related Property), and similar requirements of Governmental Authorities (including but not limited to PBGC), except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

(b) At all times maintain its status as a RIC under the Code, and as a “business development company” under the Investment Company Act; provided the Company shall not be required to maintain its status as a RIC if (i) the income tax payable by the Company and its Subsidiaries resulting from the failure to maintain such status is not greater than the minimum required distributions that would have been payable in cash if the Company had maintained its status as a RIC or (ii) if the Required Lenders (as defined in the Credit Agreement) shall have consented to such change.

(c) Not permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Code and the respective regulations promulgated thereunder.

Section 5.12 Additional Collateral, etc.

(a) With respect to any property acquired after the Closing Date by the Company or any other Indenture Party (other than (x) Excluded Assets, (y) any property described in paragraph (b), (c) or (d) below and (z) any property subject to a Lien expressly permitted by Section 6.2(j), (n) and (o)) as to which the Collateral Trustee, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Collateral Trustee such amendments to the Security Agreement or the other Security Document (or execute new Security Documents) as the Collateral Trustee deems reasonably necessary or advisable to grant to the Collateral Trustee, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions reasonably necessary or advisable to grant to the Collateral Trustee, for the benefit of the Secured Parties, a perfected first priority security interest (subject to any Liens permitted under Section 6.2) in such property, including the filing of UCC financing statements in such jurisdictions as may be reasonably required by the Security Agreement (or other Security Document) or by law or as may be reasonably requested by the Collateral Trustee in its discretion (or as instructed by the Holders).

(b) With respect to any fee interest in any real property owned or acquired by the Company or any other Indenture Party (other than (x) Excluded Assets and (y) any such real property (including improvements located on leased land) subject to any Liens permitted by Section 6.2), promptly (i) execute and deliver a first priority Mortgage, deed of trust or deed to secure debt, in favor of the Collateral Trustee, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Collateral Trustee, provide the Secured Parties with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Collateral Trustee) as well as a current ALTA survey thereof, together with a surveyor’s certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Collateral Trustee in connection with such Mortgage, deed of trust or deed to secure debt, each of the foregoing in form and substance reasonably satisfactory to the Collateral Trustee and (iii) if requested by the Collateral Trustee, deliver to the Collateral Trustee local counsel opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Trustee; provided the Company and the other Indenture Parties shall not be required to mortgage any real property unless and until the value of all real property (together with improvements thereof) exceeds $10,000,000 (in which case all such real property shall be mortgaged). The Company and the other Indenture Parties shall not be required to deliver leasehold mortgages.

(c) With respect to any Capital Stock acquired after the Closing Date by the Company or any other Indenture Party (which, for the purposes of this paragraph (c), shall include any Capital Stock of an existing Subsidiary that ceases to be an Excluded Subsidiary) (other than any such Capital Stock constituting Excluded Assets or that is subject to Liens permitted by Section 6.2(n)), promptly (i) execute and deliver to the Trustee such amendments to the Security Agreement as the Collateral Trustee reasonably deems necessary or advisable to grant to the Collateral Trustee, for the benefit of the Secured Parties, a perfected first priority security interest in such Capital Stock, (ii) deliver to the Collateral Trustee the certificates, if any, representing such Capital Stock, together with related undated stock powers, in blank, executed and delivered by a duly authorized officer of the Company or the relevant Indenture Party, (iii) in the case of any new Subsidiary that is not an Excluded Subsidiary, cause such Subsidiary (A) to become a Subsidiary Guarantor and a party to this Indenture, the Security Agreement, the Collateral Trust Agreement and any other Security Document to the extent applicable to such Subsidiary, (B) to take such actions necessary or advisable to grant to the Collateral Trustee for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Security Agreement and the Collateral Trust Agreement with respect to such Subsidiary, including the filing of UCC financing statements in such jurisdictions as may be reasonably required by the Security Agreement or by law or as may be reasonably requested by the Collateral Trustee and (C) to deliver to the Collateral Trustee a certificate of such Subsidiary, substantially in the form of Exhibit E, with appropriate insertions and attachments, and (iv) if reasonably requested by the Collateral Trustee, deliver to the Collateral Trustee legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Trustee.

Section 5.13 Portfolio Investments. Cause substantially all Portfolio Investments of the Company and its Subsidiaries (other than SPE Subsidiaries constituting Securitization Issuers and depositor SPE Subsidiaries engaged in customary transitory ownership of Portfolio Investments) to be owned by the Company or any other Indenture Party consistent with the Company’s past practice.

Section 5.14 Managementsub. Cause each Managementsub and each parent company thereof that is not an Indenture Party (each, a “Managementsub Parent”) to be a single purpose company free of Debt (other than intercompany Debt owed to the Company, any of its Wholly Owned Subsidiaries or Managementsub Parent) and Liens (other than Liens securing intercompany Debt to the Company, any of its Wholly Owned Subsidiaries or Managementsub Parent) and whose sole purpose and business of which will be to manage the applicable ACE Fund and such other business that is incidental to such purpose.

Section 5.15 Debt Investments.

(a) Cause all Debt owed by a Subsidiary to the Company or any other Subsidiary, including Portfolio Investments, to be evidenced by a promissory note or, in the case of Debt not governed by the laws of a United States jurisdiction, other customary written instrument.

(b) Cause all Debt owed to the Company or any Subsidiary by a Subsidiary, Managementsub or Managementsub Parent to be secured by Liens on all assets of such obligor entity (other than assets of the types that, if owned by the Company, would constitute Excluded Assets).

Section 5.16 Post-Closing Obligations.

(a) Within 45 Business Days after the Closing Date, cause all securities representing Securitization Retained Security Investments held by a non-Indenture Party to be transferred to the Company or any other Indenture Party and become subject to a first priority security interest (subject only to Inchoate Liens) created by the Security Documents.

(b) Within 45 Business Days after the Closing Date, cause all debt securities issued by CRE CDO 2007-1, Ltd. that are owned by the Company or any other Indenture Party to become subject to a first priority security interest (subject only to Inchoate Liens) created by the Security Documents.

(c) Within 60 Business Days after the Closing Date, cause each of the Deposit Accounts and Securities Accounts listed on Schedule 5.16(c) to (i) be subject to a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable, (ii) be closed or (iii) constitute Excluded Accounts.

Section 5.17 Payment of Expenses and Taxes; Indemnification.

(a)(i) Pay or reimburse each Holder and each beneficial holder for all reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, printing and execution of, and any amendment, supplement or modification to, this Indenture and the other Indenture Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby (including the Transactions), together with the reasonable fees and disbursements of counsel to the Holders, (ii) pay or reimburse each Holder for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Indenture, the Securities and any such other documents, including without limitation the fees and disbursements of counsel to the Holders (including allocated costs of in house legal counsel), (iii) on demand, pay, indemnify, and hold each Holder and each beneficial holder harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation, administration or enforcement of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Indenture Documents and any such other documents, and (iv) subject to the foregoing, pay, indemnify, and hold each Holder and each beneficial holder and each of their respective Affiliates, employees, agents, officers and directors (each an “Indemnified Person”) harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance or administration of the Indenture Documents or any such other documents and the use, or proposed use, of proceeds of the Securities or otherwise relating in any way to any of the foregoing and the negotiation and consummation of the Transactions and the Debt Restructuring (all of the foregoing, collectively, “Indemnified Liabilities”); provided that with respect to clause (iv), the Company shall not have any obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person, as determined in a final, non-appealable judgment by a court of competent jurisdiction; provided further that, with respect to each of clauses (i), (ii) and (iv), the Company shall not be responsible for fees and disbursements of more than one firm of counsel and one financial advisor to the Holders and beneficial holders (or one firm of counsel and one financial advisor for each series of Securities if there shall be a bona fide conflict of interest between or among Holders or beneficial holders of different series of Securities), in addition to any local or special counsel.

(b) Defend, indemnify and hold harmless the Indemnified Persons from and against any and all claims (including claims of third parties), demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation or alleged violation of, noncompliance or alleged noncompliance with, or liability under, any Environmental Law applicable to the operations of the Company or any of its Subsidiaries, the Properties or any other location, or any orders, requirements or demands of Governmental Authorities related thereto, including reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor, as determined by a final and non-appealable decision of a court of competent jurisdiction. Without limiting the foregoing, and to the extent permitted by applicable law, the Company agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnified Persons.

(c) The agreements in this Section 5.17 shall survive repayment of the Securities and all other amounts payable hereunder.

Section 5.18 Payment of Principal, Interest and Fees. Duly and punctually pay the principal of and interest on the Securities and all fees and other amounts payable pursuant to this Indenture in accordance with the terms of the Securities and this Indenture.

Section 5.19 Maintenance of Office or Agency. Maintain in each Place of Payment an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 5.20 Money for Securities Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, on or before each due date of the principal of or interest on any of the Securities or any fee or other amount payable under this Indenture, segregate and hold in trust for the benefit of the Persons entitled thereto a sum, in the currency in which the Securities are payable, sufficient to pay such principal, interest, fee or other amount so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of or interest on any Securities or any fee or other amount payable under this Indenture, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent; and

(b) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Absent a Default or Event of Default, and subject to applicable abandoned property laws, if any, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security or any fee or other amount payable under this Indenture and remaining unclaimed for two years after such principal, interest, fee or other amount has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof; provided, however, that the Trustee or such Paying Agent, if any, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, that shall not be less than thirty (30) calendar days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Company.

Section 5.21 Statement by Officers as to Default. To the extent not included in a certificate delivered pursuant to Section 5.2(a), deliver to the Trustee, within 120 calendar days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 5.22 Limits on Disclosure of Reporting. Notwithstanding Section 5.2(b), Section 5.6 and Section 5.7, the Company and its Subsidiaries shall not be required to (and, unless a Notice of Acceleration shall be in effect, neither the Trustee nor any other agent, representative or advisor (acting in accordance with its customary procedures for maintaining confidential information) to the Holders shall) disclose to any Restricted Beneficial Holder that is a Competitor any of the types of information about individual Portfolio Investments listed on Exhibit K attached hereto (“Portfolio Investment Information”). In furtherance of the foregoing, the Company may provide more extensive information packages and access to Restricted Beneficial Holders that are not Competitors than provided to Restricted Beneficial Holders that are Competitors. Any determination as to whether a Restricted Beneficial Holders is a Competitor or whether information constitutes Portfolio Investment Information shall be made by the Company in its reasonable judgment. The Trustee shall have no obligation or liability for any determination made by the Company pursuant to this paragraph. For the avoidance of doubt, this Section 5.22 shall not apply to information required to be disclosed to the Restricted Beneficial Holder under Section 5.1 and Section 5.2(a).

ARTICLE VI

NEGATIVE COVENANTS

The Company hereby covenants and agrees that on the Closing Date, and thereafter until no Securities remain Outstanding and unpaid and the Obligations (other than Contingent Indemnification Obligations) under the Indenture Documents, together with interest, fees and all other amounts owing to the Trustee or any Holder hereunder, are paid in full in cash, the Company shall not, nor shall it permit any of its Subsidiaries to (nor, with respect to Section 6.11 only, shall it fail to prevent American Capital, LLC (so long as American Capital, LLC would be considered to be a Subsidiary of the Company hereunder but for the proviso contained in the definition of Subsidiary) from):

Section 6.1 Additional Debt.

Directly or indirectly issue, assume, create, incur or suffer to exist any Debt, except for:

(a) the Debt owed under the Credit Agreement and the other Credit Agreement Documents as in effect on the Closing Debt, and Permitted Refinancing Debt in respect thereof, in an aggregate principal amount not to exceed the aggregate principal amount of Debt incurred under the Credit Agreement as of the Closing Date;

(b)(i) The 2020 Notes and (ii) Securities exchanged for, or the proceeds of which are used solely to repay or redeem in full, the 2020 Notes;

(c) Debt evidenced by the Securities and guarantees thereof by Subsidiary Guarantors, if any, and Permitted Refinancing Debt in respect thereof;

(d) Debt evidenced by the Existing Public Notes and Existing Private Notes outstanding on the Closing Date that have not been exchanged for Securities;

(e)(i) Debt in respect of on-balance sheet Permitted Securitization Transactions, and (ii) unsecured guarantees in connection with off-balance sheet Securitization Transactions to the extent incurred pursuant to Standard Securitization Undertakings;

(f) Subordinated Debt;

(g) Debt and obligations owing under (i) Hedging Agreements existing on the Closing Date and described on Schedule 6.1(g) and (ii) Hedging Agreements entered into after the Closing Date not for speculative purposes provided the Debt and obligations under Hedging Agreements described in this clause (ii) are unsecured;

(h) Debt in an aggregate amount not to exceed $46,000,000 at any one time outstanding consisting of reimbursement obligations in respect of letters of credit (which may be issued to support obligations of Subsidiaries and Portfolio Investments) (i) existing on the Closing Date or (ii) issued after the Closing Date in connection with permitted Follow-On Investments, in each case issued for the account of the Company;

(i) Obligations with respect to the termination and/or settlement of obligations under a certain Hedging Agreement outstanding on the Closing Date; provided that the aggregate amount of such obligations shall not, at any time, exceed $15,000,000;

(j) in addition to the other Debt permitted by this Section 6.1, Debt which shall not, at any time, exceed an aggregate principal amount of $25,000,000;

(k) Debt of the Company to the extent secured by Portfolio Investments made after the Closing Date provided that at the time any such Debt is incurred (i) the Net Cash Proceeds of such Debt shall be equal to at least 75% of the Fair Market Value of the Portfolio Investments securing such Debt, (ii) the Company is in pro forma compliance with the financial covenants set forth in Section 5.9 after giving effect thereto, (iii) no Event of Default exists or would result therefrom, (iv) such Debt has no required scheduled or mandatory (except with proceeds of collateral securing such Debt) principal payments prior to the first anniversary of the Maturity Date, and (v) the material terms of such Debt (other than interest rate and other economic terms) in the aggregate are no more restrictive on the Company and its Consolidated Subsidiaries than the terms of this Indenture (unless covenants and events of default contained in such Debt that are more restrictive than those hereunder shall be incorporated mutatis mutandis in this Indenture);

(l) unsecured Debt of the Company as long as (i) such Debt has no required (scheduled or mandatory) principal payments prior to the first anniversary of the Maturity Date, (ii) the material terms of such Debt (other than interest rate and other economic terms) in the aggregate are no more restrictive on the Company and its Consolidated Subsidiaries than the terms of this Indenture (unless covenants and events of default contained in such Debt that are more restrictive than those hereunder shall be incorporated mutatis mutandis in this Indenture), (iii) the Company is in pro forma compliance with the financial covenants set forth in Section 5.9 after giving effect thereto, and (iv) no Event of Default exists or would result therefrom;

(m) repurchase agreement financing if (i) the proceeds of such Debt are invested solely in securities issued or directly and fully guaranteed or insured by the United States or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) and (ii) such financing matures no later than twenty-five (25) Business Days; and

(n) intercompany Debt permitted by Section 6.5 and Section 6.11;

(o) after August 1, 2012 and following repayment in full of the Amortizing Securities and Loans that are Outstanding, one or more revolving credit facilities of up to an aggregate principal amount of $300 million, secured on a pari passu basis with the Call-Protected Dollar Securities, subject to compliance with an Asset Coverage Ratio of 2 to 1, provided (i) no other pari passu Debt other than any such revolving credit facility is outstanding immediately after entering into any such revolving credit facility, (ii) the final maturity date of any such revolving credit facility is no earlier than the first anniversary of the maturity of the Call-Protected Dollar Securities and (iii) the lenders under each such revolving credit facility enter into an intercreditor agreement on substantially similar terms as the Collateral Trust Agreement or as otherwise reasonably acceptable to Holders holding in the aggregate greater than 50% of the total Outstanding principal amount of the Call-Protected Dollar Securities; and

(p) provided that after giving effect to the issuance, assumption, creation or incurrence of the Debt permitted by this Section 6.1 after the Closing Date, no Default under Section 7.1(a) or (e) shall have occurred and be continuing and the Company shall be in compliance with Section 5.9. The Net Cash Proceeds of any Debt incurred pursuant to Section 6.1(e), (f), (j), (k) and (l) are subject to Section 2.4(b).

Section 6.2 Liens.

Create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

(a) Liens granted by the Indenture Parties on the Collateral pursuant to any of the Indenture Documents;

(b) Liens granted by SPE Subsidiaries in on-balance sheet Permitted Securitization Transaction assets;

(c) Liens not otherwise permitted by this Section 6.2; provided that the aggregate outstanding principal amount of all obligations and liabilities secured by such Liens shall not exceed $500,000 at any time;

(d) Liens on up to $46,000,000 of cash and Cash Equivalents (plus earnings thereon) to secure Debt permitted under Section 6.1(h);

(e) Inchoate Liens and, solely in respect of any Related Property, Permitted Liens existing on such Related Property;

(f) Liens incurred in connection with worker’s compensation, unemployment compensation and other types of social security or in connection with surety bonds, bids, performance bonds and similar obligations or otherwise in the ordinary course of business, in each case for sums not overdue or being diligently contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and for which it maintains adequate reserves, easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of Company or any Subsidiary;

(g) pledges or deposits of cash and Cash Equivalents securing deductibles, self insurance, co-payment, co-insurance, retentions and similar obligations to providers of insurance in the ordinary course of business; provided that the amount of such pledges, deposits of cash and cash equivalents shall not exceed $25,000,000 in the aggregate at any time;

(h) Liens arising from precautionary UCC financing statements regarding, and any interest or title of a licensor under a license agreement or a lessor or sublessor under operating leases;

(i) Leases or subleases granted by the Company or any Subsidiary in the ordinary course of business;

(j) the following Liens; provided that the aggregate amount of indebtedness, liabilities and obligations from time to time secured thereby shall not exceed $25,000,000:

(i) Liens arising in connection with Capital Leases and attaching only to the property being leased; and

(ii) Liens that constitute purchase money security interests on any property securing Debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within sixty (60) days of the acquisition thereof and attaches solely to the property so acquired;

(k) Liens existing on property at the time of the acquisition thereof by the Company or any Subsidiary (and not created in contemplation of such acquisition) provided that the aggregate amount of indebtedness, liabilities and obligations from time to time secured thereby shall not exceed $25,000,000;

(l) customary banker’s liens and rights of set-off, refund or chargeback in favor of banks or other financial institutions where the Company or its Subsidiaries maintain deposits in the ordinary course of business;

(m) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $40,000,000 arising in connection with court proceedings (provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings);

(n) Liens on Portfolio Investments made after the Closing Date (other than Follow-On Investments) to secure Debt permitted by Section 6.1(k);

(o) Liens granted by the Company to secure Debt permitted under Section 6.1(m) to the extent such Liens are granted solely on the securities financed with the proceeds of such Debt and the proceeds thereof;

(p) Liens on deposits, including earnest money deposits and escrow deposits, made by the Company or any Subsidiary in connection with any existing and contemplated Investment permitted (or not prohibited) under this Agreement, including to secure capital commitments and guaranties made in connection with such Investments, in each case in the ordinary course of business; and

(q) Liens securing Debt incurred pursuant to Section 6.1(o).

If any obligations secured under Section 6.2(g), (j) or (k) constitute Debt, such Debt shall be incurred only under Section 6.1(j).

Section 6.3 Consolidations, Mergers, and Sales of Assets.

Consolidate or merge with or into, or Dispose of all or any substantial part of its assets or any Portfolio Investment to, any other Person, or discontinue or eliminate any business line or segment, provided that:

(a) Subsidiaries of the Company may merge with one another or into the Company; provided that on any merger of an Excluded Subsidiary and an Indenture Party, the Indenture Party shall be the surviving entity;

(b) the Company may Dispose of assets in a Permitted Securitization Transaction; provided that at the time of such Disposition (i) the Net Cash Proceeds therefrom equal at least 75% of the Fair Market Value of the assets Disposed of, and (ii) the Company shall be in pro forma compliance with Section 5.9 after giving effect thereto;

(c) Subject to Section 6.4(c), the Company and its Subsidiaries may Dispose of Portfolio Investments (in transactions other than of the type described in clause (d) below and on-balance sheet Securitization Transactions) in the ordinary course of business for fair market value in an arm’s length transaction between a willing buyer and willing seller consistent with practices existing on December 31, 2009 (as updated from time to time consistent with reasonable industry practices); provided, that in connection with the Disposition of assets in an off-balance sheet Securitization Transaction, at the time of such Disposition (i) the Net Cash Proceeds therefrom equal at least 75% of the Fair Market Value of the assets Disposed of, (ii) the Company shall be in pro forma compliance with Section 5.9 after giving effect thereto, and (iii) no Debt or other obligations of any Person in connection with such off-balance sheet Securitization Transaction is guaranteed by, or is recourse to or obligates payment by, the Company or any Subsidiary of the Company, or subjects any property of the Company or any Subsidiary of the Company to the satisfaction of obligations incurred in such off-balance sheet Securitization Transaction, other than pursuant to Standard Securitization Undertakings;

(d) the Company and its Subsidiaries may Dispose of assets in connection with private equity fund formation transactions in which, among other things, the Company or a Subsidiary thereof sells, transfers or otherwise Disposes of assets to an investment vehicle (an “ACE Fund”) with other investors and for which a wholly-owned Subsidiary Entity (“Managementsub”) of the Company manages such investment vehicle under a management agreement (a “Management Contract”); provided that at the time of such Disposition (i) the Net Cash Proceeds therefrom received by the Company and its Subsidiaries equal at least 60% of the Fair Market Value of the assets sold (or 75% of the Fair Market Value in the case of Investment Loans) (collectively, the “Minimum Net Proceeds”) and, if such Net Cash Proceeds are less than 75% of the Fair Market Value of the assets sold, the Company shall be in pro forma compliance with Section 5.9(b) at the ratio level that would be in effect during the Fiscal Year following the Fiscal Year in which such Disposition occurs, (ii) the Company is in pro forma compliance with Section 5.9 after giving effect thereto, (iii) the Capital Stock of the applicable financing vehicle and all other securities issued by the applicable financing vehicle owned by any Indenture Party, if any, is pledged as Collateral on a first priority basis and (iv) the Company and its Subsidiaries have no obligations (other than customary obligations in similar fund formation transactions); provided further that, in measuring the fair market value of private equity fund formation transactions, subject to the final sentence of this paragraph, Fair Market Value shall include the value attributable to the Management Contract to which a Managementsub that is managing the ACE Fund so created is a party. For purposes of this Section 6.3(d), if multiple asset types are Disposed of as part of a single transaction, Minimum Net Proceeds shall be determined by allocating the Net Cash Proceeds of such Disposition first to Investment Loans included in such Disposition, with any Net Cash Proceeds in excess of 75% of the Fair Market Value of such Investment Loans to be allocated to the remaining transferred assets to determine if the 60% test set forth in clause (i) is satisfied. Notwithstanding the foregoing, the maximum value of a Management Contract that may be included as Net Cash Proceeds for purposes of the calculation of Minimum Net Proceeds shall be 7% of the Fair Market Value of the assets sold.

The Company will not, and will cause its controlled Affiliates not to, engage in an ACE Transaction unless:

(i) no portion of the Debt or any other obligations (contingent or otherwise) of an ACE Fund or other Person in connection with such ACE Transaction (i) is guaranteed by the Company or its Subsidiaries (excluding Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or its Subsidiaries (other than the relevant ACE Fund) for payment other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or its Subsidiaries (other than the relevant ACE Fund and assets sold to the ACE Fund in the Disposition), directly or indirectly, contingently or otherwise, to the satisfaction of obligations incurred in such transactions, other than pursuant to Standard Securitization Undertakings; and

(ii) the Company and its Subsidiaries (other than the relevant ACE Fund) do not have any obligation to maintain or preserve the financial condition of the applicable ACE Fund (other than customary duties of a manager of a fund such as an ACE Fund), or any other Person or cause such entity to achieve certain levels of operating results.

(e) Dispositions constituting Investments permitted under Section 6.4 and Section 6.5.

(f) The Net Cash Proceeds of any Disposition permitted by Section 6.3(b), (c) and (d) shall be subject to Section 2.4(b).

Section 6.4 Acquisitions; Portfolio Investments.

(a) Neither the Company nor any Subsidiary of the Company shall make any Acquisition or acquire any Portfolio Investment or enter into any agreement, contract, binding commitment or other arrangement providing for the making or acquisition of any Acquisition or Portfolio Investment, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect the making or acquisition of any Portfolio Investment or an Acquisition, unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition or Investment and, in the case of an Acquisition, the line or lines of business of the Person to be acquired are substantially the same as or related to one or more line or lines of business conducted by the Company and its Subsidiaries, and (ii) immediately after giving effect thereto, the Company will be in compliance with Section 5.9; provided further that nothing contained in this Section 6.4(a) shall be construed to permit the Company or any Subsidiary of the Company to issue, assume, create, incur or suffer to exist any Debt except as permitted under Section 6.1.

(b) Notwithstanding the foregoing, the aggregate consideration paid for Investments permitted pursuant to Section 6.4(a) and Section 6.5(g) at any time (valued at cost) shall not exceed the Permitted Investment Amount at such time.

(c) Notwithstanding the foregoing, (i) the aggregate amount of Staple Financing provided by the Company and its Consolidated Subsidiaries in any consecutive twelve month period shall not exceed the then effective Staple Financing Amount and (ii) the aggregate amount of Staple Financing provided to any Obligor shall not exceed $150,000,000, or if no Default, Event of Default or Asset Coverage Noncompliance Period is then continuing, such greater amount as shall be consented to by the Administrative Agent in its sole discretion.

Section 6.5 Other Investments.

Make any Investment except:

(a) deposits required by government agencies or public utilities;

(b) extensions of trade credit that do not constitute Debt made to the Company’s vendors in the ordinary course of business and consistent with past practice;

(c) Investments in Cash Equivalents;

(d) intercompany Investments by any Subsidiary in the Company or any Person that, prior to giving effect to such Investment, is a Subsidiary Guarantor;

(e) Investments permitted by Section 6.4;

(f) any Investments received by the Company or any Subsidiary (i) in exchange for any Investment held by the Company or any such Subsidiary in connection with or as a result of a bankruptcy, workout, distressed reorganization or distressed recapitalization of the issuer of such other Investment or (ii) as a result of a foreclosure by the Company or any such Subsidiary with respect to any secured Investment or other transfer of title in lieu of foreclosure; and

(g) in addition to Investments otherwise expressly permitted by this Section 6.5, Investments (other than Acquisitions and Portfolio Investments) by the Company or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed the Permitted Investment Amount, as long as immediately after giving effect thereto, the Company will be in compliance with Section 5.9; provided that nothing contained in this Section 6.5(g) shall be construed to permit the Company or any Subsidiary of the Company to issue, assume, create, incur or suffer to exist any Debt except as permitted under Section 6.1.

Section 6.6 Transactions with Affiliates.

Enter into, or be a party to, or permit any Managementsub or Managementsub Parent to enter into or be a party to, any transaction with any Affiliate of the Company or such other Person (which Affiliate is not the Company or a Subsidiary of the Company), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are no less favorable to the Company or such other Person than would be obtained in a comparable arm’s length transaction with a Person which is not an Affiliate; provided that this Section 6.6 shall not apply to: (a) the origination, formation, funding, administration, management or modification of a Portfolio Investment or an ACE Fund; (b) the exercise of any right or remedy in connection with a Portfolio Investment; (c) the allocation of permitted Investments in Affiliates; or (d) Permitted Securitization Transactions.

Section 6.7 Change in Fiscal Year.

Change its Fiscal Year without the consent of the Required Holders.

Section 6.8 No Restrictive Agreement.

Directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (a) the ability of the Company and its Subsidiaries to perform and comply with their respective obligations under the Indenture Documents or (b) the ability of any Subsidiary of the Company (other than SPE Subsidiaries), any Managementsub Parent or any Managementsub to make any dividend payments or other distributions in respect of its Capital Stock, to repay Debt owed to the Company or any other Subsidiary, to make loans or advances to the Company or any other Subsidiary, or to transfer any of its assets or properties to the Company or any other Subsidiary, in each case other than restrictions which exist under any agreement or instrument secured by a Lien permitted under Section 6.2(j), Section 6.2(k), Section 6.2(n) or Section 6.2(o) (but only to the extent such restriction or encumbrance applies to the assets subject to such Lien permitted under Section 6.2(j), Section 6.2(k), Section 6.2(n) or Section 6.2(o), as applicable), customary restrictions in leases, licenses and other contracts restricting the assignment thereof and customary restrictions contained in agreements relating to the sale of assets or stock pending such sale; provided that in no event shall the Company become subject to financial covenants more restrictive than those in Section 5.9.

Section 6.9 Restricted Payments.

Declare or make any Restricted Payment except:

(a) any Subsidiary may make Restricted Payments to the Company and its Subsidiaries;

(b) during and after Fiscal Year 2010, the Company may pay dividends on account of its Capital Stock solely and to the extent necessary in order to maintain the Company’s eligibility for taxation as a RIC under the Code and to eliminate any income tax that would otherwise be payable by the Company, and the Company agrees to pay such dividends by the issuance of additional shares of its common stock and not in cash to the maximum extent permitted by Applicable Laws and to the extent not adversely affecting the Company’s RIC status; provided, that (x) no cash dividend shall be permitted if the Company loses its status as a RIC under the Code or is no longer maintaining or attempting to maintain RIC status (except with respect to dividends that relate to the last taxable year or a portion thereof for which the Company was a RIC) and (y) no cash dividend payment with respect to any taxable year (whether of all or any portion of the Company’s taxable income or otherwise) shall be permitted if the aggregate amount of all such cash dividends paid with respect to such taxable year exceeds the amount that would be payable by the Company in income tax for such taxable year if such cash was not distributed and was instead retained by the Company; and provided further that the aggregate cash dividends paid with respect to any of the first three taxable quarters of any taxable year may not exceed the lesser of (x) the estimated taxable income for such taxable quarter, which estimate shall be based on the Company’s updated projection of the Company’s taxable income for the applicable taxable year, and (y) $55,000,000, in each case plus the amount of undistributed taxable income with respect to any prior taxable year; and

(c) the Company may pay cash dividends and make any other Restricted Payments at any time, for any reason, without limitation if, after giving effect thereto, (w) the Company maintains an asset coverage requirement of at least 200%, as set forth in Section 18(a), as modified by Section 61(a), of the Investment Company Act, (x) the Company shall be in pro forma compliance with Section 5.9, (y) no Asset Coverage Noncompliance Period, Default or Event of Default shall exist and be continuing and (z) the aggregate principal amount of the Loans, the Securities and any Permitted Refinancing Debt shall be equal to or less than $1,400,000,000.

Section 6.10 Dissolution.

Suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Subsidiary of the Company, except: (a) through corporate reorganization to the extent permitted by Section 6.3; (b) Restricted Payments that are not precluded by Section 6.9; and (c) the dissolution or liquidation of Subsidiaries; provided that such Subsidiary transfers all of its assets to the Company or a Wholly Owned Subsidiary prior to such liquidation or dissolution and provided further a Subsidiary Guarantor may transfer its assets only to the Company or another Subsidiary Guarantor.

Section 6.11 American Capital, LLC.

Permit American Capital, LLC to, directly or indirectly issue, assume, create, incur or suffer to exist any Debt, other than unsecured intercompany Debt owed to the Company or any of its Subsidiaries under credit facilities existing on the Closing Date in an aggregate amount not to exceed Euro 15,000,000 at any time.

Section 6.12 Payments and Modifications of Certain Debt Instruments.

(a) Make or offer to make any Repurchase of the Loans or the Amortizing Securities on a non pro-rata basis (based on the then respective Outstanding principal amounts thereof) except Repurchases made after the date that is thirty (30) days after the Closing Date if:

(i) the consideration thereof is the issuance of Company Qualified Stock in exchange for such Loans or Amortizing Securities; or

(ii) the Company has offered each holder of Loans or Amortizing Securities an opportunity to participate in such Repurchase on a ratable basis pursuant to reasonable and customary procedures established by the Company; or

(iii) the cash consideration therefor is funded by (1) Realized Proceeds received by the Company or any other Subsidiary after the Closing Date and Excess Cash Flow (beginning with Excess Cash Flow for the portion of Fiscal Year 2010 beginning July 1, 2010) in each case not required to be applied to redeem Amortizing Securities under Section 2.4(b), prepay Loans pursuant to the corresponding provisions of the Credit Agreement, or prepay or redeem any Permitted Refinancing Debt pursuant to the corresponding provisions of the agreements governing such Permitted Refinancing Debt and not used to make

Investments under Section 6.4 and (2) a portion of the Closing Date Cash in excess of the amount of the April 2010 Equity Issuance Proceeds, less any portion thereof used to make Investments or for other permitted purposes; provided that (A) the aggregate cash consideration therefor in each Fiscal Year does not exceed $50,000,000 (with unused amounts in any Fiscal Year being carried forward for use in succeeding Fiscal Years), (B) at the time of making of such Repurchase and after giving effect thereto, the Company shall be in pro forma compliance with the covenants in this Indenture and the other Indenture Documents and shall have cash and Cash Equivalents sufficient to make the next scheduled principal payments in respect of the Loans and the Securities, and (C) any such Repurchase is made at a price equal to 90% or less of the principal amount of the Loans and Amortizing Securities Repurchased;

provided that any such Repurchase pursuant to this paragraph (a) shall not reduce any Scheduled Amortization Amount or Penalty Amortization Amount in respect of any Security not subject to such Repurchase.

(b) Make or offer to make any Retirement of the Loans except:

(i) payments of interest, fees, indemnities and reimbursement expenses in accordance with the terms of the Credit Agreement Documents;

(ii) on any day, scheduled payments of the principal of the Loans as long as scheduled redemptions on each series of the Securities are simultaneously made (it being understood this provision will be satisfied if the Administrative Agent and the Trustee receive the applicable payment or redemption amounts on the same day);

(iii) Retirements of the Loans if each series of Securities is simultaneously Retired on a ratable basis (based on the outstanding principal amount of the Loans and the Outstanding principal amount of the Securities) (it being understood this provision will be satisfied if the Administrative Agent and the Trustee receive the applicable payment or redemption amounts on the same day);

(iv) refinancings of the Loans to the extent permitted by Section 6.1(a); or

(v) as permitted in Section 6.12(a);

(c) Make or offer to make any Retirement of the Existing Public Notes other than payment at the scheduled maturity thereof;

(d) Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Credit Agreement Documents or the Existing Public Notes, in each case as in effect on the Closing Date, other than amendments, modifications, waivers and other changes to the Credit Agreement Documents that would be permitted under the definition of “Permitted Refinancing Debt” in respect of refinancing Debt (and upon consummation of any such amendment, modification, waiver or other change, such Debt under the Credit Agreement Documents shall satisfy the criteria applicable to Permitted Refinancing Debt, and the obligations of the Company and the rights of the Trustee under such definition, including clause (vii) thereof, shall be applicable as if such Debt had been refinanced);

(e)(i) Make or offer to make any Retirement of any Debt other than (1) the Loans, the Securities and any Permitted Refinancing Debt in respect thereof, (2) any Debt incurred pursuant to Section 6.1(b) or Section 6.1(o), (3) mandatory payments of secured Debt made with the Net Cash Proceeds of Dispositions of the collateral that secured such secured Debt and (4) payments at scheduled maturity or (ii) other than as permitted under Section 6.12(d), enter into any amendment, supplement or modification of any Debt that is materially adverse to the Holders in any respect (determined as if such Debt is not in default) or that would not have been permitted by Section 6.1(k);

(f) Make or offer to make any Repurchase of the Securities (other than Amortizing Securities), if any Amortizing Securities or Loans would be outstanding after giving effect to such Repurchase; or

(g) Amend, modify, waive or otherwise change the 2020 Notes to (i) shorten the maturity date thereof, (ii) increase the effective interest rate or yield thereunder, (iii) increase the amount of any prepayment premium payable thereunder, or (iv) add any covenant or default thereunder that is more restrictive on the Company and its Subsidiaries than the covenants and defaults thereunder as of the date hereof or cause any other provisions thereof to be more favorable to the holders thereof than those in effect as of the date hereof.

Section 6.13 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Company or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its properties or revenues, whether now owned or hereafter acquired, to secure the Secured Obligations other than (a) this Indenture and the other Indenture Documents, (b) the Loan Documents (but including amendments and refinancings thereof only to the extent the applicable restrictions are no more restrictive than those that exist under the Indenture Documents at the time of such amendment), (c) any agreement governing pari passu secured Debt permitted by Section 6.1(o) and (d) any agreements governing any Liens or obligations in respect of Capital Leases permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets subject thereto).

ARTICLE VII

EVENTS OF DEFAULT

Section 7.1 Events of Default. An Event of Default with respect to Securities of any series shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):

(a) Payment Default. The Company shall fail to pay any principal on or Redemption Price in respect of any Security when due (whether at maturity, pursuant to Section 2.2(a) or Section 2.4(b), by reason of acceleration or otherwise) in accordance with the terms thereof or hereof; or the Company shall fail to pay any interest on any Security or any fee or other amount payable hereunder when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms thereof or hereof and such failure to pay any interest or any fee shall continue unremedied for five (5) Business Days; or

(b) Misrepresentation. Any representation or warranty made or deemed made herein, or in any of the other Indenture Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Indenture shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made; provided that, in each case such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified by materiality or specific dollar thresholds in the text thereof; or

(c) Covenant Default. (i) The Company or any other Indenture Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Section 5.1, Section 5.2(a), Section 5.2(b), Section 5.4 (solely as it relates to preservation of the Company’s existence in its jurisdiction of organization), Section 5.6, Section 5.7, Section 5.9, Section 5.11(b), Section 5.13, or Section 5.15 or in Article VI, or Article XIII hereof or in Section 4.2 of the Security Agreement; or (ii) the Company or any other Indenture Party shall fail to comply with any other covenant contained in this Indenture or any other Indenture Documents (other than as described in Section 7.1(a), Section 7.1(c)(i) above or Section 7.1(d) below), and such breach or failure to comply under this clause (ii) is not cured within thirty (30) days after the earlier of (x) a Responsible Officer of the Company becoming aware thereof or (y) notice from the Trustee or the Collateral Trustee to the Company with respect thereto; or

(d) Other Debt. (i) The Company or any of its Subsidiaries (other than SPE Subsidiaries) shall (x) default in any payment of principal of or interest on any Debt (other than the Securities and the 2020 Notes) in a principal amount outstanding of equal to or greater than $25,000,000 in the aggregate beyond any applicable grace or cure period (not to exceed thirty (30) days), if any, provided in the instrument or agreement under which such Debt was created or (y) default in the observance or performance of any other agreement or condition relating to any Debt (other than pursuant to the Credit Agreement Documents or the 2020 Notes) in a principal amount outstanding of equal to or greater than $25,000,000 in the aggregate or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt or beneficiary or beneficiaries of such Debt (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Debt to become due prior to its stated maturity; or (z) default in any payment of principal of or interest on the 2020 Notes after the date that is 180 days following the Closing Date; or (ii) an Event of Default shall occur under the Credit Agreement or any agreement with respect to any Permitted Refinancing Debt in respect thereof or in respect of the Securities; or

(e) Bankruptcy Default. (i) The Company or any of its Subsidiaries (other than SPE Subsidiaries) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to have it judged bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries (other than SPE Subsidiaries) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its Subsidiaries (other than SPE Subsidiaries) any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Company or any of its Subsidiaries (other than SPE Subsidiaries) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Company or any of its Subsidiaries (other than SPE Subsidiaries) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Company or any of its Subsidiaries (other than SPE Subsidiaries) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(f) Judgment Default. One or more judgments, orders, decrees or arbitration awards shall be entered against the Company or any of its Subsidiaries (other than SPE Subsidiaries) involving in the aggregate a liability (to the extent not paid when due or covered by insurance) of $40,000,000 or more and all such judgments, orders, decrees or arbitration awards shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

(g) ERISA Default. (x)(i) The Company or any member of the Controlled Group shall engage in a non-exempt Prohibited Transaction; (ii) the Company or any member of the Controlled Group shall fail to make a required contribution to any Plan when due or to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; (iii) any Single Employer Plan shall fail to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA, whether or not waived); (iv) a trustee shall be appointed by a United States district court to administer any Single Employer Plan; (v) a notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Company, any member of the Controlled Group, any plan administrator or any combination of the foregoing; (vi) the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Plan or Plans; (vii) a proceeding shall be instituted by a fiduciary of a Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or (viii) the Company or any member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred an obligation for the payment of Withdrawal Liability to such Multiemployer Plan and such entity does not have reasonable grounds for contesting the imposition of such Withdrawal Liability obligation or is not contesting it in a timely and appropriate manner; and in each case under clauses (i) through (viii) above could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; or (y)(i) a federal tax lien shall be filed against the Company or any Subsidiary of the Company under Section 6323 of the Code, or (ii) a lien of the PBGC shall be filed against the Company or any Subsidiary of the Company under Section 4068 of ERISA, and in either such case, such lien shall remain undischarged for a period of twenty-five (25) days after the date of filing; or

(h) Change of Control. (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of 50% or more of the outstanding shares of the voting stock of the Company; or (ii) as of any date a majority of the Board of Directors of the Company consists of individuals who were not either (A) directors of the Company as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Company of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Company of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

(i) Ownership of Subsidiaries. If the Company at any time fails to own (directly or indirectly, through Wholly Owned Subsidiaries) 100% of the outstanding shares of the voting stock (in the case of a corporation) or membership interests (in the case of a limited liability company) or equivalent equity interests (in the case of any other type of entity) of each Subsidiary of the Company (including ACFS); or

(j) Failure of Indenture Documents. This Indenture or any other Indenture Document or any provision hereof or thereof shall cease to be in full force and effect or to give the Trustee and/or the Holders the rights, powers and privileges purported to be created thereby in any material respect, or any Indenture Party or any Person acting by or on behalf of any Indenture Party shall deny or disaffirm any of such Person’s obligations under this Indenture or any other Indenture Document; or any Lien created by any of the Security Documents on any material portion of the Collateral shall cease to be enforceable and of the same effect and priority purported to be created thereby.

Section 7.2 Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 7.1(e)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than a majority in principal amount of the Outstanding Securities of that series may declare the principal amount of all the Securities of that series to be due and payable immediately, by a notice in writing to the Company and the Collateral Agent (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount), including all accrued and unpaid interest of the Outstanding Securities of such series, shall become immediately due and payable. If an Event of Default specified in Section 7.1(e) with respect to Securities Outstanding at the time occurs, the principal amount, including all accrued and unpaid interest, of all the Outstanding Securities of each series shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

For the purposes of this Section 7.2, all series of Outstanding Securities shall collectively be treated as a single series of Securities, except where the Event of Default relates to one or more series of Securities but not to all series of Securities.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series, by written notice to the Company, the Collateral Trustee and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Company has paid or deposited with the Trustee a sum sufficient to pay

(i) all overdue interest on all Securities of that series,

(ii) the principal of any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in this Indenture,

(iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities or this Indenture,

(iv) all fees and other amounts payable under this Indenture, and

(v) all sums incurred, paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and

(b) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 7.3 Collection of Debt and Proceedings for Enforcement by Trustee. The Company covenants that if:

(a) the Company shall fail to pay any interest on any Security or any fee or other amount payable hereunder when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms thereof or hereof and such failure to pay any interest or any fee shall continue unremedied for five (5) Business Days, or

(b) the Company shall fail to pay any principal on any Security when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms thereof or hereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover all fees and other amounts payable under this Indenture, including the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 7.4 Trustee May File Proofs of Claim. In case of any proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.7.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 7.5 Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 7.6 Application of Money Collected. Any money or property collected by the Trustee pursuant to this Article shall be applied in the order specified in Section 2.8(b).

Section 7.7 Limitation on Suits. No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(b) the Holders of not less than a majority in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for sixty (60) calendar days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 7.8 Unconditional Right of Holders to Receive Principal, Interest and Fees. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, that is absolute and unconditional, to receive payment of the principal of and (subject to Section 2.23) interest on such Security and all fees and other amounts payable under this Indenture, in each case, on the respective Stated Maturities expressed in this Indenture and such Security (or, in the case of redemption or repayment, on the Redemption Date or date for repayment, as the case may be) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 7.9 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 7.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.22, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 7.12 Control by Holders. The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided, that:

(a) such direction shall not be in conflict with any rule of law or with this Indenture, and

(b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 7.13 Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default:

(a) in the payment of the principal of or interest on any Security of such series or any fee payable under this Indenture, or

(b) in respect of a covenant or provision hereof which under Article X cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 7.14 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess reasonable costs, including reasonable attorney’s fees and expenses, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, however, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

Section 7.15 Waiver of Usury, Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VIII

THE TRUSTEE

Section 8.1 Certain Duties and Responsibilities.

(a) Except during the occurrence and continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and in the Trust Indenture Act, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its bad faith, its negligent action, its negligent failure to act, or its willful misconduct, except that:

(i) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(ii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, determined as provided in Section 1.1, Section 1.4 and Section 7.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 8.2 Notice of Defaults. If a Default occurs and is continuing hereunder with respect to Securities of any series, of which the Trustee is deemed to have notice under Section 8.3(j), the Trustee shall give the Collateral Trustee and the Holders of Securities of such series notice of such default within 30 calendar days.

Section 8.3 Certain Rights of Trustee. Subject to the provisions of Section 8.1:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the rights, privileges, protections, immunities, and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder;

(i) in no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit);

(j) the Trustee shall not be deemed to have notice of any Default or Event of Default (other than a Default arising under Section 7.1(a) with respect to a series of Securities for which the Trustee is acting as Paying Agent) unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee from the Company or Holders of not less than 10% of the Securities Outstanding and such notice references the Securities and this Indenture and states specifically that a Default or Event of Default exists and specifically identifies the Default or Event of Default. The Trustee shall not be deemed to have notice of any matter described in Section 14.6(i), (ii) or (iii) of this Indenture unless written notice is received by the Trustee at the Corporate Trust Office of the Trustee from the Company or Holders of not less than 10% of the Securities Outstanding, such notice references the Securities and Section 14.6 of this Indenture, states specifically the matter(s) for which consent, approval, performance, delivery or any other response by the Trustee may be requested under Section 14.6, and in the case of (iii) specifically identifies the default or event of default under the Collateral Trust Agreement or other Security Document;

(k) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(l) the Trustee shall not be liable for any action taken by it in good faith believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(m) the Trustee shall not be liable for any action suffered, or omitted to be taken by it in good faith believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(n) no provision of this Indenture providing the Trustee discretion in acting shall be construed as imposing any obligation on the Trustee to so act;

(o) the Trustee’s rights and duties under the Collateral Trust Agreement shall at all times be subject to the terms of this Article VIII.

Section 8.4 Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company, if any, are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 8.5 May Hold Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 8.8 and Section 8.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 8.6 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 8.7 Compensation and Reimbursement. The Company agrees:

(a) to pay to the Trustee from time to time such compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c) to indemnify the Trustee or any predecessor Trustee or their agents for, and to hold them harmless against, any loss, damage, claims, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 7.1(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

Any fees, expenses, reimbursements or other charges which the Trustee may be entitled to receive from the Company hereunder, if not paid when due, shall bear interest at the prime rate of the Trustee as announced from time to time, and if not otherwise paid, shall be a first lien upon any funds or other property then or thereafter held hereunder by the Trustee. The provisions of this Section shall survive termination of this Indenture.

Section 8.8 Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

Section 8.9 Corporate Trustee Required; Eligibility. There shall at all times be one or more Trustees hereunder with respect to the Securities of each series, at least one of which will be a Person that is eligible pursuant to the Trust Indenture Act to act as such, and has a combined capital and surplus of not less than $50,000,000, is subject to supervision or examination by Federal or State authority, and has its Corporate Trust Office in the United States. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 8.10 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11.

(b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 8.11 shall not have been delivered to the Trustee within thirty (30) calendar days after the giving of such notice of resignation, the resigning Trustee may, at the reasonable expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 8.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six (6) months, or

(ii) the Trustee shall cease to be eligible under Section 8.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 7.14, any Holder who has been a bona fide Holder of a Security for at least six (6) months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 8.11. If a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 8.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 8.11, the Trustee being removed, on its own behalf and at the reasonable expense of the Company, may, or any Holder who has been a bona fide Holder of a Security of such series for at least six (6) months, on behalf of such Holder and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 8.11 Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Notwithstanding the foregoing or any other provision of this Indenture, any removal of the retiring Trustee shall not be effective unless and until the retiring Trustee has received the indefeasible payment, in full, in cash, or all fees and expenses of the retiring Trustee, including fees and expenses of counsel and other professionals, if any.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and that (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) and (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 8.12 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 8.13 Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 8.14 Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities that shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.22, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of

Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided, that such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent that shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.6 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

[ ],
As Trustee

By
Authenticating Agent

By
Authorized Signatory

ARTICLE IX

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 9.1 Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee (a) quarterly, not later than the fifth Business Day after March 15, June 15, September 15 and December 15 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of the preceding March 15, June 15, September 15 or December 15, as the case may be, and (b) at such other times as the Trustee may request in writing, within thirty (30) calendar days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen (15) calendar days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

Section 9.2 Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 9.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 9.1 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 9.3 Reports by Trustee.

(a) The Trustee shall transmit to all of the Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than July 15, and shall be dated as of May 15 in each calendar year, commencing in 2011.

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the SEC and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange or of any delisting thereof.

Section 9.4 Reports by Company. The Company shall file with the Trustee and the SEC, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required to be a part of this Indenture pursuant to the Trust Indenture Act, at the times and in the manner provided pursuant to such Act; provided, however, that any such information, documents or reports filed electronically with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be deemed filed with and delivered to the Trustee at the same time as filed with the SEC.

Delivery of such reports, information, and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officers’ Certificates).

ARTICLE X

SUPPLEMENTAL INDENTURES

Section 10.1 Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, or one or more amendments to the Security Documents or the Collateral Trust Agreement, for any of the following purposes:

(a) to add to the covenants of the Company for the benefit of the Holders of all series of Securities or to surrender any right or power herein conferred upon the Company; or

(b) to add any additional Events of Default for the benefit of the Holders of all series of Securities; or

(c) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in uncertificated form; or

(d) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Securities; provided, however, that (i) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not adversely affect the rights of Holders to transfer the Securities; or

(e) to add additional collateral to all the Securities on a pari passu basis; or

(f) to add or release Collateral from the Lien of this Indenture and the Security Documents when required by the Security Documents, the Collateral Trust Agreement or this Indenture;

(g) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee or the Collateral Trustee for the benefit of the Holders of the Securities, as additional security for the payment and performance of all or any portion of the Obligations, on any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or on which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Trustee pursuant to this Indenture, any Security Document or otherwise; or

(h) to add additional Grantors to any Security Document or the Collateral Trust Agreement;

(i) to add a Guarantor under this Indenture, the Security Documents or the Collateral Trust Agreement; or

(j) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 8.11; or

(k) to cure any ambiguity, to correct or supplement any provision herein, in the Collateral Trust Agreement or in the other Security Documents, that may be defective or inconsistent with any other provision herein or therein; or

(l) to provide any other provisions with respect to matters or questions arising under this Indenture, the Collateral Trust Agreement or in the other Security Documents; provided, however, that such action pursuant to this clause (l) shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

(m) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the discharge of any series of Securities pursuant to Section 12.1; provided, however, that any such action shall not adversely affect the interests of the Holders of Outstanding Securities of such series or any other series of Outstanding Securities other than as is implicit in the discharge of such Securities; or

(n) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

Prior to entering into any supplemental indenture pursuant to this Section, the Trustee shall be entitled to require and rely on an Opinion of Counsel and an Officers’ Certificate.

Section 10.2 Supplemental Indentures with Consent of Holders. With the consent of (x) the Holders of not less than a majority in principal amount of the Outstanding Securities of the Amortizing Securities and (y) the Holders of not less than a majority in principal amount of the

Outstanding Securities of the Call-Protected Dollar Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Security Documents or the Collateral Trust Agreement or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture, the Security Documents or the Collateral Trust Agreement; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(a) change the Stated Maturity of the principal of, or any installment of principal of or interest on (except, for the avoidance of doubt, for any changes to the Penalty Amortization Amounts), any Security, or reduce the principal amount thereof or the rate of interest thereon, or reduce the amount of the principal of any Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 7.2, or change the amount of any fee payable under this Indenture, or change any Place of Payment where, or the coin or currency in which, any Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(b) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture or amendment, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences or the Security Documents or the Collateral Trust Agreement) provided for in this Indenture, the Security Documents or the Collateral Trust Agreement,

(c) except as otherwise provided in the Indenture Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under the Indenture Documents; or

(d) modify any of the provisions of this Section or Section 7.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 8.11 and Section 10.1(j).

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities, or that modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or amendment to the Security Documents or the Collateral Trust Agreement, but it shall be sufficient if such Act shall approve the substance thereof.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto or amendment to the Security Documents or the Collateral Trust Agreement. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture or amendment to the Security Documents or the Collateral Trust Agreement, whether or not such Holders remain Holders after such record date; provided, however, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 180 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect. Prior to entering into any Supplemental Indenture pursuant to this Section, the Trustee shall be entitled to require and rely absolutely on an Opinion of Counsel and an Officers’ Certificate.

Section 10.3 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 8.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 10.4 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 10.5 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 10.6 Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE XI

REDEMPTION OF SECURITIES

Section 11.1 Applicability of Article. Securities of any series shall be redeemable in accordance with their terms and in accordance with this Article.

Section 11.2 Election to Redeem: Notice to Trustee. The election of the Company to redeem any Securities shall be evidenced by an Officers’ Certificate. In case of any redemption at the election of the Company of less than all the Securities of any series (including any such redemption affecting only a single Security), the Company shall, at least ten (10) Business Days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee and the Depositary of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities.

Section 11.3 Selection of Securities to Be Redeemed.

Notwithstanding anything in this Indenture to the contrary, all redemptions of Amortizing Securities (other than Repurchases made in compliance with Section 6.12 to the extent permitted therein) shall be pro rata among all series of Outstanding Amortizing Securities. If less than all of the Securities of a series are to be redeemed at any time, the Trustee shall select the Securities to be redeemed among the Securities of that series on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate. In the event of partial redemption by lot, the particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than five (5) Business Days nor more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Securities of that series not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of Securities selected shall be in integral multiples of $1.00. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 11.4 Notice of Redemption. Notice of redemption shall be given (a) in the case of Certificated Securities, by facsimile machine or other electronic transmission (including transmission in portable document format by electronic mail) and by first-class mail, postage prepaid, to each Holder of Securities to be redeemed, at the Holder’s address appearing in the applicable Security Register or (b) in the case of Global Securities, to the Depositary, in each case, not less than five (5) Business Days nor more than fifty (50) calendar days, prior to the Redemption Date. Failure of a Holder to receive such notice by electronic mail will not affect the validity of such redemption.

All notices of redemption shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed;

(d) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without a charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed;

(e) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(f) the place or places where each such Security is to be surrendered for payment of the Redemption Price;

(g) that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date; and

(h) the Common Codes, ISIN or CUSIP number of the Securities and that no representation is made as to the correctness of the Common Codes, ISINs or CUSIP numbers listed in such notice or printed on the Securities of that series.

Notice of redemption of a series of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request delivered at least five (5) Business Days prior to the date such notice is to be given (unless a shorter period shall be satisfactory to the Trustee), by the Trustee in the name and at the expense of the Company, and shall be irrevocable. If the Company requests that the Trustee shall give notice of redemption with respect to a series of Securities for which it is not acting as Security Registrar, such notice to the Trustee shall include the appropriate facsimile number or electronic mail address and first-class mail addresses of each Holder of such Securities to be redeemed.

Section 11.5 Deposit of Redemption Price. Prior to 10:00 a.m. (local time at the Place of Payment) on the Redemption Date specified in the notice of redemption given as provided in Section 11.4, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 5.20) an amount of money, in the currency in which the Securities of such series are payable, sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date or the Securities of the series provide otherwise) accrued interest on, all the Securities that are to be redeemed on that date.

Section 11.6 Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, in the currency in which the Securities of such series are payable, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice (or in accordance with the procedures of the Depositary, in the case of Global Securities), such Security shall be paid by the Company at the Redemption Price, together, if applicable, with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 2.23, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 2.23.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 11.7 Securities Redeemed in Part. Any Security that is to be redeemed only in part shall be surrendered in accordance with the procedures of the Depositary, in the case of Global Securities, and at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or the Holder’s attorney duly authorized in writing), in the case of Certificated Securities, and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE XII

SATISFACTION AND DISCHARGE

Section 12.1 Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for or other rights that by the terms of this Indenture survive such discharge), and the Trustee, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a)	either

(i) all Securities theretofore authenticated and delivered (other than (i) Securities that have been mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.22 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 5.20) have been delivered to the Trustee for cancellation; or

(ii) all such Securities not theretofore delivered to the Trustee for cancellation

(A) have become due and payable, or

(B) will become due and payable at their Stated Maturity within one (1) year, or

(C) are to be called for redemption within one (1) year under irrevocable instructions to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of paragraphs (ii)(A), (B) or (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose money in an amount and in the currency in which the Securities of any series are payable, sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, and all fees payable under this Indenture;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.7, the obligations of the Trustee to any Authenticating Agent under Section 8.14 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of Clause (a) of this Section, the obligations of the Trustee under Section 12.2 and the last paragraph of Section 5.20 shall survive.

Section 12.2 Application of Trust Money. Subject to the provisions of the last paragraph of Section 5.20, all money deposited with the Trustee pursuant to Section 12.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, interest and fees for whose payment such money has been deposited with the Trustee.

ARTICLE XIII

GUARANTEE

Section 13.1 Guarantee

(a) Each of the Subsidiary Guarantors, if any, hereby, jointly and severally, unconditionally and irrevocably, guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of the Company (the “Guaranteed Obligations”).

(b) Anything herein or in any other Indenture Document to the contrary notwithstanding, the maximum liability of each Subsidiary Guarantor hereunder and under the other Indenture Documents shall in no event exceed the amount that can be guaranteed by such Subsidiary Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 13.2).

(c) Each Subsidiary Guarantor, if any, agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Subsidiary Guarantor hereunder without impairing the guarantee contained in this Article XIII or affecting the rights and remedies of the Trustee or any other Indenture Secured Party hereunder.

(d) The guarantee contained in this Article XIII shall remain in full force and effect until all the Guaranteed Obligations and the obligations of each Subsidiary Guarantor under the guarantee contained in this Article XIII (other than Contingent Indemnification Obligations) shall have been satisfied by payment in full in cash, notwithstanding that from time to time during the term of this Indenture the Company may be free from any Guaranteed Obligations.

(e) No payment made by the Company, any Subsidiary Guarantors, any other guarantor or any other Person or received or collected by the Trustee or any Holder from the Company, any of the Subsidiary Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Subsidiary Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Subsidiary Guarantor in respect of the Guaranteed Obligations or any payment received or collected from such Subsidiary Guarantor or the Company in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of such Subsidiary Guarantor hereunder until the Guaranteed Obligations (other than Contingent Indemnification Obligations) are paid in full.

Section 13.2 Right of Contribution. Each Subsidiary Guarantor, if any, hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder that has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 13.3. The provisions of this Section 13.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Trustee and the other Indenture Secured Parties, and each Subsidiary Guarantor shall remain liable to the Trustee and the other Indenture Secured Parties for the full amount guaranteed by such Subsidiary Guarantor hereunder.

Section 13.3 No Subrogation. Notwithstanding any payment made by any Subsidiary Guarantor hereunder or any set-off or application of funds of any Subsidiary Guarantor by the Trustee or any other Indenture Secured Party, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any other Indenture Secured Party against the Company or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guaranteed Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the other Indenture Secured Parties by the Company on account of the Guaranteed Obligations (other than Contingent Indemnification Obligations) are paid in full in cash. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations (other than Contingent Indemnification Obligations) shall not have been paid in full in cash, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the other Indenture Secured Parties, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as the Trustee may determine.

Section 13.4 Amendments, etc. with respect to the Guaranteed Obligations. Each Subsidiary Guarantor, if any, shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Subsidiary Guarantor and without notice to or further assent by any Subsidiary Guarantor, any demand for payment of any of the Guaranteed Obligations made by the Trustee or any other Indenture Secured Party may be rescinded by the Trustee or such other Indenture Secured Party and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Trustee or any Holder, and this Indenture and the other Indenture Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Trustee (or the Required Holders or all Holders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Trustee or any other Indenture Secured Party for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. Neither the Trustee nor any other Indenture Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for the guarantee contained in this Article XIII or any property subject thereto.

Section 13.5 Guarantee Absolute and Unconditional. Each Subsidiary Guarantor, if any, waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Trustee or any other Indenture Secured Party upon the guarantee contained in this Article XIII or acceptance of the guarantee contained in this Article XIII; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article XIII; and all dealings between the Company and any of the Subsidiary Guarantors, on the one hand, and the Trustee and the other Indenture Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article XIII. Subject to any Applicable Law, each Subsidiary Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Subsidiary Guarantors with respect to the Guaranteed Obligations. Each Subsidiary Guarantor understands and agrees that the guarantee contained in this Article XIII shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Indenture or any other Indenture Document, any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Trustee or any other Indenture Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Company or any other Person against the Trustee or any other Indenture Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Subsidiary Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Guaranteed Obligations, or of such Subsidiary Guarantor under the guarantee contained in this Article XIII, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Subsidiary Guarantor, the Trustee or any other Indenture Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Company, any other Subsidiary Guarantor or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Trustee or any other Indenture Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Subsidiary Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Subsidiary Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Subsidiary Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Trustee or any other Indenture Secured Party against any Subsidiary Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Section 13.6 Reinstatement. The guarantee contained in this Article XIII shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Trustee or any other Indenture Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Subsidiary Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 13.7 Payments. Each Subsidiary Guarantor, if any, hereby guarantees that payments hereunder will be paid to the Trustee without set-off or counterclaim.

Section 13.8 Execution and Delivery of Guarantee for Future Subsidiary Guarantors.

To further evidence its guarantee set forth in Section 13.1, each Person that is required to become a Subsidiary Guarantor hereby agrees to execute a supplement to this Indenture substantially in the form of Exhibit B hereto, and deliver it to the Trustee. Such supplement to this Indenture shall be executed on behalf of such Subsidiary Guarantor by either manual or facsimile signature of one officer or other person duly authorized by all necessary corporate action of each such Subsidiary Guarantor who shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any guarantee shall not be affected by the fact that it is not affixed to any particular Security.

Each of the Subsidiary Guarantors, if any, hereby agrees that its guarantee set forth in Section 13.1 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such guarantee. Neither the Company nor the Subsidiary Guarantor shall be required to make a notation on the Securities to reflect any guarantee or any release, termination or discharge thereof.

If an officer of a Subsidiary Guarantor whose signature is on this Indenture or a guarantee no longer holds that office at the time the Trustee authenticates the Security on which such guarantee is endorsed or at any time thereafter, such Subsidiary Guarantor’s guarantee of such Security shall nevertheless be valid.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.

Section 13.9 Subordination of Intercompany Obligations.

Any and all obligations of the Company or any other Indenture Party to any Subsidiary Guarantor now or hereafter existing is hereby subordinated to the Guaranteed Obligations. No Subsidiary Guarantor will seek, accept or retain for such Subsidiary Guarantors’ account, any payment from any Indenture Party on account of such obligations at any time when a Default or Event of Default exists under this Indenture or any other Indenture Documents, and any such payments made while any Default or Event of Default exists under this Indenture or any other Indenture Document on account of such obligations shall be collected and received by such Subsidiary Guarantor in trust for the Trustee and the Holders and shall be paid over to the Trustee on account of the Guaranteed Obligations without impairing or releasing the obligations of the Subsidiary Guarantors hereunder.

ARTICLE XIV

SECURITY DOCUMENTS

Section 14.1 Security Documents

In order to secure the due and punctual payment of the principal and interest on the Securities and all fees and other amounts payable under this Indenture, when the same shall be due and payable, whether on an Interest Payment Date, at the Maturity Date, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Securities and performance of all other obligations of the Company and the Subsidiary Guarantors, if any, to the Holders or the Trustee under this Indenture, the Securities and any guarantees thereof, the Company and any Subsidiary Guarantors have, on the Closing Date simultaneously with the execution and delivery of this Indenture, entered into the Collateral Trust Agreement and the other Security Documents. Any Person which, after the Closing Date, becomes a Subsidiary Guarantor under this Indenture, shall, upon becoming a Subsidiary Guarantor under this Indenture, become a party to each applicable Security Document and the Collateral Trust Agreement with respect to the assets or property of such Person, if any, that secure the Obligations of such Person. Each Holder, by accepting a Security, consents and agrees to all of the terms and provisions of the Security Documents and the Collateral Trust Agreement, as the same may be amended from time to time pursuant to the terms of the Security Documents, the Collateral Trust Agreement and this Indenture, and authorizes and directs the Trustee to enter into, or instruct the Collateral Trustee to enter into, the Security Documents and the Collateral Trust Agreement on its behalf and on behalf of such Holder, to appoint the Collateral Trustee to serve as collateral agent and representative of the Trustee and such Holder thereunder and in accordance therewith and for each of the Trustee and the Collateral Trustee to perform its obligations and exercise its rights thereunder and in accordance therewith. In addition, each Holder further acknowledges and agrees that the Trustee is not required to, and shall not, take any action requested by a Holder under, in respect of or otherwise in connection with any Security Document or the Collateral Trust Agreement, including, without limitation, instructing the Collateral Trustee to enforce any of the Security Documents or the Collateral Trust Agreement, unless the requisite Holders have properly instructed the Trustee in accordance with the terms of this Indenture, and the Trustee shall suffer no liability for not acting in the absence of any such instructions. The Company shall deliver to the Trustee copies of all documents delivered to the Collateral Trustee pursuant to the Security Documents and the Collateral Trust Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents and the Collateral Trust Agreement, to assure and confirm to the Trustee and the Collateral Trustee the Liens on and security interests in the Collateral contemplated by this Indenture, the Security Documents, the Collateral Trust Agreement or any part hereof or thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities and guarantees secured thereby, according to the intent and purposes herein and therein expressed. The Company and each Subsidiary Guarantor, if any, shall take, upon the written request of the Collateral Trustee or, after the occurrence of an Event of Default, the Trustee (to the extent the Trustee is permitted to make such request under the Collateral Trust Agreement or the Security Documents), any and all actions reasonably required to cause the Security

Documents to create and maintain, as security for the obligations of the Company and any Subsidiary Guarantors under this Indenture, the Securities and the guarantees, a valid and enforceable perfected Lien (superior to and prior to the rights of all third parties and subject to no other Liens other than Permitted Liens) on and security interest in all of the Collateral, in favor of the Collateral Trustee for the benefit of the Secured Parties.

Any collateral held by the Collateral Trustee or any co-trustee or agent (as permitted in the Collateral Trust Agreement or the applicable Security Documents) for the benefit of the Secured Parties shall constitute Collateral for purposes of this Indenture.

Section 14.2 [Reserved]

Section 14.3 Possession, Use And Release Of Collateral.

Each Holder, by accepting a Security, consents and agrees to the provisions of the Security Documents governing the possession, use and release of Collateral. Without limiting the generality of the foregoing, each Holder, by accepting a Security, consents and agrees that Collateral may, and, as applicable, shall, be released or substituted only in accordance with the terms of this Indenture, the Collateral Trust Agreement and the Security Documents.

Section 14.4 Suits To Protect Collateral.

Subject to the provisions of Article VIII, the Trustee may, subject to the provisions of the Collateral Trust Agreement and the other Security Documents, (i) in its sole discretion after an Event of Default and without the consent of the Holders of Securities or (ii) upon the direction of Holders representing not less than 25% in aggregate principal amount of the Outstanding Securities, direct, on behalf of all the Holders of the Securities, the Collateral Trustee to take all actions it deems necessary or appropriate in order to enforce any of the terms of the Collateral Trust Agreement and the other Security Documents and collect and receive any and all amounts payable in respect of the obligations of the Company and the Subsidiary Guarantors, if any, under this Indenture, the Securities and the guarantees thereof. Subject to the provisions of the Collateral Trust Agreement and the other Security Documents, each of the Trustee and the Collateral Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Trust Agreement, the other Security Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Trustee may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien and security interest created by this Indenture, the Collateral Trust Agreement and the Security Documents or be prejudicial to the interests of the Holders or the Trustee).

Section 14.5 Powers Exercisable by Receiver or Trustee.

In case Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XIV, the Collateral Trust Agreement and the Security Documents upon the Company and the Subsidiary Guarantors, if any, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Subsidiary Guarantor or of any officer or officers of the Company or a Subsidiary Guarantor required by the provisions of this Article XIV.

Section 14.6 Determinations Relating to Collateral.

In the event a Responsible Officer of the Trustee shall be deemed to have notice pursuant to Section 8.3(j) of (i) any written request from the Company or any Subsidiary Guarantor under any Security Document or from any party to the Collateral Trust Agreement for consent or approval with respect to any matter or thing relating to any Collateral or the Company’s or any Subsidiary Guarantor’s obligations with respect thereto, (ii) any performance or delivery of any instrument required from the Trustee under the provisions of the Collateral Trust Agreement or any other Security Document or (iii) a default or event of default by the Company or any Subsidiary Guarantor of any covenant or any breach of any representation or warranty of the Company or any Subsidiary Guarantor set forth in the Collateral Trust Agreement or any other Security Document, then, in each such event, the Trustee shall, within three Business Days, provide notice to the Depositary, in writing and at the Company’s expense, reciting the matter or thing as to which consent has been requested or the performance or instrument required to be delivered or the nonperformance or breach of which the Trustee is deemed to have knowledge pursuant to Section 8.3(j). The Holders of not less than 25% in aggregate principal amount of the then Outstanding Securities shall have the authority to direct the Trustee’s response to any of the circumstances contemplated in clauses (i), (ii) and (iii) above. The Trustee may, but shall not be required, to respond to any of the circumstances contemplated in this Section 14.6 unless it shall have received written authority by not less than 25% in aggregate principal amount of the Outstanding Securities, and the requirements of Article VIII, including but not limited to the Trustee’s rights to indemnity and for provision for its fees and expenses as set forth therein, are otherwise satisfied; provided that the Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond to such request or render any requested performance or response to such nonperformance or breach (the expenses of which shall be reimbursed to the Trustee by the Company). The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney.

Section 14.7 [Reserved]

Section 14.8 Termination of Security Interest.

In the event that the Company delivers an Officers’ Certificate certifying that its obligations under this Indenture and the Securities have been satisfied and discharged by complying with the provisions of Article XII, and such other documents and/or funds as are required to be delivered or paid pursuant to Article XII, the Trustee shall notify the Collateral Trustee under the Collateral Trust Agreement that such obligations have been satisfied and discharged in accordance with the terms of this Indenture, and, at the request and expense of the Company, shall take, or request the Collateral Trustee to take, such other actions in connection therewith as may be required or contemplated by the Collateral Trust Agreement or the Security Documents to be taken by the Trustee.

Section 14.9 Matters Relating to Collateral Trust Agreement.

Each Holder agrees that it will be bound by, and shall take no actions contrary to, the provisions of the Collateral Trust Agreement and authorizes and directs the Trustee to enter into, or instruct the Collateral Trustee to enter into, the Collateral Trust Agreement and act on its behalf to the extent set forth in the Collateral Trust Agreement and the Security Documents. The Holders acknowledge the Collateral Trust Agreement provides for the allocation of proceeds of and value of the Collateral among the Secured Creditors as set forth therein and contains limits on the ability of the Trustee and the Holders to take remedial actions with respect to the Collateral. The Holders acknowledge that the Secured Obligations are secured by the Collateral on a pari passu basis to the extent set forth in the Collateral Trust Agreement and the Security Documents.

Until the termination of the Collateral Trust Agreement in accordance with the terms thereof, the Company will cause to be clearly, conspicuously and prominently inserted on the face of each Security a legend in the following form:

THIS SECURITY AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBJECT TO IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN COLLATERAL TRUST AND INTERCREDITOR AGREEMENT DATED AS OF JUNE 28, 2010 AMONG, INTER ALIOS, AMERICAN CAPITAL, LTD. AND U.S. BANK NATIONAL ASSOCIATION, AS COLLATERAL TRUSTEE, AND EACH HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE COLLATERAL TRUST AND INTERCREDITOR AGREEMENT.

The Company shall promptly notify the Trustee of the occurrence of the termination of the Collateral Trust Agreement.

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[Remainder Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

AMERICAN CAPITAL, LTD.

By:	/S/ Samuel A. Flax
Name:	Samuel A. Flax
Title:	Executive Vice President, General Counsel and Secretary

WILMINGTON TRUST FSB, as Trustee

By:	/S/ Jane Schweiger
Name:	Jane Schweiger
Title:	Vice President

[Signature Page to Indenture]